                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                          REGISTRATION STATEMENT NO.: 333-141648

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-141648) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407 or by emailing
Citigroup-DCM-Prospectus@citigroup.com.

                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2008-C7

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2008-C7

              CLASSES A-1, A-2A, A-2B, A-3, A-SB, A-4, A-M AND A-J
                          $1,623,294,000 (APPROXIMATE)

                                   ----------

                            FREE WRITING PROSPECTUS

                                   ----------

                      CITIGROUP GLOBAL MARKETS REALTY CORP.
                         GOLDMAN SACHS MORTGAGE COMPANY

                              MORTGAGE LOAN SELLERS

                                  APRIL 1, 2008

              CITIGROUP                             GOLDMAN, SACHS & CO.
          MERRILL LYNCH & CO.                          MORGAN STANLEY

                             FREE WRITING PROSPECTUS
                                  CGCMT 2008-C7

ALL INFORMATION IN THIS FREE WRITING PROSPECTUS, WHETHER REGARDING THE ASSETS
BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, SUPERSEDES ANY PRIOR FREE
WRITING PROSPECTUS PROVIDED TO YOU AND WILL BE SUPERSEDED BY THE INFORMATION
CONTAINED IN ANY SUBSEQUENT FREE WRITING PROSPECTUS PROVIDED TO YOU PRIOR TO
YOUR COMMITMENT TO PURCHASE ANY OF THE SUBJECT SECURITIES.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary, is subject to completion or change and is current only as of the date appearing hereon.

The commercial mortgage-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that the subject commercial mortgage-backed securities, and the mortgage pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined, added or eliminated), at any time prior to issuance or availability of a final prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the commercial mortgage-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

This free writing prospectus is not to be construed as an offer to sell or the solicitation of an offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This free writing prospectus is based on information that we consider reliable. The information contained in this free writing prospectus may be based on assumptions regarding market conditions and other matters as reflected herein. No underwriter makes any representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. Each underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).

Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom or top of, or attached to, an email communication to which this material may have been attached, that are substantially similar to or in the nature of the following disclaimers, statements or language, are not applicable to these materials and should be disregarded: (i) disclaimers regarding accuracy or completeness of the information contained herein or restrictions as to reliance on the information contained herein by investors;
(ii) disclaimers of responsibility or liability; (iii) statements requiring investors to read or acknowledge that they have read or understand the registration statement or any disclaimers or legends; (iv) language indicating that this communication is neither a prospectus nor an offer to sell or a solicitation or an offer to buy; (v) statements that this information is privileged, confidential or otherwise restricted as to use or reliance; and (vi)
a legend that information contained in these materials will be superseded or changed by the final prospectus, if the final prospectus is not delivered until after the date of the contract for sale. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

This material is furnished to you by one of the underwriters listed above, and not by the issuer of the securities. None of the underwriters listed above is acting as agent for the issuer or its affiliates in connection with the proposed transaction.

                                     Page 2

                            FREE WRITING PROSPECTUS
                                 CGCMT 2008-C7

--------------------------------------------------------------------------------
                              TRANSACTION OVERVIEW
--------------------------------------------------------------------------------

CERTIFICATE STRUCTURE:           Senior/subordinate, sequential pay commercial mortgage pass-through certificates designated as Series 2008-C7 and issued in multiple classes (the "Certificates")

OFFERED CERTIFICATES:            Class A-1, A-2A, A-2B, A-3, A-SB, A-4, A-M and A-J Certificates

CO-LEAD MANAGERS:                Citigroup Global Markets Inc. and Goldman, Sachs & Co.

CO-MANAGERS:                     Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co.
                                 Incorporated

ISSUING ENTITY:                  Citigroup Commercial Mortgage Trust ("CGCMT") 2008-C7

DEPOSITOR:                       Citigroup Commercial Mortgage Securities, Inc.

MORTGAGE LOAN SELLERS:           Citigroup Global Markets Realty Corp. (72 loans, 58.2%)
                                 Goldman Sachs Mortgage Company (25 loans, 41.8%)

MASTER SERVICERS:                Capmark Finance Inc., a California corporation, with respect to all mortgage loans sold to the Depositor by Citigroup Global Markets Realty Corp., except that it is servicing the CGM RRI Hotel Portfolio mortgage loan, the Lincoln Square mortgage loan and the
                                 Seattle Space Needle mortgage loan as master servicer under the pooling and servicing agreement relating to the Deutsche Mortgage & Asset Receiving Corporation
                                 ("DMARC") series CD 2007-CD5 commercial mortgage pass-through certificates.
                                 Midland Loan Services, Inc., a Delaware corporation, with respect to all mortgage loans sold to the Depositor by Goldman Sachs Mortgage Company except for the One
                                 Liberty Plaza mortgage loan, the Scottsdale Fashion Square mortgage loan and the
                                 Bush Terminal mortgage loan. The One Liberty Plaza mortgage loan, the Scottsdale
                                 Fashion Square mortgage loan and the Bush Terminal mortgage loan will be serviced by Wachovia Bank, National Association under the pooling and servicing agreement relating to the Greenwich Capital Commercial Funding Corp. ("GCCFC") series
                                 2007-GG11 commercial mortgage pass-through certificates.

SPECIAL SERVICER:                LNR Partners, Inc., a Florida corporation, except that it is acting as special servicer with respect to the CGM RRI Hotel Portfolio mortgage loan, the Lincoln Square mortgage loan and the Seattle Space Needle mortgage loan under the DMARC series
                                 CD 2007-CD5 pooling and servicing agreement and as special servicer with respect to the One Liberty Plaza mortgage loan, the Scottsdale Fashion Square mortgage loan and the Bush Terminal mortgage loan under the GCCFC series 2007-GG11 pooling and servicing agreement.

TRUSTEE:                         Wells Fargo Bank, N.A., a national banking association.

RATING AGENCIES:                 Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Rating Services, a
                                 division of The McGraw-Hill Companies Inc. ("S&P").

CUT-OFF DATE:                    With respect to each mortgage loan, the related due date of such mortgage loan in
                                 April 2008.

EXPECTED SETTLEMENT DATE:        On or about April 25, 2008.

DETERMINATION DATE:              The sixth calendar day of the month, or, if not a business day, the next succeeding business day, beginning in May 2008.

                                      Page 3

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                                  CGCMT 2008-C7

--------------------------------------------------------------------------------
                              TRANSACTION OVERVIEW
--------------------------------------------------------------------------------

DISTRIBUTION DATE:               The fourth business day following the related Determination Date.

DAY COUNT:                       30 / 360

RATED FINAL DISTRIBUTION DATE:   Distribution Date in December 2049.

ERISA ELIGIBILITY:               The Offered Certificates are expected to be ERISA-eligible under the underwriter exemption.

SMMEA ELIGIBILITY:               The Offered Certificates are not expected to be "mortgage-related securities" for the purposes of SMMEA.

TAX TREATMENT:                   REMIC.

SETTLEMENT TERMS:                DTC same day funds, with accrued interest.

MINIMUM DENOMINATION:            $10,000 for all Offered Certificates.

CLEAN-UP CALL:                   1%

                                     Page 4

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                                 CGCMT 2008-C7

--------------------------------------------------------------------------------
                             CERTIFICATES OVERVIEW
--------------------------------------------------------------------------------

                            EXPECTED INITIAL
                               AGGREGATE
                               PRINCIPAL            APPROX. %
                               BALANCE OR          OF INITIAL
                                NOTIONAL         MORTGAGE POOL
   CLASS    RATINGS(1)           AMOUNT             BALANCE
----------------------------------------------------------------

OFFERED CERTIFICATES:
   A-1      Aaa/AAA          $   19,400,000           1.049%
   A-2A     Aaa/AAA          $  104,880,000           5.669%
   A-2B     Aaa/AAA          $  225,000,000          12.163%
   A-3      Aaa/AAA          $   92,260,000           4.987%
   A-SB     Aaa/AAA          $   76,752,000           4.149%
   A-4      Aaa/AAA          $  776,643,000          41.983%
   A-M      Aaa/AAA          $  184,991,000          10.000%
   A-J      Aaa/AAA          $  143,368,000           7.750%

NON-OFFERED CERTIFICATES(5):
    X       Aaa/AAA          $1,849,908,471(2)          NAP
    B       Aa1/AA+          $   18,499,000           1.000%
    C        Aa2/AA          $   18,499,000           1.000%
    D       Aa3/AA-          $   18,499,000           1.000%
    E        A1/A+           $    9,250,000           0.500%
    F         A2/A           $   16,187,000           0.875%
    G        A3/A-           $   18,499,000           1.000%
    H      Baa1/BBB+         $   18,499,000           1.000%
    J       Baa2/BBB         $   16,187,000           0.875%
    K      Baa3/BBB-         $   18,499,000           1.000%
    L       Ba1/BB+          $   11,562,000           0.625%
    M        Ba2/BB          $    6,937,000           0.375%
    N       Ba3/BB-          $    6,937,000           0.375%
    O        B1/B+           $    6,937,000           0.375%
    P         B2/B           $    6,937,000           0.375%
    Q        B3/B-           $    4,625,000           0.250%
    S        NR/NR           $   30,061,471           1.625%

                                                 APPROX.
             APPROX. % OF     PASS-THROUGH     WEIGHTED
           INITIAL CREDIT        RATE        AVERAGE LIFE    PRINCIPAL PAYMENT
   CLASS       SUPPORT        DESCRIPTION     (YEARS)(4)        WINDOW(4)
-------------------------------------------------------------------------------

OFFERED CERTIFICATES:
   A-1          30.000%        TBD(3)             2.30        May 08 - Jan 12
   A-2A         30.000%        TBD(3)             4.16        Jan 12 - Oct 12
   A-2B         30.000%        TBD(3)             5.21        Jul 13 - Jul 13
   A-3          30.000%        TBD(3)             6.22        Mar 14 - Nov 14
   A-SB         30.000%        TBD(3)             7.13        Oct 12 - Mar 17
   A-4          30.000%        TBD(3)             9.24        Mar 17 - Sep 17
   A-M          20.000%        TBD(3)             9.39        Sep 17 - Oct 17
   A-J          12.250%        TBD(3)             9.50        Oct 17 - Dec 17

NON-OFFERED CERTIFICATES(5):

    X             NAP       Variable IO(3)         NAP               NAP
    B           11.250%        TBD(3)             9.63        Dec 17 - Dec 17
    C           10.250%        TBD(3)             9.63        Dec 17 - Dec 17
    D            9.250%        TBD(3)             9.63        Dec 17 - Dec 17
    E            8.750%        TBD(3)             9.63        Dec 17 - Dec 17
    F            7.875%        TBD(3)             9.63        Dec 17 - Dec 17
    G            6.875%        TBD(3)             9.63        Dec 17 - Dec 17
    H            5.875%        TBD(3)             9.63        Dec 17 - Dec 17
    J            5.000%        TBD(3)             9.63        Dec 17 - Dec 17
    K            4.000%        TBD(3)             9.70        Dec 17 - Jan 18
    L            3.375%        TBD(3)             9.71        Jan 18 - Jan 18
    M            3.000%        TBD(3)             9.71        Jan 18 - Jan 18
    N            2.625%        TBD(3)             9.71        Jan 18 - Jan 18
    O            2.250%        TBD(3)             9.72        Jan 18 - Feb 18
    P            1.875%        TBD(3)             9.79        Feb 18 - Feb 18
    Q            1.625%        TBD(3)             9.79        Feb 18 - Feb 18
    S             NAP          TBD(3)             9.84        Feb 18 - Mar 18

(1)   Ratings shown are those of Moody's and S&P, respectively.

(2)   Notional amount. The Class X Certificates will not have a principal balance and their holders will not receive distributions of principal, but the holders will be entitled to receive payments of interest accrued on a total notional amount equal to the total principal balance of all other classes shown in table above outstanding from time to time.

(3)   To be determined. The pass-through rates for the respective classes shown in the table (other than Class X) will equal any of (i) a fixed rate,
      (ii) the weighted average of the net mortgage rates on the mortgage loans, (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of the net mortgage rates on the mortgage loans or (iv) the weighted average of net mortgage rates on the mortgage loans minus a specified percentage. The Class X Certificates will have a rate generally equal to the weighted average of the net mortgage rates on the mortgage loans over the weighted average of the pass-through rates for all other classes shown in the table above.

(4)   Calculated based upon the assumption that the borrower will: a) not prepay the mortgage loan prior to the stated maturity except as described in clause (b), b) if applicable, pay the mortgage loan in full on any anticipated repayment date, c) make all payments in a timely fashion, and
      d) not receive a balloon extension. Also, based on the assumption that there is: x) no cleanup call, and y) no repurchase of any mortgage loan from the trust.

(5)   Not offered by this free writing prospectus. The non-offered certificates also include the Class R and Y Certificates, which do not have principal balances or pass-through rates.

                                     Page 5

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                                 CGCMT 2008-C7

--------------------------------------------------------------------------------
                               STRUCTURE OVERVIEW
--------------------------------------------------------------------------------

MORTGAGE POOL:         The asset pool backing the Certificates (the "Mortgage Pool") consists of 97 mortgage loans (the
                       "Mortgage Loans") with an aggregate balance as of the Cut-off Date of $1,849,908,472 (the "Initial
                       Mortgage Pool Balance"), subject to a variance of plus or minus 5%. The Mortgage Loans are secured by 162 properties (the "Mortgaged Properties") located throughout 33 states and the
                       District of Columbia.

PRINCIPAL PAYMENTS:    In general, principal will be distributed on each Distribution Date, first, with respect to the Class
                       A-SB Certificates (until its balance reaches a scheduled balance) and, thereafter, sequentially with respect to the Class A-1, A-2A, A-2B, A-3, A-SB and A-4 Certificates, in that order, in each case until the balance of the subject class is reduced to zero. Notwithstanding the foregoing, however, distributions of principal will be made with respect to the Class A-1, A-2A, A-2B, A-3, A-SB and A-4
                       Certificates on a pro rata basis (by balance) if the total principal balance of the Class A-M, A-J, B,
                       C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S Certificates has been or, on the subject distribution date, is expected to be reduced to zero as a result of loss allocation. The Class A-M Certificates will be entitled to receive distributions of principal after the total principal balance of the Class A-1,
                       A-2A, A-2B, A-3, A-SB and A-4 Certificates has been reduced to zero. The Class A-J Certificates will be entitled to receive distributions of principal after the total principal balance of the Class A-M
                       Certificates has been reduced to zero. Thereafter, principal will be allocated sequentially (in alphabetical order of Class designation) starting with the Class B Certificates and ending with the
                       Class S Certificates, in each case until retired.

INTEREST PAYMENTS:     Interest will accrue on a 30/360 basis. The Class X Certificates will entitle holders to payments of interest pari passu and pro rata (based on interest entitlement) with interest on the Class A-1,
                       A-2A, A-2B, A-3, A-SB, and A-4 Certificates each month. No other class of interest bearing
                       Certificates will entitle holders to payments of interest until all of the more senior classes of
                       Certificate holders have received all interest and principal to which they are entitled on the related distribution date.

PREPAYMENT INTEREST    Net prepayment interest shortfalls will be allocated pro rata generally based on current interest
SHORTFALLS:            entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing certificate classes.

LOSS ALLOCATION:       Losses will be allocated to each Class of Certificates in reverse alphabetical order starting with
                       Class S through and including Class B, and next to the Class A-J Certificates, and then to the
                       Class A-M Certificates. Any remaining losses will be allocated to Classes A-1, A-2A, A-2B, A-3,
                       A-SB, and A-4 Certificates on a pro rata basis.

PREPAYMENT PREMIUMS:   Prepayment premiums collected with respect to the Mortgage Loans will be allocated between the respective classes of the Class A-1, A-2A, A-2B, A-3, A-SB, A-4, A-M, A-J, B, C, D, E, F, G, H, J
                       and K Certificates (the "Investment Grade P&I Certificates") then entitled to principal distributions and the Class X Certificates as follows:

                       A percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) will be allocated to each class of the Investment Grade P&I Certificates then entitled to principal distributions, which percentage will be equal to the product of (a) the percentage of the total principal distribution amount such class receives, multiplied by (b) a fraction
                       (expressed as a percentage which can be no greater than 100% and no less than 0%), the numerator of which is the excess of the pass-through rate of such Class of the Investment Grade
                       P&I Certificates currently receiving principal over the relevant discount rate, and the denominator of which is the excess of the mortgage rate of the related Mortgage Loan over the discount rate.

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                                 CGCMT 2008-C7

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                               STRUCTURE OVERVIEW
--------------------------------------------------------------------------------

Prepayment Premium Allocation Percentage for each Class of Investment Grade P&I
Certificates =

(Pass-Through Rate -- Discount Rate)    Class Principal Distribution Amount
------------------------------------- X -----------------------------------
(Mortgage Rate -- Discount Rate)        Total Principal Distribution Amount

After applying this percentage of the
applicable prepayment premiums to
each Class of Investment Grade P&I
Certificates then entitled to
principal distributions, the
remaining percentage of the
prepayment premium will be allocated
to the Class X Certificates. In
general, this formula provides for an
increase in the percentage of
prepayment premiums allocated to the
Investment Grade P&I Certificates
then entitled to principal
distributions relative to the Class X
Certificates as discount rates
decrease and a decrease in the
percentage allocated to such Classes
as discount rates rise.

Allocation of Prepayment Premiums Example

Assumptions:

   Class A-1 is receiving 100% of the Total Principal Distribution Amount

   Mortgage Rate                 =   9%

   Class A-1 Pass-Through Rate   =   7%

   Discount Rate                 =   6%

   Class A-1 Allocation          =    7% - 6% X 100% = 33 1/3%
                                      --------
                                      9% - 6%
   Class X Allocation            =    Remaining premiums = 66 2/3% thereof

                                 =    100% - Allocation to Investment Grade P&I
                                      Certificates
                                 =    63 2/3%

                                     Page 7

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--------------------------------------------------------------------------------
                              STRUCTURE OVERVIEW(1)
--------------------------------------------------------------------------------

                                                                    AGGREGATE CUT-OFF DATE      LOAN BALANCE
                                                                      PRINCIPAL BALANCE      AT MATURITY / ARD
                                                                          ALLOCATED              ALLOCATED
               CLASS(2)                     LOAN / PROPERTY NAME        TO EACH CLASS          TO EACH CLASS
--------------------------------------------------------------------------------------------------------------

CLASS A-1
CLASS A-1 TOTAL BALLOON PAYMENT                                                                $         --
REMAINING CLASS A-1 AMORTIZATION                                                               $ 19,400,000
                                                                                               ------------
TOTAL CLASS A-1 CERTIFICATE BALANCE                                                            $ 19,400,000
                                                                                               ============
CLASS A-2A
                                      Wingate Inn - New York, NY         $ 18,724,942          $ 17,770,267
                                      DLJ East Coast Portfolio           $ 51,400,000          $ 51,400,000
                                      The Parkway                        $  6,917,000          $  6,682,670
                                      Century Square Shopping
                                      Center                             $ 20,215,122          $ 19,231,670
CLASS A-2A TOTAL BALLOON PAYMENT                                                               $ 95,084,607
REMAINING CLASS A-2A AMORTIZATION                                                              $  9,795,393
                                                                                               ------------
TOTAL CLASS A-2A CERTIFICATE BALANCE                                                           $104,880,000
                                                                                               ============

CLASS A-2B
                                      Scottsdale Fashion Square          $225,000,000          $225,000,000
CLASS A-2B TOTAL BALLOON PAYMENT                                                               $225,000,000
REMAINING CLASS A-2B AMORTIZATION                                                              $         --
                                                                                               ------------
TOTAL CLASS A-2B CERTIFICATE BALANCE                                                           $225,000,000
                                                                                               ============
CLASS A-3
                                      Mckee Place Apartments             $  6,700,000          $  6,367,844
                                      Holiday Inn Express - Prince
                                      Frederick, MD                      $  5,351,580          $  4,897,319
                                      Travelodge - Lancaster, PA         $  1,820,536          $  1,591,053
                                      Mall St. Vincent                   $ 49,000,000          $ 49,000,000
                                      Emergisoft Plaza                   $  7,760,000          $  7,760,000
                                      2810 North Parham Road             $ 12,726,000          $ 11,939,353
CLASS A-3 TOTAL BALLOON PAYMENT                                                                $ 81,555,569
REMAINING CLASS A-3 AMORTIZATION                                                               $ 10,704,431
                                                                                               ------------
TOTAL CLASS A-3 CERTIFICATE BALANCE                                                            $ 92,260,000
                                                                                               ============
CLASS A-SB
                                      Highpoint I & Coppell II           $ 15,750,000          $ 14,741,765
CLASS A-SB TOTAL BALLOON PAYMENT                                                               $ 14,741,765
REMAINING CLASS A-SB AMORTIZATION                                                              $ 62,010,235
                                                                                               ------------
TOTAL CLASS A-SB CERTIFICATE BALANCE                                                           $ 76,752,000
                                                                                               ============

                                                                 REMAINING              CUT-OFF
                                                                  TERM TO    REMAINING   DATE
                                                                MATURITY /   IO PERIOD    LTV    U/W NCF
              CLASS(2)                  STATE   PROPERTY TYPE  ARD (MONTHS)   (MONTHS)   RATIO     DSCR
--------------------------------------------------------------------------------------------------------

CLASS A-1
CLASS A-1 TOTAL BALLOON PAYMENT
REMAINING CLASS A-1 AMORTIZATION

TOTAL CLASS A-1 CERTIFICATE BALANCE

CLASS A-2A

                                         NY      Hospitality        45           0       69.35%    2.05x
                                      Various    Hospitality        51          51       79.44%    1.36x
                                         TX        Retail           51          15       76.86%    1.20x
                                         PA        Retail           54           0       67.38%    1.20x
CLASS A-2A TOTAL BALLOON PAYMENT
REMAINING CLASS A-2A AMORTIZATION

TOTAL CLASS A-2A CERTIFICATE BALANCE

CLASS A-2B
                                         AZ        Retail           63          63       60.77%    1.48x
CLASS A-2B TOTAL BALLOON PAYMENT
REMAINING CLASS A-2B AMORTIZATION

TOTAL CLASS A-2B CERTIFICATE BALANCE

CLASS A-3
                                         PA      Multifamily        71          23       76.57%    1.21x
                                         MD      Hospitality        74           0       73.94%    1.34x
                                         PA      Hospitality        74           0       73.94%    1.34x
                                         LA        Retail           75          75       79.03%    1.35x
                                         TX        Office           75          75       80.00%    1.20x
                                         VA        Office           79          31       75.75%    1.15x
CLASS A-3 TOTAL BALLOON PAYMENT
REMAINING CLASS A-3 AMORTIZATION

TOTAL CLASS A-3 CERTIFICATE BALANCE

CLASS A-SB
                                         TX       Mixed Use        101          41      69.64%    1.34x
CLASS A-SB TOTAL BALLOON PAYMENT
REMAINING CLASS A-SB AMORTIZATION

TOTAL CLASS A-SB CERTIFICATE BALANCE

(1)  This table identifies Mortgage Loans with respective balloon payments due during the principal paydown window assuming 0% CPR and no losses for the indicated Class of Certificates.

(2)  Same Mortgage Loan may balloon during principal paydown for one or more
     Classes.

                                     Page 8

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                                  CGCMT 2008-C7

--------------------------------------------------------------------------------
                          MORTGAGE POOL CHARACTERISTICS
--------------------------------------------------------------------------------

When reviewing this free writing prospectus, including this "Mortgage Pool
Characteristics" section, please note that:

o    All numerical information provided with respect to the Mortgage Loans is provided on an approximate basis.

o    References to "Initial Mortgage Pool Balance" mean the aggregate cut-off date principal balance of all the Mortgage Loans and do not include the principal balance of any related non-trust mortgage loans.

o    All weighted average information provided with respect to the Mortgage
     Loans reflects a weighting based on their respective cut-off date principal balances.

o    When information with respect to Mortgaged Properties is expressed as a percentage of the Initial Mortgage Pool Balance, the percentages are based upon the cut-off date principal balances of the related Mortgage Loans or allocated portions of those balances.

o    If any of the Mortgage Loans is secured by multiple Mortgaged Properties, a portion of that Mortgage Loan has been allocated to each of those properties for purposes of providing various statistical information.

o    Three (3) of the Mortgage Loans (One Liberty Plaza, Scottsdale Fashion
     Square and Bush Terminal) calculate underwritten net cash flow based on various assumptions regarding projected rental income. See discussion regarding the One Liberty Plaza underlying mortgage loan, the Scottsdale
     Fashion Square underlying mortgage loan, and the Bush Terminal underlying mortgage loan herein.

o    With respect to one (1) Mortgage Loan (Alexandria Mall), the U/W NCF DSCR
     was calculated based upon: (a) re-calculated debt service payments that would be in effect if that Mortgage Loan is reduced by a related cash holdback; and/or (b) various assumptions regarding the financial performance of the related Mortgaged Property that are consistent with the release of the subject cash holdback.

o    With respect to one (1) Mortgage Loan (Alexandria Mall), the Cut-off Date
     LTV Ratios and the Maturity Date/ARD LTV Ratios have been calculated based upon the reduction of the relevant principal balance of that Mortgage Loan by the amount of a related cash holdback. With respect to seven (7)
     Mortgage Loans (Bush Terminal, Hilton Garden Inn, Plaza Tower, Puckett
     Plaza, Oaks Tower and Gardens, National Market Center - Commons Retail
     Building and Willmar Shoppes Retail Center), the Maturity Date/ARD LTV
     Ratios have been calculated using the "as-stabilized" appraised value.

o    Nine (9) Mortgage Loans (One Liberty Plaza, Scottsdale Fashion Square, CGM
     RRI Hotel Portfolio, Lincoln Square, Bush Terminal, Alexandria Mall,
     Seattle Space Needle, 2110 Executive Hills Court and Marriott Fairfield Inn
     and Suites -- Yakima, WA) are each part of a loan combination evidenced by two (2) or more promissory notes which are entitled to loan payments on a senior/subordinate basis, a pari passu basis or some combination thereof and as to which the other promissory note(s) will not be included in the trust. With respect to each of these loan combinations, the Cut-off Date
     LTV Ratio, the Maturity Date/ARD LTV Ratio, U/W NCF DSCR and Cut-off Date
     Principal Balance per SF/Unit/Room were calculated based upon the senior indebtedness of the loan combination (including pari passu senior indebtedness) and do not reflect any related subordinate non-trust loans.
     In the case of six of the above-referenced Mortgage Loans (One Liberty
     Plaza, Scottsdale Fashion Square, CGM RRI Hotel Portfolio, Lincoln Square,
     Bush Terminal and Seattle Space Needle), the Cut-off Date LTV Ratio, the
     Maturity Date/ARD LTV Ratio, U/W NCF DSCR and Cut-off Date Principal
     Balance per SF/Unit/Room also takes into account each non-trust loan in the related loan combination that is pari passu in right of payment with the mortgage loan included in the trust.

o    ARD means anticipated repayment date.

o    The Remaining Amortization Terms were presented without regard to interest only loans.

o    U/W NCF DSCR means a debt service coverage ratio based on the underwritten net cash flow.

                                     Page 9

                             FREE WRITING PROSPECTUS
                                  CGCMT 2008-C7

--------------------------------------------------------------------------------
                          MORTGAGE POOL CHARACTERISTICS
--------------------------------------------------------------------------------

SUMMARY OF COLLATERAL CHARACTERISTICS                         ALL MORTGAGE LOANS
--------------------------------------------------------------------------------
Aggregate Cut-off Date Balance                                    $1,849,908,472
Number of Mortgage Loans                                                      97
Number of Mortgaged Properties                                               162

Average Mortgage Loan Cut-off Date Balance                           $19,071,221
Lowest Mortgage Loan Cut-off Date Balance                             $1,820,536
Highest Mortgage Loan Cut-off Date Balance                          $250,000,000

Weighted Average Mortgage Rate                                           6.1716%
Lowest Mortgage Rate                                                     5.5300%
Highest Mortgage Rate                                                    7.1200%

Weighted Average U/W NCF DSCR                                              1.37x
Lowest U/W NCF DSCR                                                        1.10x
Highest U/W NCF DSCR                                                       3.28x

Weighted Average Cut-off Date LTV Ratio                                   66.69%
Lowest Cut-off Date LTV Ratio                                             29.17%
Highest Cut-off Date LTV Ratio                                            80.40%

Weighted Average Original Term to Scheduled
   Maturity/ARD                                                       109 months
Shortest Original Term to Scheduled Maturity/ARD                       60 months
Longest Original Term to Scheduled Maturity/ARD                       120 months

Weighted Average Remaining Term to Scheduled Maturity/ARD             102 months
Shortest Remaining Term to Scheduled Maturity/ARD                      45 months
Longest Remaining Term to Scheduled Maturity/ARD                      119 months

Weighted Average Remaining Amortization Term                          358 months
Shortest Remaining Amortization Term                                  290 months
Longest Remaining Amortization Term                                   420 months

Weighted Average Mortgage Loan Seasoning                                7 months
Shortest Mortgage Loan Seasoning                                        1 months
Longest Mortgage Loan Seasoning                                        19 months

                                      Page 10

                             FREE WRITING PROSPECTUS
                                  CGCMT 2008-C7

--------------------------------------------------------------------------------
               MORTGAGE POOL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

PROPERTY TYPE
-------------

                                                AGGREGATE                                   WTD. AVG.
                                 NUMBER OF    CUT-OFF DATE     % OF INITIAL   WTD. AVG.    CUT-OFF DATE
       PROPERTY TYPE             MORTGAGED     PRINCIPAL      MORTGAGE POOL    U/W NCF    LOAN-TO-VALUE
          SUBTYPE               PROPERTIES      BALANCE          BALANCE        DSCR          RATIO
-------------------------------------------------------------------------------------------------------

Office                              37       $  644,834,759         34.9%        1.32x         64.61%
   CBD                               6          368,860,000         19.9         1.38          59.49
   Suburban                         28          262,264,759         14.2         1.22          71.40
   Medical Office                    3           13,710,000          0.7         1.28          72.42
Retail                              29          522,843,745         28.3         1.40          66.00
   Regional Mall                     3          321,500,000         17.4         1.45          64.53
   Anchored                         11          109,744,914          5.9         1.29          67.79
   Unanchored                        6           33,777,000          1.8         1.21          77.15
   Shadow Anchored                   4           22,951,673          1.2         1.24          63.39
   Anchored, Single Tenant           3           19,932,000          1.1         1.69          57.95
   Unanchored, Single Tenant         2           14,938,158          0.8         1.24          73.97
Hospitality                         68          281,451,647         15.2         1.45          72.22
   Limited Service                  67          247,101,647         13.4         1.45          72.62
   Full Service                      1           34,350,000          1.9         1.47          69.39
Multifamily                         16          216,238,721         11.7         1.20          72.69
   Conventional                     11          118,304,000          6.4         1.25          70.53
   Student Housing                   5           97,934,721          5.3         1.14          75.29
Industrial                           4           77,952,703          4.2         1.70          57.18
Other                                2           49,862,451          2.7         1.52          60.31
Mixed Use                            4           48,575,000          2.6         1.37          65.42
Land                                 2            8,149,446          0.4         1.30          62.70
-------------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                  162       $1,849,908,472        100.0%        1.37X         66.69%
=======================================================================================================

GEOGRAPHIC DISTRIBUTION
-----------------------

                                       AGGREGATE                                   WTD. AVG.
                        NUMBER OF    CUT-OFF DATE     % OF INITIAL   WTD. AVG.    CUT-OFF DATE
                        MORTGAGED      PRINCIPAL     MORTGAGE POOL   U/W NCF     LOAN-TO-VALUE
STATE/REGION           PROPERTIES       BALANCE        BALANCE        DSCR          RATIO
----------------------------------------------------------------------------------------------

New York                     8      $  341,007,109       18.4%          1.52x        57.15%
Arizona                      4         229,413,131       12.4           1.47         60.99
Louisiana                    4         116,053,739        6.3           1.45         72.80
Michigan                    12         110,107,365        6.0           1.22         71.59
Alabama                      9         107,540,000        5.8           1.20         66.12
Texas                       15         104,988,496        5.7           1.23         76.09
District of Columbia         2          67,131,486        3.6           1.31         62.75
Virginia                     6          59,384,006        3.2           1.27         70.78
Washington                   5          57,709,599        3.1           1.71         64.67
Ohio                        11          54,628,868        3.0           1.43         67.64
Other                       86         601,944,673       32.5           1.29         70.79
-----------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.            162      $1,849,908,472      100.0%          1.37X        66.69%
===============================================================================================

                                     Page 11

                             FREE WRITING PROSPECTUS
                                  CGCMT 2008-C7

--------------------------------------------------------------------------------
               MORTGAGE POOL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE
------------------------------

                                                                                      WTD. AVG.
                                                                                       CUT-OFF
                                             AGGREGATE     % OF INITIAL                 DATE
                              NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
    RANGE OF CUT-OFF DATE      MORTGAGE     PRINCIPAL          POOL        U/W NCF      VALUE
     PRINCIPAL BALANCES         LOANS        BALANCE          BALANCE       DSCR        RATIO
-----------------------------------------------------------------------------------------------

$ 1,820,536 to $  4,999,999       21      $   81,293,056        4.4%         1.45x      66.28%
$ 5,000,000 to $  9,999,999       29         206,815,877       11.2          1.29       72.82
$10,000,000 to $ 14,999,999       18         231,169,322       12.5          1.38       69.71
$15,000,000 to $ 19,999,999        7         118,452,942        6.4          1.48       65.52
$20,000,000 to $ 24,999,999        4          85,465,122        4.6          1.20       71.49
$25,000,000 to $ 29,999,999        3          80,745,000        4.4          1.23       69.90
$30,000,000 to $ 39,999,999        6         203,738,451       11.0          1.20       69.46
$40,000,000 to $ 49,999,999        3         137,400,000        7.4          1.36       72.36
$50,000,000 to $ 74,999,999        4         229,828,702       12.4          1.43       66.80
$75,000,000 to $250,000,000        2         475,000,000       25.7          1.45       58.61
-----------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                 97      $1,849,908,472      100.0%         1.37X      66.69%
===============================================================================================

ORIGINAL TERM TO MATURITY OR ARD
--------------------------------

                                                                            WTD. AVG.
                                                                             CUT-OFF
     RANGE OF                      AGGREGATE     % OF INITIAL                 DATE
  ORIGINAL TERMS    NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
 TO MATURITY/ARD     MORTGAGE      PRINCIPAL         POOL        U/W NCF      VALUE
     (MONTHS)         LOANS         BALANCE        BALANCE        DSCR        RATIO
-------------------------------------------------------------------------------------

        60              4       $   97,257,064        5.3%         1.45x      74.81%
        72              1          225,000,000       12.2          1.48       60.77
        84              6           83,358,116        4.5          1.29       77.99
    119 to 120         86        1,444,293,291       78.1          1.35       66.41
-------------------------------------------------------------------------------------
TOTAL / WTD. AVG.      97       $1,849,908,472      100.0%         1.37X      66.69%
=====================================================================================

ORIGINAL AMORTIZATION TERM
--------------------------

                                                                            WTD. AVG.
                                                                             CUT-OFF
     RANGE OF                      AGGREGATE     % OF INITIAL                 DATE
     ORIGINAL       NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
   AMORTIZATION     MORTGAGE       PRINCIPAL         POOL        U/W NCF      VALUE
  TERMS (MONTHS)      LOANS         BALANCE        BALANCE        DSCR        RATIO
-------------------------------------------------------------------------------------

  Interest Only         16      $  568,350,000       30.7%         1.48x      64.80%
       300               3          12,836,823        0.7          1.31       69.94
       324               1          12,726,000        0.7          1.15       75.75
       360              76       1,243,495,648       67.2          1.32       67.35
       420               1          12,500,000        0.7          1.25       74.18
-------------------------------------------------------------------------------------
TOTAL / WTD. AVG.       97      $1,849,908,472      100.0%         1.37X      66.69%
=====================================================================================

MORTGAGE RATES
--------------

                                                                             WTD. AVG.
                                                                              CUT-OFF
                                    AGGREGATE     % OF INITIAL                 DATE
                     NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
      RANGE OF        MORTGAGE     PRINCIPAL          POOL        U/W NCF      VALUE
  MORTGAGE RATES       LOANS        BALANCE          BALANCE        DSCR       RATIO
--------------------------------------------------------------------------------------

5.5300% to 5.7499%       12      $  347,820,000        18.8%       1.48x       63.01%
5.7500% to 5.9999%       15         231,151,556        12.5        1.38        71.58
6.0000% to 6.2499%       16         490,611,484        26.5        1.38        62.46
6.2500% to 6.4999%       30         465,647,264        25.2        1.32        68.43
6.5000% to 6.9999%       23         287,358,169        15.5        1.29        71.38
7.0000% to 7.1200%        1          27,320,000         1.5        1.31        68.82
-------------------------------------------------------------------------------------
TOTAL / WTD. AVG.        97      $1,849,908,472       100.0%       1.37X       66.69%
=====================================================================================

REMAINING TERM TO MATURITY OR ARD
---------------------------------

                                                                             WTD. AVG.
     RANGE OF                                                                 CUT-OFF
    REMAINING                      AGGREGATE     % OF INITIAL                  DATE
     TERMS TO       NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
  MATURITY/ ARD      MORTGAGE      PRINCIPAL         POOL        U/W NCF      VALUE
     (MONTHS)         LOANS         BALANCE        BALANCE        DSCR        RATIO
--------------------------------------------------------------------------------------

 45 to  59              4       $   97,257,064        5.3%         1.45x       74.81%
 60 to  83              7          308,358,116       16.7          1.43        65.43
 84 to 111             21          328,614,225       17.8          1.40        68.65
112 to 119             65        1,115,679,066       60.3          1.34        65.75
--------------------------------------------------------------------------------------
TOTAL / WTD. AVG.      97       $1,849,908,472      100.0%         1.37X       66.69%
======================================================================================

REMAINING AMORTIZATION TERM
---------------------------

                                                                             WTD. AVG.
                                                                             CUT-OFF
     RANGE OF                      AGGREGATE     % OF INITIAL                 DATE
    REMAINING       NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
   AMORTIZATION     MORTGAGE       PRINCIPAL         POOL        U/W NCF      VALUE
  TERMS (MONTHS)      LOANS         BALANCE        BALANCE        DSCR        RATIO
--------------------------------------------------------------------------------------

  Interest Only         16      $  568,350,000       30.7%         1.48x      64.80%
    290 to 300           3          12,836,823        0.7          1.31       69.94
    301 to 324           1          12,726,000        0.7          1.15       75.75
    325 to 360          76       1,243,495,648       67.2          1.32       67.35
    361 to 420           1          12,500,000        0.7          1.25       74.18
--------------------------------------------------------------------------------------
TOTAL / WTD. AVG.       97      $1,849,908,472      100.0%         1.37X      66.69%
======================================================================================

MORTGAGE LOAN TYPE
------------------

                                                                               WTD. AVG.
                                     AGGREGATE     % OF INITIAL                CUT-OFF
                      NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.   DATE LOAN-
                       MORTGAGE      PRINCIPAL         POOL        U/W NCF     TO-VALUE
MORTGAGE LOAN TYPE      LOANS         BALANCE         BALANCE        DSCR        RATIO
----------------------------------------------------------------------------------------

Partial IO/Balloon       57       $1,009,940,000       54.6%         1.32x       67.08%
Interest Only            16          568,350,000       30.7          1.48        64.80
Balloon                  21          236,353,349       12.8          1.35        69.79
ARD                       1           20,215,122        1.1          1.20        67.38
Partial IO/ARD            2           15,050,000        0.8          1.34        61.89
----------------------------------------------------------------------------------------
TOTAL / WTD. AVG.        97       $1,849,908,472      100.0%         1.37X       66.69%
========================================================================================

                                     Page 12

                             FREE WRITING PROSPECTUS
                                  CGCMT 2008-C7

--------------------------------------------------------------------------------
               MORTGAGE POOL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

UNDERWRITTEN NCF DSCR
---------------------

                                                                            WTD. AVG.
                                                                             CUT-OFF
                                   AGGREGATE     % OF INITIAL                  DATE
    RANGE OF        NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
    U/W NCF          MORTGAGE      PRINCIPAL         POOL        U/W NCF      VALUE
     DSCR             LOANS        BALANCE          BALANCE        DSCR       RATIO
-------------------------------------------------------------------------------------

1.10x to 1.14x           2      $   48,832,000         2.6%       1.10x       77.88%
1.15x to 1.19x          20         290,726,390        15.7        1.16        71.10
1.20x to 1.24x          20         196,430,691        10.6        1.21        70.75
1.25x to 1.29x          11         148,281,446         8.0        1.26        70.23
1.30x to 1.34x          12         205,947,115        11.1        1.32        68.66
1.35x to 1.39x          10         185,404,288        10.0        1.36        73.93
1.40x to 1.44x           4         272,093,532        14.7        1.42        57.89
1.45x to 1.49x           4         320,850,000        17.3        1.47        62.60
1.50x to 1.99x          10         140,218,067         7.6        1.68        62.28
2.00x to 3.28x           4          41,124,942         2.2        2.37        52.62
-------------------------------------------------------------------------------------
TOTAL / WTD. AVG.       97      $1,849,908,472       100.0%       1.37X       66.69%
=====================================================================================

CUT-OFF DATE LOAN-TO-VALUE RATIO
--------------------------------

                                                                                WTD. AVG.
                                                                                 CUT-OFF
                                       AGGREGATE     % OF INITIAL                 DATE
                        NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.   LOAN-TO-
RANGE OF CUT-OFF DATE    MORTGAGE      PRINCIPAL         POOL        U/W NCF      VALUE
      LTV RATIO           LOANS         BALANCE         BALANCE        DSCR       RATIO
-----------------------------------------------------------------------------------------

29.17% to 60.00%            15      $  417,927,703       22.6%         1.52x      55.26%
60.01% to 65.00%             7         341,489,620       18.5          1.40       61.03
65.01% to 70.00%            20         379,435,444       20.5          1.34       67.81
70.01% to 75.00%            22         333,108,257       18.0          1.31       72.59
75.01% to 80.00%            32         374,208,669       20.2          1.25       78.09
80.01% to 80.40%             1           3,738,778        0.2          1.30       80.40
-----------------------------------------------------------------------------------------
TOTAL / WTD. AVG.           97      $1,849,908,472      100.0%         1.37X      66.69%
=========================================================================================

ENCUMBERED INTEREST
-------------------

                                                                                WTD. AVG.
                                                                                 CUT-OFF
                                       AGGREGATE     % OF INITIAL                 DATE
                        NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
     ENCUMBERED         MORTGAGE       PRINCIPAL         POOL        U/W NCF      VALUE
      INTEREST         PROPERTIES       BALANCE         BALANCE       DSCR        RATIO
-----------------------------------------------------------------------------------------

Fee Simple                 139      $1,564,305,602       84.6%        1.38x       65.74%
Leasehold                   21         208,046,870       11.2         1.31        69.13
Fee in Part,
   Leasehold in Part         2          77,556,000        4.2         1.35        79.18
-----------------------------------------------------------------------------------------
TOTAL / WTD. AVG.          162      $1,849,908,472      100.0%        1.37X       66.69%
=========================================================================================

PREPAYMENT PROVISION TYPE
-------------------------

                                                                                    WTD. AVG.
                                                                                     CUT-OFF
                                           AGGREGATE     % OF INITIAL                 DATE
                            NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
        PREPAYMENT           MORTGAGE     PRINCIPAL          POOL        U/W NCF      VALUE
         PREMIUM              LOANS        BALANCE          BALANCE       DSCR        RATIO
---------------------------------------------------------------------------------------------

LO/Defeasance                   81      $1,583,704,314       85.6%         1.37x      65.52%
LO/Grtrx%UPBorYM                13         186,965,456       10.1          1.38       73.94
LO/(i)Grtrx%UPBorYMor(ii)
   Defeasance                    2          76,188,702        4.1          1.32       73.00
Grtrx%UPBorYM                    1           3,050,000        0.2          1.16       69.32
---------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.               97      $1,849,908,472      100.0%         1.37X      66.69%
=============================================================================================

MATURITY LOAN-TO-VALUE RATIO
----------------------------

                                                                            WTD. AVG.
                                                                             CUT-OFF
                                   AGGREGATE     % OF INITIAL                 DATE
RANGE OF MATURITY   NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
DATE/ARD LOAN-TO-   MORTGAGE      PRINCIPAL          POOL        U/W NCF      VALUE
   VALUE RATIO        LOANS        BALANCE         BALANCE        DSCR        RATIO
-------------------------------------------------------------------------------------

29.17% to 50.00%        7       $   84,627,703        4.6%         1.95x      49.08%
50.01% to 60.00%       22          509,810,371       27.6          1.35       59.95
60.01% to 65.00%       17          589,550,049       31.9          1.37       65.52
65.01% to 70.00%       28          332,491,570       18.0          1.33       72.23
70.01% to 80.00%       23          333,428,778       18.0          1.28       78.00
-------------------------------------------------------------------------------------
TOTAL / WTD. AVG.      97       $1,849,908,472      100.0%         1.37X      66.69%
=====================================================================================

SEASONING
---------

                                                                            WTD. AVG.
                                                                             CUT-OFF
                                   AGGREGATE     % OF INITIAL                 DATE
                    NUMBER OF    CUT-OFF DATE      MORTGAGE     WTD. AVG.    LOAN-TO-
    SEASONING        MORTGAGE      PRINCIPAL          POOL       U/W NCF      VALUE
    (MONTHS)          LOANS         BALANCE         BALANCE        DSCR       RATIO
-------------------------------------------------------------------------------------

1 to 6                  37      $  537,219,459       29.0%         1.32x      66.46%
7 to 12                 57       1,271,514,071       68.7          1.38       66.66
13 to 18                 2          25,424,942        1.4          1.83       71.25
  19                     1          15,750,000        0.9          1.34       69.64
-------------------------------------------------------------------------------------
TOTAL / WTD. AVG.       97      $1,849,908,472      100.0%         1.37X      66.69%
=====================================================================================

                                    Page 13

                             FREE WRITING PROSPECTUS
                                  CGCMT 2008-C7

--------------------------------------------------------------------------------
               MORTGAGE POOL CHARACTERISTICS -- ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

INITIAL MORTGAGE POOL PREPAYMENT RESTRICTION COMPOSITION OVER TIME(1)(3)
------------------------------------------------------------------------

                                                  MONTHS FOLLOWING CUT-OFF DATE
                                         -------------------------------------------
          PREPAYMENT RESTRICTION            0       12       24       36       48
                                         -------------------------------------------

Mortgage Loan Pool Balance(2)            100.00%   99.85%   99.62%   99.29%   97.80%
Locked/Defeasance                         97.06%   97.05%   85.67%   85.69%   85.56%
   Locked                                 97.06%   97.05%    0.00%    0.00%    0.00%
   Defeasance                              0.00%    0.00%   85.67%   85.69%   85.56%
Yield Maintenance (All)                    2.94%    2.95%   14.33%   14.31%   11.23%
   Grtr1%UPBorYM                           2.94%    2.95%   10.28%   10.29%    7.19%
   (i)-Grtr1%UPBorYMor-(ii)-Defeasance     0.00%    0.00%    4.06%    4.03%    4.04%
Open                                       0.00%    0.00%    0.00%    0.00%    3.21%
------------------------------------------------------------------------------------
 TOTAL                                   100.00%  100.00%  100.00%  100.00%  100.00%
====================================================================================

                                                     MONTHS FOLLOWING CUT-OFF DATE
                                         --------------------------------------------------
          PREPAYMENT RESTRICTION           60       72       84       96       108    120
                                         --------------------------------------------------

Mortgage Loan Pool Balance(2)             92.86%   79.49%   74.53%   73.59%   70.61%  0.00%
Locked/Defeasance                         75.22%   82.77%   86.42%   86.47%   50.20%  0.00%
   Locked                                  0.00%    0.00%    0.00%    0.00%    0.00%  0.00%
   Defeasance                             75.22%   82.77%   86.42%   86.47%   50.20%  0.00%
Yield Maintenance (All)                   11.68%   12.93%   13.58%   13.53%    6.13%  0.00%
   Grtr1%UPBorYM                           7.48%    8.61%    9.05%    9.02%    1.52%  0.00%
   (i)-Grtr1%UPBorYMor-(ii)-Defeasance     4.20%    4.32%    4.53%    4.51%    4.61%  0.00%
Open                                      13.10%    4.30%    0.00%    0.00%   43.67%  0.00%
-------------------------------------------------------------------------------------------
 TOTAL                                   100.00%  100.00%  100.00%  100.00%  100.00%  0.00%
===========================================================================================

(1)  All numbers, unless otherwise noted, are as a percentage of the ending aggregate pool balance at the specified point in time.

(2)  Ending remaining aggregate mortgage loan pool balance as a percentage of the Initial Mortgage Pool Balance at the specified point in time.

(3)  Percentages may not add, due to rounding.

                                     Page 14

                             FREE WRITING PROSPECTUS
                                  CGCMT 2008-C7

TEN LARGEST LOANS BY CUT-OFF DATE PRINCIPAL BALANCE
---------------------------------------------------

                                               LOAN      PROPERTY
       LOAN NAME/PROPERTY NAME                SELLER       TYPE         CITY
--------------------------------------------------------------------------------

 1)    One Liberty Plaza                       GSMC       Office      New York
 2)    Scottsdale Fashion Square               GSMC       Retail     Scottsdale
 3)    CGM RRI Hotel Portfolio                 CGM     Hospitality     Various
 4)    Lincoln Square                          CGM        Office     Washington
 5)    DLJ East Coast Portfolio                CGM     Hospitality     Various
 6)    Bush Terminal                           GSMC     Industrial    Brooklyn
 7)    Mall St. Vincent                        CGM        Retail     Shreveport
 8)    Alexandria Mall                         CGM        Retail     Alexandria
 9)    Huntsville Office Portfolio II          CGM        Office     Huntsville
10)    Copper Beech Townhomes II - Columbia    GSMC    Multifamily    Columbia
       TOTAL/WTD. AVG.

                                CUT-OFF
                                 DATE
                               PRINCIPAL      % OF                           CUT-OFF
                   CUT-OFF      BALANCE     INITIAL     STATED                DATE
                    DATE        PER SF/    MORTGAGE   REMAINING     U/W     LOAN-TO-
                  PRINCIPAL      UNIT/       POOL        TERM       NCF       VALUE
       STATE       BALANCE      ROOM(1)     BALANCE     (MO.)     DSCR(1)    RATIO(1)
--------------------------------------------------------------------------------------

 1)      NY     $250,000,000        $389     13.5%       112       1.42x      56.67%
 2)      AZ      225,000,000        $417     12.2         63       1.48       60.77
 3)   Various     68,428,702     $51,169      3.7        114       1.33       72.21
 4)      DC       60,000,000        $542      3.2        111       1.31       61.62
 5)   Various     51,400,000    $120,941      2.8         51       1.36       79.44
 6)      NY       50,000,000         $50      2.7        113       1.79       52.63
 7)      LA       49,000,000        $265      2.6         75       1.35       79.03
 8)      LA       47,500,000         $85      2.6        111       1.45       67.34
 9)      AL       40,900,000         $61      2.2        116       1.26       70.21
10)      SC       36,936,000    $132,863      2.0        113       1.10       78.34
                ------------                 ----        ---       ----      ------
                $879,164,702                 47.5%        94       1.42X      63.73%
                ============                 ====        ===       ====      ======

(1)  The One Liberty Plaza Loan, Scottsdale Fashion Square Loan, CGM RRI Hotel
     Portfolio Loan, Lincoln Square Loan, Bush Terminal Loan and Alexandria Mall
     Loan are each part of a loan combination evidenced by two (2) or more promissory notes which are entitled to loan payments on a
     senior/subordinate basis, a pari passu basis or some combination thereof and as to which the other promissory note(s) will not be included in the trust. With respect to each of these loan combinations, the Cut-off Date
     Principal Balance per SF/Unit/Room, the Cut-off Date Loan-to-Value Ratio
     and the UW NCF DSCR were calculated based upon the senior indebtedness of the loan combination and does not reflect the related subordinate non-trust loans. In the case of the One Liberty Plaza Loan, Scottsdale Fashion Square
     Loan, CGM RRI Hotel Portfolio Loan, Lincoln Square Loan and Bush Terminal
     Loan, the Cut-off Date Principal Balance per SF/Unit/Room, the Cut-off Date
     Loan-to-Value Ratio and the UW NCF DSCR also takes into account each non-trust loan in the related loan combination that is pari passu in right of payment with the mortgage loan included in the trust. With respect to the Lincoln Square Loan and the Alexandria Mall Loan, the Cut-off Date
     Principal Balance per SF/Unit/Room, the Cut-off Date Loan-to-Value Ratio
     and the UW NCF DSCR were calculated based upon the senior portion and do not reflect the subordinate non-trust portion.

LOAN COMBINATIONS
-----------------

                                                  CUT-OFF DATE   % OF INITIAL
                                                   PRINCIPAL        MORTGAGE
LOAN/PROPERTY NAME                                  BALANCE       POOL BALANCE
--------------------------------------------------------------------------------

One Liberty Plaza                                 $250,000,000        13.5%
Scottsdale Fashion Square                         $225,000,000        12.2%
CGM RRI Hotel Portfolio                           $ 68,428,702         3.7%
Lincoln Square                                    $ 60,000,000         3.2%
Bush Terminal                                     $ 50,000,000         2.7%
Alexandria Mall                                   $ 47,500,000         2.6%
Seattle Space Needle                              $ 14,500,000         0.8%
2110 Executive Hills Court                        $ 14,444,000         0.8%
Marriott Fairfield Inn and Suites - Yakima, WA    $  4,893,532         0.3%

                                                  RELATED PARI     RELATED
                                                  PASSU/SENIOR   SUBORDINATE
                                                   NON-TRUST      NON-TRUST
                                                     LOANS          LOANS
                                                   AGGREGATE      AGGREGATE           CONTROLLING
                                                    ORIGINAL      ORIGINAL             POOLING &
                                                   PRINCIPAL      PRINCIPAL            SERVICING
LOAN/PROPERTY NAME                                  BALANCE        BALANCE             AGREEMENT
-------------------------------------------------------------------------------------------------------

One Liberty Plaza                                 $600,000,000           NAP   GCCFC Series 2007-GG11
Scottsdale Fashion Square                         $325,000,000           NAP   GCCFC Series 2007-GG11
CGM RRI Hotel Portfolio                           $241,250,000           NAP   DMARC Series CD 2007-CD5
Lincoln Square                                    $160,000,000   $65,000,000   DMARC Series CD 2007-CD5
Bush Terminal                                     $250,000,000           NAP   GCCFC Series 2007-GG11
Alexandria Mall                                            NAP   $12,000,000   CGCMT Series 2008-C7
Seattle Space Needle                              $ 35,000,000           NAP   DMARC Series CD 2007-CD5
2110 Executive Hills Court                                 NAP   $   616,000   CGCMT Series 2008-C7
Marriott Fairfield Inn and Suites - Yakima, WA             NAP   $   352,000   CGCMT Series 2008-C7

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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                        GSMC
CUT-OFF DATE PRINCIPAL BALANCE(1)                                   $250,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL
   BALANCE                                                                 13.5%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                    Brookfield Financial Properties, L.P.
OWNERSHIP INTEREST(2)                                                 Fee Simple
MORTGAGE RATE                                                            6.1390%
MATURITY DATE                                                     August 6, 2017
AMORTIZATION TYPE                                           Partial IO / Balloon
ORIGINAL TERM/ AMORTIZATION TERM                                       119 / 360
REMAINING TERM/ REMAINING AMORTIZATION
   TERM                                                                112 / 360
LOCKBOX                                                            In-Place Hard
UP-FRONT RESERVES
   TAX / INSURANCE                                                     Yes / Yes
   UNFUNDED OBLIGATION (GUARANTY)(3)                                 $22,911,245
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                       Yes / Yes
   REPLACEMENT (GUARANTY)(3)                                             $38,801
   TI/LC (GUARANTY)(3)                                                  $349,206
ADDITIONAL FINANCING(1)                                                      Yes

                                                               ONE LIBERTY PLAZA
                                                             LOAN COMBINATION(1)
                                                             -------------------
CUT-OFF DATE PRINCIPAL BALANCE                                      $850,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF(4)                                        $389
CUT-OFF DATE LTV RATIO(4)                                                 56.67%
MATURITY DATE LTV RATIO(4)                                                52.20%
UW IPCF DSCR(4)(5)                                                         1.12x
UW NCF DSCR(4)(6)                                                          1.42x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            New York, NY
PROPERTY TYPE                                                        Office, CBD
SIZE (SF)                                                              2,187,786
OCCUPANCY % AS OF FEBRUARY 1, 2008                                        100.0%
YEAR BUILT / YEARS RENOVATED                                    1973 / 2003-2007
APPRAISED VALUE                                                   $1,500,000,000
PROPERTY MANAGEMENT                        Brookfield Financial Properties, L.P.
UW ECONOMIC OCCUPANCY %                                                    96.5%
UW REVENUES                                                         $138,687,485
UW EXPENSES                                                          $46,066,727
UW NET OPERATING INCOME (NOI)                                        $92,620,758
UW IN PLACE CASH FLOW (IPCF)(5)                                      $69,430,589
UW NET CASH FLOW (NCF)(6)                                            $88,274,076
2006 NOI                                                             $59,446,794
2007 NOI                                                             $64,574,639
--------------------------------------------------------------------------------

(1)  The total loan amount of the One Liberty Plaza loan is $850,000,000
     (collectively, the "One Liberty Plaza Loan Combination") evidenced by multiple pari passu notes. One pari passu note with an original balance totaling $250,000,000 (the "One Liberty Plaza Loan") is included in the trust fund. One pari passu note totalling $350,000,000 was included in the securitization involving the issuance of the Greenwich Capital Commercial
     Funding Corp., Commercial Mortgage Trust 2007-GG11, Commercial Mortgage
     Pass-Through Certificates Series 2007-GG11 (the "2007-GG11" Transaction"),
     and one pari passu note totaling $250,000,000 is currently held by GSMC.

(2)  The property is divided into condominium units. All of the condominium units are owned in fee simple by the borrower, except for the units occupied by FINRA. The New York Industrial Development Agency ("IDA")
     leases its interest to the borrower who in turn leases the space to FINRA.
     Upon a termination of the lease between the borrower and the IDA, the fee interest in the FINRA space reverts to the borrower. The mortgage encumbers the borrower's fee and leasehold interest in the condominium units, as well as the borrower's reversionary interest.

(3)  See "The Limited Guarantor" below for further discussion.

(4)  Calculated based on the entire $850,000,000 One Liberty Plaza Loan
     Combination.

(5)  IPCF is the Underwritten NCF, adjusted for in place leases including rent steps through the end of 2008 but giving no credit to rental growth expected to occur in future years. There can be no guarantee that the property will ever attain the Underwritten NCF or exceed the stated IPCF.

(6)  NCF is the Underwritten NCF adjusted for in place leases including rent steps through the end of 2008. Additionally a mark-to-market adjustment was made to roll below market rents up to current market levels as in place leases expire. There can be no guarantee that the property will ever attain the Underwritten NCF or exceed the stated IPCF.

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                               TENANT SUMMARY(1)

                            RATINGS                             ANNUALIZED
                             FITCH/                  % OF NET  UNDERWRTITEN
                            MOODY'S/   NET RENTABLE  RENTABLE    BASE RENT
TENANT NAME                  S&P(2)      AREA (SF)     AREA         PSF
---------------------------------------------------------------------------

Cleary Gottlieb(3)(4)       NR/NR/NR       457,151      20.9%     $58.00
Goldman Sachs(5)          AA-/Aa3/AA-      263,187      12.0       43.65
FINRA                       NR/NR/NR       254,867      11.6       48.37
Zurich American
   Insurance Company       NR/NR/AA-       252,778      11.6       50.39
Bank of Nova Scotia       AA-/Aa1/AA-      220,347      10.1       50.77
                                         ---------     -----      ------
TOP 5 TENANTS                            1,448,330      66.2%     $51.27
Remaining Tenants                          739,456      33.8       39.95
                                         ---------     -----      ------
OCCUPIED TOTAL                           2,187,786     100.0%     $47.45
Vacant Space                                     0       0.0
                                         ---------     -----
COLLATERAL TOTAL                         2,187,786     100.0%
                                         =========     =====

                                            % OF                    RENEWAL
                           ANNUALIZED    ANNUALIZED     DATE OF     OPTIONS
                          UNDERWRITTEN  UNDERWRITTEN     LEASE    (OPTIONS /
TENANT NAME                 BASE RENT     BASE RENT   EXPIRATION  TERM (YRS))
-----------------------------------------------------------------------------

Cleary Gottlieb(3)(4)     $ 26,516,672       25.5%     12/31/30      1 / 10
Goldman Sachs(5)            11,488,105       11.1      04/30/15      1 / 5
FINRA                       12,327,522       11.9      02/28/21      1 / 10
Zurich American
 Insurance Company          12,737,818       12.3      05/31/17      2 / 5
Bank of Nova Scotia         11,187,601       10.8      05/31/14      2 / 10
                          ------------      -----      --------
TOP 5 TENANTS             $ 74,257,717       71.5%      VARIOUS
Remaining Tenants           29,544,805       28.5       Various
                          ------------      -----
OCCUPIED TOTAL            $103,802,522      100.0%
Vacant Space
COLLATERAL TOTAL

(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(3)  The limited guarantor is required to deliver to the tenant 65,000-95,000 sf of temporary swing space at a base rent of $50.00 psf while the tenant renovates its space. If the limited guarantor does not deliver the temporary swing space by March 31, 2009, the limited guarantor is required to pay the tenant $5,000,000.

(4)  Per Cleary Gottlieb's contracted obligation under the lease, the limited guarantor is required to deliver the Wachovia, Flemming and Mutual America space to Cleary Gottlieb as the leases to the current tenant expire. In the event the limited guarantor does not deliver the required space in accordance with the lease, the tenant may terminate the lease for the undelivered space.

(5)  The Goldman Sachs space is currently dark, but the tenant is current on all rent payments. The limited guarantor has the option to temporarily or permanently recapture certain portions of the Goldman Sachs space.

                          LEASE ROLLOVER SUMMARY(1)(2)

                                       WTD. AVG.
                                       ANNUALIZED
                      # OF LEASES  UNDERWRITTEN BASE   TOTAL SF
YEAR                   ROLLING(3)   RENT PSF ROLLING    ROLLING
---------------------------------------------------------------

2008                        2            $19.87          43,331
2009                        2            $50.27          64,062
2010                        2            $32.97          38,236
2011                        1            $36.00          10,595
2012                        3            $33.35         153,834
2013                        1            $43.50          40,621
2014                        2            $47.01         355,063
2015                        1            $43.65         263,187
2016                        1            $40.00           5,422
2017                        5            $47.66         328,535
2018 & Thereafter           6            $53.26         884,900
                           --                         ---------
   TOTALS                  26                         2,187,786
                           ==                         =========

                                                        % OF      CUMULATIVE % OF
                                                     ANNUALIZED     ANNUALIZED
                                                    UNDERWRITTEN   UNDERWRITTEN
                      % OF TOTAL SF   CUMULATIVE %    BASE RENT      BASE RENT
YEAR                     ROLLING     OF SF ROLLING     ROLLING        ROLLING
---------------------------------------------------------------------------------

 2008                       2.0%           2.0%           0.8%           0.8%
 2009                       2.9            4.9%           3.1            3.9%
 2010                       1.7            6.7%           1.2            5.1%
 2011                       0.5            7.1%           0.4            5.5%
 2012                       7.0           14.2%           4.9           10.5%
 2013                       1.9           16.0%           1.7           12.2%
 2014                      16.2           32.3%          16.1           28.2%
 2015                      12.0           44.3%          11.1           39.3%
 2016                       0.2           44.5%           0.2           39.5%
 2017                      15.0           59.6%          15.1           54.6%
 2018 & Thereafter         40.4          100.0%          45.4          100.0%
                          -----                         -----
  TOTALS                  100.0%                        100.0%
                          =====                         =====

(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  Per Cleary Gottlieb's contractual obligation under its lease, Cleary
     Gottlieb will incorporate the Wachovia, Flemming and Mutual America space into its lease as the leases to the current tenants expire. Accordingly, the rollover summary assumes that these leases do not roll until 12/31/30, the initial maturity of the Cleary Gottlieb lease.

(3)  Does not include roof tenants, messenger center or space occupied by management. Tenants that have leases for multiple spaces with separate expiration dates may be counted more than once.

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                HISTORICAL AVERAGE RENT PSF(1)

                     2005     2006     2007
                    ------------------------
Base Rent PSF(2)    $38.13   $39.84   $42.25
Gross Rent PSF(3)   $45.83   $48.42   $51.37

(1)  As provided by borrower.

(2)  Base Rent PSF calculated by dividing annual rental income by NRSF of
     2,187,786 sf.

(3)  Gross Rent PSF calculated by adding annual rental income and tenant recoveries (not including termination fee, interest and other income) and dividing by NRSF of 2,187,786 sf.

                        YEAR END HISTORICAL OCCUPANCY(1)

                     2003   2004   2005   2006    2007
                     ----------------------------------
Year End Occupancy   94.2%  95.7%  95.0%  95.9%  100.0%

(1)  As provided by borrower.

                       HISTORICAL NET OPERATING INCOME(1)

                               2006          2007
                           -------------------------
                           $59,446,794   $64,574,639

(1)  As provided by borrower.

The following table presents certain financial information relating to
Brookfield Financial Properties, L.P., the limited guarantor:

                      BROOKFIELD FINANCIAL PROPERTIES, L.P.

                    AS OF OR FOR THE YEAR ENDED DECEMBER 31,

SELECTED INCOME STATEMENT DATA(1)                                                             2007
(dollars in thousands)                  2003(2)      2004(2)       2005         2006      (Unaudited)
-----------------------------------------------------------------------------------------------------

Rental Income                         $  319,378   $  332,691   $  361,015   $  372,378    $  387,854
                                      ----------   ----------   ----------   ----------    ----------
TOTAL INCOME                          $  586,046   $  610,154   $  559,442   $  576,381    $  588,499
Property Operations Expenses             141,886      137,891      178,487      193,103       190,966
Interest                                 142,216      150,779      164,556      177,862       198,789
                                      ----------   ----------   ----------   ----------    ----------
TOTAL EXPENSES                        $  355,729   $  352,347   $  428,838   $  460,131    $  480,378
NET INCOME(3)                         $  230,317   $  257,807   $  130,604   $  116,250    $  108,121

SELECTED BALANCE SHEET DATA(1)
(dollars in thousands)
------------------------------
Commercial Properties                 $2,842,471   $3,122,076   $3,147,489   $3,109,353    $3,537,325
                                      ----------   ----------   ----------   ----------    ----------
TOTAL ASSETS                          $3,574,839   $4,169,992   $4,276,497   $4,338,557    $5,091,165
Long-Term Commercial Property Debt     2,239,320    2,551,591    2,477,027    2,395,932     2,956,755
                                      ----------   ----------   ----------   ----------    ----------
TOTAL LIABILITIES                     $2,319,186   $2,673,774   $2,649,675   $2,595,485    $3,239,972
PARTNERS' CAPITAL                     $1,255,653   $1,496,218   $1,626,822   $1,743,072    $1,851,193
                                      ==========   ==========   ==========   ==========    ==========

(1)  As provided by the limited guarantor.

(2)  In 2004, the limited guarantor amended its policy regarding rent recognition and the amortization of tenant improvement costs to reflect a recognition period that commences when the tenant improvements are substantially complete, rather than upon lease commencement. As a result of this change, opening Partner's Capital at January 1, 2004 was restated in the cumulative amount of $17.2 million. The financial statements for the years prior to January 1, 2004 were not restated and re-issued to reflect the effects of this correction and accordingly, the amounts reported for
     2003 may be materially misstated.

(3)  Earnings per common share information is not provided because Brookfield
     Financial Properties, L.P. is a limited partnership.

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o    THE LOAN. The subject mortgage loan (the "One Liberty Plaza Loan") is secured by a first mortgage encumbering an office building located in New
     York, New York (the "One Liberty Plaza Property"). The One Liberty Plaza
     Loan was originated on August 8, 2007 by Goldman Sachs Commercial Mortgage
     Capital, L.P. and subsequently purchased by Goldman Sachs Mortgage Company.
     The One Liberty Plaza Loan has a principal balance as of the cut-off date of $250,000,000 and represents approximately 13.5% of the initial mortgage pool balance. The One Liberty Plaza Loan is a portion of a loan combination with an original aggregate principal balance of $850,000,000. The One
     Liberty Plaza Loan is included in the trust fund. The other loans related to the One Liberty Plaza Loan are evidenced by two separate pari passu notes (the "One Liberty Plaza Pari Passu Non-Trust Loans") with an original principal balance of $350,000,000 for one note and $250,000,000 for the other note (together with the One Liberty Plaza Loan, the "One Liberty
     Plaza Loan Combination"). The One Liberty Plaza Pari Passu Non-Trust Loans
     will not be assets in the trust fund. One of the One Liberty Plaza Pari
     Passu Non-Trust Loans in the original principal balance of $350,000,000 was included in the securitization involving the issuance of the Greenwich
     Capital Commercial Funding Corp., Commercial Mortgage Pass-Through
     Certificates, Series 2007-GG11 (the "2007-GG11 Transaction"). The One
     Liberty Plaza Loan and the One Liberty Plaza Pari Passu Non-Trust Loans are
     governed by an intercreditor agreement to be described under "Description of the Mortgage Pool - The Loan Combinations - The One Liberty Plaza Loan
     Combination" in the related prospectus supplement. The One Liberty Plaza
     Loan Combination will be serviced under the 2007-GG11 Transaction pooling and servicing agreement by Wachovia Bank, National Association, as master servicer, and LNR Partners, Inc., as special servicer.

     The One Liberty Plaza Loan provides for interest-only payments through and including the payment date in July 2011, and thereafter, fixed monthly payments of principal and interest. The One Liberty Plaza Loan has a remaining term of 112 months and matures on August 6, 2017. The One Liberty
     Plaza Loan may be prepaid on or after April 6, 2017, and permits defeasance with United States government securities or certain AAA-rated government securities at any time after the earlier to occur of the third anniversary of the date of origination and the second anniversary of the date on which the last loan in the One Liberty Plaza Loan Combination has been securitized.

o    THE BORROWER. The borrower is Brookfield Properties OLP Co. LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Liberty Plaza Loan. The sponsor of the borrower is Brookfield
     Financial Properties, L.P., a Delaware limited partnership. For more information on Brookfield Financial Properties, L.P., see "--The Limited
     Guarantor" below.

o    THE PROPERTY. The One Liberty Plaza Property is a 53-story, Class A office building located in lower Manhattan, in the heart of New York's financial district. Built for U.S. Steel in 1973, the glass and steel tower contains
     2,187,786 sf of net rentable area (future re-measurement will total approximately 2,275,289 sf of net rentable area) on a 95,348 sf parcel of land. The One Liberty Plaza Property has undergone substantial renovations from 2003 to 2007, and over the course of 2008, the sponsor of the loan intends to upgrade the building management system at a cost of $550,000, replace switchboards at a cost of $170,000 and replace FPE MCC panels at a cost of $250,000. In addition, approximately $2 million is expected to be spent on standard repairs and maintenance, with reimbursement from the tenants.

     The One Liberty Plaza Property is currently 100% leased primarily to credit quality office tenants and three retail tenants. Over 75% of the property is leased by six large office tenants with leases over 200,000 sf. Cleary
     Gottlieb (457,151 sf; 20.9% of NRSF) is an international law firm ranked in the Am Law Top 25 for gross revenue. Goldman Sachs (263,187 sf; 12.0%) is a leading investment bank and financial services firm that is rated
     AA-/Aa3/AA- by S&P, Moody's and Fitch, respectively. FINRA (254,867 sf;
     11.6%), previously The National Association of Securities Dealers, is the
     former parent of the American Stock Exchange and former parent of NASDAQ, that oversees over-the-counter (OTC) securities trading industry. Zurich
     American Insurance Company (252,778 sf; 11.6%) is a provider of commercial property/casualty insurance and a subsidiary of Swiss insurance giant
     Zurich Financial Services. Bank of Nova Scotia (220,347 sf; 10.1%),
     Canada's third-largest bank, provides retail, corporate and investment banking services worldwide, and is rated

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     AA-/Aa1/AA- by S&P, Moody's and Fitch, respectively. Royal Bank of Canada
     (207,540 sf; 9.5%), which is rated AA-/Aaa/AA by S&P, Moody's and Fitch, respectively, operates its investment banking arm known as RBC Dominion
     Securities at the One Liberty Plaza Property. Retail tenants include Brooks
     Brothers and Starbucks.

o    THE MARKET. The One Liberty Plaza Property is located in the Downtown market and the WTC submarket of Manhattan. According to Torto Wheaton
     Research, as of the 4th quarter 2007, the Downtown Class A office market had a 4.8% direct vacancy rate and the WTC Class A office submarket had a
     4.5% direct vacancy rate. The submarket vacancy rate is largely driven by
     Seven World Trade Center. All of the other buildings in this submarket
     (which includes the One Liberty Plaza Property and the four World Financial
     Center buildings) have vacancy rates of 1.0% or below. Average direct asking rents in the WTC Class A submarket have grown from $62.50 psf in the
     4th quarter of 2006 to $73.56 psf in the 4th quarter of 2007.

o    LOCKBOX ACCOUNT. The One Liberty Plaza Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to a lender-controlled lockbox account.
     The loan documents also require that all cash revenues relating to the property and all other money received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. Provided that no event of default is continuing, on each business day, all funds in the lockbox account in excess of the required monthly debt service and reserve amounts will be remitted to an account specified by the borrower. During the continuance of an event of default under the
     One Liberty Plaza Loan, all amounts on deposit in the lockbox account will be remitted to the lender, and all such amounts may be applied by lender to the obligations of the borrower under the One Liberty Plaza Loan in such order of priority as the lender may determine.

o    THE LIMITED GUARANTOR. Brookfield Financial Properties, L.P., a Delaware
     limited partnership (with respect to the One Liberty Plaza Loan, the
     "Limited Guarantor"), provided guarantees at closing for the amounts required to be reserved with respect to certain unfunded obligations, including capital improvements, tenant improvement costs and leasing commissions. The Limited Guarantor through its subsidiaries and joint ventures, is primarily involved in the operation and development of commercial real estate located in New York City, Boston and in the
     Washington, D.C. area. The properties owned by the Limited Guarantor, in whole or in part, include Towers A, B, C and D of the World Financial
     Center, 245 Park Avenue and 300 Madison Avenue in New York, 53 State Street
     and 75 State Street in Boston and 1625 Eye Street, 701 Ninth Street,
     Potomac Tower (Arlington, VA) and 77 K Street (under development) in the
     D.C. area. These properties aggregate to approximately 15 million sf.

o    MANAGEMENT. Brookfield Financial Properties, L.P. is the property manager for the One Liberty Plaza Property. The borrower is indirectly owned by the property manager.

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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                        GSMC
CUT-OFF DATE PRINCIPAL BALANCE(1)                                   $225,000,000
PERCENTAGE OF INITIAL MORTGAGE
   POOL BALANCE                                                            12.2%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                           The Macerich Partnership, L.P.
                                            and Institutional Mall Investors LLC

OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.6592%
MATURITY DATE                                                       July 6, 2013
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM/AMORTIZATION TERM                               72 / Interest Only
REMAINING TERM/REMAINING AMORTIZATION
   TERM                                                       63 / Interest Only
LOCKBOX                                                            In-Place Hard

UP-FRONT RESERVES
   TAX / INSURANCE                                                     Yes / Yes

ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                       Yes / Yes

ADDITIONAL FINANCING(1)                                                      Yes

                                                              SCOTTSDALE FASHION
                                                                     SQUARE LOAN
                                                                  COMBINATION(1)
                                                              ------------------
CUT-OFF DATE PRINCIPAL BALANCE                                      $550,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF(2)                                        $417
CUT-OFF DATE LTV RATIO(2)                                                 60.77%
MATURITY DATE LTV RATIO(2)                                                60.77%
UW IPCF DSCR(2)(3)                                                         1.40x
UW NCF DSCR(2)(4)                                                          1.48x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                          Scottsdale, AZ
PROPERTY TYPE                                              Retail, Regional Mall
SIZE (SF)(5)                                                           1,320,041
MALL SHOP OCCUPANCY % AS OF JANUARY 31, 2008(6)                            94.3%
YEARS BUILT                                        1960's, 1972, 1987-1990, 1998
YEARS RENOVATED                                                        2003-2006
APPRAISED VALUE                                                     $905,000,000
PROPERTY MANAGEMENT                                      Westcor Partners, L.L.C
UW ECONOMIC OCCUPANCY %                                                    94.1%
UW REVENUES                                                          $65,060,897
UW EXPENSES                                                          $16,992,076
UW NET OPERATING INCOME (NOI)                                        $48,068,821
UW IN PLACE CASH FLOW (IPCF)(3)                                      $44,196,959
UW NET CASH FLOW (NCF)(4)                                            $46,611,087
2006 NOI                                                             $42,988,987
2007 NOI                                                             $42,275,910
--------------------------------------------------------------------------------

(1)  The total loan amount of the Scottsdale Fashion Square loan is $550,000,000
     (collectively, the "Scottsdale Fashion Square Loan Combination") evidenced by multiple pari passu notes. One pari passu note with an original balance totaling $225,000,000 (the "Scottsdale Fashion Square Loan") is included in the trust fund. One pari passu note totalling $325,000,000 was included in the securitization involving the issuance of the Greenwich Capital
     Commercial Funding Corp., Commercial Mortgage Trust 2007-GG11, Commercial
     Mortgage Pass-Through Certificates, Series 2007-GG11 (the "2007-GG11"
     Transaction").

(2)  Calculated based on the entire $550,000,000 Scottsdale Fashion Square Loan
     Combination.

(3)  IPCF is the Underwritten NCF, adjusted for in place leases and expenses and contractual rent steps through Jan 2009, but giving no credit to rental growth expected to occur in future years. There can be no guarantee that the property will ever attain the Underwritten NCF or exceed the stated
     IPCF.

(4)  NCF is the Underwritten NCF, giving credit to contractual rent steps through Jan 2009. Additionally, a mark-to-market adjustment was made to roll below-market rents up to market and above-market rents down to market.
     The adjustment was made on a tenant by tenant basis and any upward/downward adjustment was discounted back over the remaining term of the tenant's lease. There can be no guarantee that the property will ever attain the
     Underwritten NCF or exceed the stated IPCF.

(5)  Total square feet does not include owned anchor Dillard's (not part of the collateral).

(6)  Mall shop occupancy includes inline space, cinemas, restaurants, food court, majors and 122,898 sf of office space. Office space occupancy is
     89.3%.

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                            ANCHOR TENANT SUMMARY(1)

                                                                                                       OPERATING
                                               CREDIT RATINGS OF PARENT    NET RENTABLE  COLLATERAL    COVENANT
TENANT NAME             PARENT COMPANY       COMPANY FITCH/MOODY'S/S&P(2)    AREA (SF)    INTEREST     EXPIRATION
------------------------------------------------------------------------------------------------------------------

Anchor Owned
Dillard's       Dillard's, Inc                         BB/B1/BB            SHADOW ANCHOR - NOT PART OF COLLATERAL

Anchor Tenants
Macy's          Federated Department Stores          BBB/Baa2/BBB-            235,899        Yes        01/31/15
Nordstrom       Nordstrom, Inc                        A-/Baa1/A-              225,000        Yes        02/28/19
Neiman Marcus   Neiman-Marcus Group, Inc               B-/B2/BB-              100,071        Yes        10/18/11
                                                                              -------
TOTAL ANCHOR TENANTS(3)                                                       560,970
                                                                              =======

(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(3)  Does not include owned anchor Dillard's.

                     TEN LARGEST RETAIL TENANT SUMMARY(1)(2)

                                   RATINGS        NET RENTABLE     % OF NET
TENANT NAME                 FITCH/MOODY'S/S&P(3)    AREA (SF)   RENTABLE AREA
-----------------------------------------------------------------------------

Crate & Barrel                    NR/NR/NR            35,111          4.6%
Harkins Theatres 7                NR/NR/NR            28,412          3.7
Harkins Camelview Theatres        NR/NR/NR            19,720          2.6
Express                         NR/Baa3/BBB-          12,672          1.7
Anthropologie                     NR/NR/NR            12,283          1.6
Yard House                        NR/NR/NR            11,223          1.5
Abercrombie & Fitch               NR/NR/NR            10,147          1.3
Pottery Barn                      NR/NR/NR             9,827          1.3
Grand Lux Cafe                    NR/NR/NR             9,774          1.3
Talbots / Talbots Petites        BBB/Baa1/A-           9,301          1.2
                                                     -------        -----
TOP 10 TENANTS                                       158,470         20.9%
Remaining Tenants(4)                                 557,104         73.4
                                                     -------        -----
OCCUPIED TOTAL                                       715,574         94.3%
Vacant Space                                          43,497          5.7
                                                     -------        -----
COLLATERAL TOTAL                                     759,071        100.0%
                                                     =======        =====

                              ANNUALIZED                     % OF                       RENEWAL
                             UNDERWRITTEN   ANNUALIZED    ANNUALIZED                    OPTIONS
                               BASE RENT   UNDERWRITTEN  UNDERWRITTEN  DATE OF LEASE   (OPTIONS/
TENANT NAME                       PSF        BASE RENT     BASE RENT     EXPIRATION   TERM (YRS))
-------------------------------------------------------------------------------------------------

Crate & Barrel                  $21.03      $   738,384       2.3%        01/31/14       2 / 5
Harkins Theatres 7                6.25          461,695       1.5         12/31/10       1 / 5
Harkins Camelview Theatres        6.34          125,025       0.4         09/30/10       2 / 5
Express                          39.80          504,346       1.6         01/31/13         NA
Anthropologie                    31.21          383,352       1.2         01/31/16       1 / 5
Yard House                       30.40          341,179       1.1         04/09/16       2 / 5
Abercrombie & Fitch              43.65          442,917       1.4         01/31/17         NA
Pottery Barn                     32.22          316,626       1.0         01/31/11         NA
Grand Lux Cafe                   38.00          371,412       1.2         01/31/28       2 / 5
Talbots / Talbots Petites        52.00          483,652       1.5         01/31/14         NA
                                ------      -----------     -----
TOP 10 TENANTS                  $26.31      $ 4,168,588      13.1%
Remaining Tenants(4)             49.51       27,584,314      86.9
                                ------      -----------     -----
OCCUPIED TOTAL                  $44.37      $31,752,902     100.0%
Vacant Space
COLLATERAL TOTAL

(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  Borrower owned in-line retail space only. Does not include anchors Neiman
     Marcus, Macy's and Nordstrom.

(3)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(4)  Remaining Tenants include office tenants (122,898 sf).

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The following table presents general descriptions of the major mall shop tenants at the Scottsdale Fashion Square Property:

                         TOP RETAIL TENANT DESCRIPTIONS

TENANT                                           DESCRIPTION
--------------------------------------------------------------------------------
Crate & Barrel                 Crate & Barrel is a chain of American retail
                               stores, based in Northbrook, Illinois,
                               specializing in housewares, furniture (indoor and
                               out), and home accessories.

Harkins Theatres 7             Movie theater chain with locations throughout the
                               Southwestern United States. Harkins Theatres is
                               privately owned and operated by its parent
                               company, Harkins Enterprises, LLC, which
                               currently operates theaters at 26 locations
                               throughout Arizona, California, Colorado,
                               Oklahoma, and Texas.

Harkins Camelview Theatres     Movie theater chain with locations throughout the
                               Southwestern United States. Harkins Theatres is
                               privately owned and operated by its parent
                               company, Harkins Enterprises, LLC, which
                               currently operates theaters at 26 locations
                               throughout Arizona, California, Colorado,
                               Oklahoma, and Texas. The Camelview Theatre is the
                               last theatre opened by Dwight Harkins in 1973.
                               The Camelview Theatre is dedicated to foreign and
                               independent films.

Express                        An American clothing company selling men and
                               women's merchandise headquartered in Columbus,
                               Ohio. As of August 2006, Express operates 700
                               stores in the United States, with annual net
                               sales over $2 billion.

Anthropologie                  Anthropologies is a retailer of high-end casual
                               clothing and other merchandise run by Urban
                               Outfitters, Inc. A rather young apparel
                               corporation, Anthropologie has used unique
                               marketing and branding techniques to become a
                               forerunner in women's fashion.

Yard House                     The Yard House is an upscale-casual eatery known
                               for its extensive menu, classic rock music, and a
                               large selection of draft beer. Yard House
                               Restaurants are located throughout Southern
                               California; Lakewood, Colorado; Glenview,
                               Illinois; Kansas City, Kansas; Phoenix, Arizona;
                               Scottsdale, Arizona; Glendale, Arizona; Waikiki,
                               Hawaii; and Palm Beach Gardens, Florida.

Abercrombie & Fitch            An American lifestyle brand specializing in
                               "Casual Luxury" apparel for college students ages
                               18 through 22. The company encompasses four
                               brands: Abercrombie & Fitch, abercrombie,
                               Hollister Co., and RUEHL No. 925, of which
                               Abercrombie & Fitch is the flagship brand.

Pottery Barn                   An American-based chain of home furnishing stores
                               with stores in the United States and Canada. It
                               is a wholly owned subsidiary of Williams-Sonoma,
                               Inc.

Grand Lux Cafe                 Grand Lux Cafe is the sibling of the Cheesecake
                               Factory . Grand Lux Cafe's menu offers variety
                               and selection, with flavor profiles ranging from
                               Thai, Malaysian and Caribbean, to classic
                               American and European specialties.

Talbots / Talbots Petites      A Massachusetts-based clothing retailer
                               established in 1947. The store specializes in
                               women's clothing, shoes, and accessories.

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                          LEASE ROLLOVER SUMMARY(1)(2)

                                   WTD. AVG.                                             % OF       CUMULATIVE % OF
                                  ANNUALIZED                                          ANNUALIZED      ANNUALIZED
                       # OF      UNDERWRITTEN                           CUMULATIVE   UNDERWRITTEN    UNDERWRITTEN
                      LEASES       BASE RENT    TOTAL SF   % OF TOTAL     % OF SF      BASE RENT       BASE RENT
        YEAR        ROLLING(3)    PSF ROLLING    ROLLING   SF ROLLING     ROLLING       ROLLING         ROLLING
-------------------------------------------------------------------------------------------------------------------

MTM                       7         $69.31         6,659       0.9%         0.9%          1.5%             1.5%
2008                     37         $41.15        63,310       8.3          9.2%          8.2              9.7%
2009                     26         $45.57        86,552      11.4         20.6%         12.4             22.1%
2010                     25         $33.08       104,867      13.8         34.4%         10.9             33.0%
2011                     21         $41.89        80,821      10.6         45.1%         10.7             43.7%
2012                     19         $44.22        57,878       7.6         52.7%          8.1             51.7%
2013                     11         $52.78        44,644       5.9         58.6%          7.4             59.1%
2014                     19         $40.51        86,117      11.3         69.9%         11.0             70.1%
2015                     15         $47.17        53,497       7.0         77.0%          7.9             78.1%
2016                     11         $42.35        54,871       7.2         84.2%          7.3             85.4%
2017                     12         $64.90        45,119       5.9         90.2%          9.2             94.6%
2018 & Thereafter         8         $54.69        31,239       4.1         94.3%          5.4            100.0%
Vacant                    0         $ 0.00        43,497       5.7        100.0%          0.0            100.0%
                        ---                      -------     -----                      -----
TOTAL COLLATERAL        211                      759,071     100.0%                     100.0%
                        ===                      =======     =====                      =====

(1)   Calculated based on approximate square footage occupied by each tenant.

(2)   Borrower owned in-line space only. Does not include anchors Neiman Marcus
      (expires 2011), Macy's (expires 2015) and Nordstrom (expires 2019).

(3)   Tenants that have leases for multiple spaces with separate expiration dates may be counted more than once.

                         HISTORICAL AVERAGE RENT PSF(1)

                            2005     2006     2007
                           ------------------------
Base Rent PSF              $39.29   $41.57   $39.98

(1)   Base Rent PSF calculation is based on borrower provided rental figures and total owned square footage of 759,071 (exludes anchors).

                          YEAR END HISTORICAL OCCUPANCY

                           2003     2004    2005    2006    2007
                           -------------------------------------
Mall & Freestanding (1)    97.2%   92.7%   96.0%   93.5%   95.2%
Permanent(2)               95.6%   90.9%   93.9%   90.1%   90.4%

(1)   Mall & Freestanding occupancy excludes anchors and specialty tenants with less than six months occupancy.

(2)   Permanent occupancy is mall and freestanding less anchors with greater than six months occupancy.

                         HISTORICAL NET OPERATING INCOME

                              2006           2007
                           -------------------------
                           $42,988,987   $42,275,910

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The following table presents certain information relating to the primary competition for the Scottsdale Fashion Square Property:

                                 COMPETITIVE SET

                                    SCOTTSDALE FASHION SQUARE             BILTMORE FASHION PARK     KIERLAND COMMONS
----------------------------------------------------------------------------------------------------------------------

Distance from Subject                           --                              5.5 miles                 8 miles
Management Company                   Westcor Partners, L.L.C.               Westcor / Macerich      Westcor / Macerich
Type                                      Regional Mall                   Outdoor Shopping Mall      Lifestyle Center
Year Opened / Renovated                 1960's / 2003-2006                     1963 / 1999              2000 / NAP
Total GLA                                   1,669,331                            609,002                  437,782
# of Stores                                    215                                 60+                      70+
Mall Shop Sales PSF                           $744                                $821                     $755
Anchors                        Macy's, Nordstrom, Neiman Marcus,        Saks Fifth Avenue, Macy's          None
                          Dillards, 1 vacant (formerly Robinsons-May)

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o    THE LOAN. The subject mortgage loan (the "Scottsdale Fashion Square Loan")
     is secured by a first mortgage encumbering a super-regional shopping mall located in Scottsdale, Arizona (the "Scottsdale Fashion Square Property").
     The Scottsdale Fashion Square Loan was originated on July 2, 2007 by
     Goldman Sachs Commercial Mortgage Capital, L.P., and was subsequently purchased by Goldman Sachs Mortgage Company. The Scottsdale Fashion Square
     Loan has a principal balance as of the cut-off date of $225,000,000 and represents approximately 12.2% of the initial mortgage pool balance.

     The Scottsdale Fashion Square Loan is a portion of a loan combination with an original aggregate principal balance of $550,000,000. The other loan related to the Scottsdale Fashion Square Loan is evidenced by a separate pari passu note (the "Scottsdale Fashion Square Pari Passu Non-Trust Loan")
     with an original principal balance of $325,000,000 (together with the
     Scottsdale Fashion Square Pari Passu Non-Trust Loan, the "Scottsdale
     Fashion Square Loan Combination"). The Scottsdale Fashion Square Pari Passu
     Non-Trust Loan will not be an asset of the trust fund. The Scottsdale
     Fashion Square Pari Passu Non-Trust Loan was included in the securitization involving the issuance of the Greenwich Capital Commercial Funding Corp.,
     Commercial Mortgage Pass-Through Certificates, Series 2007-GG11
     Certificates (the "2007-GG11 Transaction"). The Scottsdale Fashion Square
     Loan and the Scottsdale Fashion Square Pari Passu Non-Trust Loan are
     governed by an intercreditor agreement to be described under "Description of the Mortgage Pool -- The Loan Combinations -- The Scottsdale Fashion
     Square Loan Combination" in the related prospectus supplement. The
     Scottsdale Fashion Square Loan Combination will be serviced under the
     2007-GG11 Transaction pooling and servicing agreement by Wachovia Bank,
     National Association, as master servicer, and LNR Partners, Inc., as special servicer.

     The Scottsdale Fashion Square Loan provides for interest-only payments for the loan term. The Scottsdale Fashion Square Loan has a remaining term of
     63 months and matures on July 6, 2013. The Scottsdale Fashion Square Loan may be prepaid on or after January 6, 2013, and permits defeasance with
     United States government obligations at any time after the second anniversary of the issue date for the CGCMT 2008-C7 certificates.

o    THE BORROWER. The borrower is Scottsdale Fashion Square LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Scottsdale Fashion Square Loan. The sponsors of the borrower are The
     Macerich Partnership, L.P. ("Macerich") and Institutional Mall Investors
     LLC ("IMI"). Macerich owns, develops, operates and/or manages 74 shopping centers and 20 community shopping centers with over 80 million sf of leasable space. IMI is a joint venture between California Public Employees'
     Retirement System ("CalPERS") and an affiliate of Miller Capital Advisory,
     Inc. IMI was formed in 2003 for the purpose of acquiring, owning, developing, and managing dominant regional malls and lifestyle centers as part of CalPERS' core real estate program. Miller Capital Advisory, Inc. is a registered investment advisor and was founded in 1996.

o    THE PROPERTY. The Scottsdale Fashion Square Property is an upscale super-regional mall located in Scottsdale, Arizona. The Scottsdale Fashion
     Square Property was first constructed in the 1960's, was expanded in 1998 and later underwent a renovation in 2003-2006. The Scottsdale Fashion
     Square Property is the largest shopping mall in Arizona and the American
     Southwest, with approximately 1.7 million sf of space.

     With four department stores and over 200 shops and restaurants, the
     Scottsdale Fashion Square Property is a premier destination in Arizona for shopping, dining, and entertainment. The Scottsdale Fashion Square Property is anchored by Dillard's, Macy's, Neiman Marcus and Nordstrom and features
     45 in-line tenants that are not located anywhere else in the state including: Burberry, Kate Spade, Gucci, Brooks Brothers and Tourneau.
     Additionally, the Scottsdale Fashion Square Property features the only
     Neiman Marcus located in Arizona.

     The Scottsdale Fashion Square Property's in-line space totals 517,828 sf and its office space totals 122,898 sf. In-line occupancy is currently
     94.1% and overall mall occupancy (including office space) is 96.7%.
     Comparable in-line sales for tenants with less than 10,000 sf were $744 psf with occupancy costs of 13.0% for the year ended December 2007.

o    LOCKBOX ACCOUNT. The Scottsdale Fashion Square Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled lockbox account. The loan

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     documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt. On each business day that no event of default under the
     Scottsdale Fashion Square Loan is continuing, all funds in the lockbox account will be remitted to an account specified by the borrower. During the continuance of an event of default under the Scottsdale Fashion Square
     Loan, the lender may apply any funds in the lockbox account to the obligations of the borrower under the Scottsdale Fashion Square Loan in such order of priority as the lender may determine.

o    PROPOSED RENOVATION. There is a renovation / development project underway on a portion of the shopping mall that is excluded from the collateral. One of the end cap anchors (formerly Robinsons-May) is planned to be demolished and replaced by a Barney's and approximately 90,000 sf of retail space. The redevelopment parcel will be part of a newly created tax parcel which has been created since the origination of the Scottsdale Fashion Square Loan.

o    RELEASE OF COLLATERAL. The borrower is permitted under the loan documents to obtain the release of vacant, non-income producing land, the release of which would not have a material adverse impact on the value, use or operation of the Scottsdale Fashion Square Property, provided that the land proposed to be released is to be transferred to an unaffiliated third party in an arm's-length transaction in the ordinary course of the borrower's business in connection with the expansion or other development of the
     Scottsdale Fashion Square Property. Any such release is subject to, among other things, the borrower delivering to lender evidence that (i) the released parcel has been legally subdivided from the remainder of the
     Scottsdale Fashion Square Property; (ii) after giving effect to such transfer, the Scottsdale Fashion Square Property constitutes a separate tax lot; (iii) the transfer of the released parcel does not violate any lease or material agreement, and does not grant to any party a right of offset, termination, abatement or other material right thereunder; and (iv) the released parcel is not necessary for the Scottsdale Fashion Square Property to comply with any zoning, building, land use, parking or other legal requirements. If the gross proceeds of the sale of any released parcel exceed $10,000,000, then the excess must be applied toward the partial defeasance of the Scottsdale Fashion Square Loan Combination.

o    MANAGEMENT. Westcor Partners, L.L.C. is the property manager for the
     Scottsdale Fashion Square Property. The property manager is an affiliate of the borrower.

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                             CGM RRI HOTEL PORTFOLIO
--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE(1)                                   $ 68,428,702
PERCENTAGE OF INITIAL MORTGAGE POOL
   BALANCE                                                                  3.7%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSORS                              Citigroup Global Special Situations Group,
                                          Westmont Hospitality Group, Westbridge
                                                          Hospitality Fund, L.P.
OWNERSHIP INTEREST                                      Fee Simple and Leasehold
MORTGAGE RATE                                                            6.7450%
MATURITY DATE                                                    October 1, 2017
AMORTIZATION TYPE                                                        Balloon
ORIGINAL TERM / AMORTIZATION TERM                                      120 / 360
REMAINING TERM / REMAINING
AMORTIZATION TERM                                                      114 / 354
LOCKBOX(2)                                         In-Place Hard, Springing Cash
                                                                      Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                     Yes / Yes
   ENVIRONMENTAL                                                        $143,441
   GROUND RENT(3)                                                        $74,289
ONGOING MONTHLY RESERVES
   TAX / INSURANCE                                                     Yes / Yes
   FF&E(4)                                                             Springing
   GROUND RENT(3)                                                      Springing
ADDITIONAL FINANCING(1)(5)                                                   Yes

                                                                   CGM RRI HOTEL
                                                                  PORTFOLIO LOAN
                                                                  COMBINATION(1)
                                                                  --------------
CUT-OFF DATE PRINCIPAL BALANCE                                      $308,551,239
CUT-OFF DATE PRINCIPAL BALANCE/ROOM                                      $51,169
CUT-OFF DATE LTV RATIO                                                    72.21%
MATURITY DATE LTV RATIO                                                   62.85%
UW NCF DSCR                                                                1.33x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                52
LOCATION                                                                 Various
PROPERTY TYPE                                       Hospitality, Limited Service
SIZE (ROOMS)                                                               6,030
OCCUPANCY % AS OF JUNE 30, 2007(6)                                         61.2%
YEAR BUILT / YEAR RENOVATED                                    Various / Various
APPRAISED VALUE                                                     $427,300,000
PROPERTY MANAGEMENT                                     RRI West Management, LLC
UW ECONOMIC OCCUPANCY %                                                    61.2%
UW REVENUES                                                          $87,448,959
UW EXPENSES                                                          $53,444,490
UW NET OPERATING INCOME (NOI)                                        $34,004,474
UW NET CASH FLOW (NCF)                                               $32,083,548
2006 NOI                                                             $32,646,265
2007 NOI(6)                                                          $34,174,277
--------------------------------------------------------------------------------

(1)  The total loan amount of the CGM RRI Hotel Portfolio Properties was
     $310,000,000 (collectively, the "CGM RRI Hotel Portfolio Loan Combination")
     evidenced by multiple pari passu notes. Two pari passu notes with an original balance totaling $68,750,000 (the "CGM RRI Hotel Portfolio Loan")
     are included in the trust fund. One pari passu note with an original balance totaling $35,000,000 was included in the securitization involving the issuance of the Deutsche Mortgage and Asset Receiving Corporation, CD
     2007-CD5 Mortgage Trust, Commercial Mortgage Pass-Through Certificates,
     Series CD 2007-CD5 (the "CD 2007-CD5 Transaction").

(2)  See "Lockbox Account" below for further discussion.

(3)  The Up-Front Ground Rent reserve represents approximately three months of ground rent payments under the three ground leases with respect to which the fee interest in the related property is not subject to the mortgage lien. The borrowers' obligation to make monthly ground rent reserve deposits is waived as long as the borrowers provide evidence of ground rent payment upon lender's request and lender has not received a notice of non-payment of ground rent from a ground lessor.

(4)  See "Guaranty" below for further discussion.

(5)  See "Mezzanine Debt" below for further discussion.

(6)  Occupancy % and 2007 NOI represent the trailing-12 months ending June 30,
     2007. For Red Roof Inn Knoxville West, Occupancy % and 2007 NOI represent the trailing-12 months ending May 31, 2007.

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                         CGM RRI HOTEL PORTFOLIO SUMMARY

                                                                  CUT-OFF DATE
                                                                    ALLOCATED
                                                                      LOAN       YEAR BUILT /   TOTAL
PROPERTY NAME                             CITY, STATE                BALANCE       RENOVATED    ROOMS
-----------------------------------------------------------------------------------------------------

Red Roof Inn Washington Downtown          Washington, DC           $ 7,131,486     1986/2006      196
Red Roof Inn Long Island                  Westbury, NY               5,487,049     2002/NAP       163
Red Roof Inn Miami Airport                Miami, FL                  3,523,793     1984/2005      200
Red Roof Inn Greater Washington
   Manassas                               Manassas, VA               2,047,156     1988/2003      119
Red Roof Inn Ann Arbor University North   Ann Arbor, MI              1,946,476     1980/2004      108
Red Roof Inn Fort Lauderdale              Fort Lauderdale, FL        1,711,557     1989/2006      104
Red Roof Inn Tampa Brandon                Tampa, FL                  1,661,217     1987/2004      120
Red Roof Inn Phoenix Chandler             Chandler, AZ               1,661,217     1998/2006      131
Red Roof Inn Wilmington                   Newark, DE                 1,661,217     1988/2004      119
Red Roof Inn Atlanta Druid Hills          Atlanta, GA                1,644,437     1985/2005      115
Red Roof Inn BW Parkway                   Hanover, MD                1,644,437     1984/2002      108
Red Roof Inn Tinton Falls                 Tinton Falls, NJ           1,627,657     1987/2005      119
Red Roof Inn Baltimore North Timonium     Timonium, MD               1,610,877     1991/2002      137
Red Roof Inn Boston Northeast Saugus      Saugus, MA                 1,594,096     2002/NAP       117
Red Roof Inn Joliet                       Joliet, IL                 1,560,537     1982/2005      108
Red Roof Inn Chicago Naperville           Naperville, IL             1,476,637     1989/2005      119
Red Roof Inn Chicago Northbrook           Deerfield, IL              1,476,637     1988/2004      117
Red Roof Inn Phoenix Airport              Tempe, AZ                  1,459,857     1999/2006      125
Red Roof Inn Louisville Airport           Louisville, KY             1,375,957     1985/2005      109
Red Roof Inn Phoenix Bell Road            Phoenix, AZ                1,292,057     1997/2006      125
Red Roof Inn Cleveland Independence       Independence, OH           1,191,378     1977/2002      108
Red Roof Inn Erie                         Erie, PA                   1,141,038     1980/2005      110
Red Roof Inn El Paso East                 El Paso, TX                1,090,698     1995/NAP       122
Red Roof Inn St Clairsville               St Clairsville, OH         1,040,358     1983/2006      108
Red Roof Inn Austin Round Rock            Round Rock, TX             1,006,798     1996/NAP       107
Red Roof Inn Knoxville West               Knoxville, TN                990,018     1987/NAP       114
Red Roof Inn Binghamton                   Johnson City, NY             973,238     1989/2006      107
Red Roof Inn Wilkes Barre                 Wilkes Barre, PA             956,458     1986/2005      115
Red Roof Inn Pittsburgh Airport           Pittsburgh, PA               939,678     1977/2006      120
Red Roof Inn Chicago Hoffman Estates      Hoffman Estates, IL          939,678     1989/2004      119
Red Roof Inn Enfield                      Enfield, CT                  939,678     1984/2005      108
Red Roof Inn West Springfield             West Springfield, MA         922,898     1988/2007      111
Red Roof Inn Canton                       North Canton, OH             906,118     1975/2007      108
Red Roof Inn Detroit Farmington Hills     Farmington Hills, MI         872,558     1979/2004      108
Red Roof Inn Edison                       Edison, NJ                   872,558     1988/2007      133
Red Roof Inn Princeton North              Monmouth Junction, NJ        788,658     1989/2004      119
Red Roof Inn Hickory                      Hickory, NC                  738,319     1986/NAP       108
Red Roof Inn Asheville West               Asheville, NC                704,759     1986/NAP       109
Red Roof Inn Richmond South               Richmond, VA                 704,759     1982/2006      114
Red Roof Inn Columbus West                Columbus, OH                 654,419     1974/2005       79
Red Roof Inn Greensboro Airport           Greensboro, NC               654,419     1986/NAP       112
Red Roof Inn Cincinnati
   Northeast Blue Ash                     Blue Ash, OH                 604,079     1984/2006      108
Red Roof Inn Johnson City                 Johnson City, TN             604,079     1990/2003      115
Red Roof Inn Detroit Troy                 Troy, MI                     587,299     1975/2004      109
Red Roof Inn Cincinnati Sharonville       Sharonville, OH              553,739     1987/2007      108
Red Roof Inn West Monroe                  West Monroe, LA              553,739     1986/NAP        97
Red Roof Inn Detroit Madison Heights      Madison Heights, MI          553,739     1982/2004      108
Red Roof Inn Kansas City
   Overland Park                          Overland Park, KS            536,959     1981/NAP       106
Red Roof Inn Greenville                   Greenville, SC               503,399     1983/2007      108
Red Roof Inn New London                   New London, CT               486,619     1986/2005      108
Red Roof Inn Nashville South              Nashville, TN                453,059     1986/NAP        85
Red Roof Inn Jamestown Falconer           Falconer, NY                 369,159     1987/2000       80
                                                                   -----------                  -----
TOTAL/WEIGHTED AVERAGE:                                            $68,428,702                  6,030
                                                                   ===========                  =====

                                          CUT-OFF DATE   OCCUPANCY %
                                            PRINCIPAL       AS OF      UNDERWRITTEN
                                            BALANCE/       JUNE 30,        NET        UNDERWRITTEN   UNDERWRITTEN
PROPERTY NAME                                 ROOM           2007       CASH FLOW          ADR          REVPAR
-----------------------------------------------------------------------------------------------------------------

Red Roof Inn Washington Downtown            $164,064         62.9%      $ 3,168,175     $129.50         $81.43
Red Roof Inn Long Island                     151,789         73.7         2,760,194      117.54          86.65
Red Roof Inn Miami Airport                    79,446         78.7         1,929,961       78.86          62.09
Red Roof Inn Greater Washington
   Manassas                                   77,570         71.8         1,006,432       68.44          49.13
Red Roof Inn Ann Arbor University North       81,267         64.7           593,139       62.44          40.40
Red Roof Inn Fort Lauderdale                  74,207         67.6           756,652       75.50          51.07
Red Roof Inn Tampa Brandon                    62,421         63.9           871,747       69.39          44.32
Red Roof Inn Phoenix Chandler                 57,180         53.9           760,331       69.92          37.72
Red Roof Inn Wilmington                       62,946         64.0           802,423       63.76          40.82
Red Roof Inn Atlanta Druid Hills              64,478         77.3           922,770       61.14          47.29
Red Roof Inn BW Parkway                       68,657         67.9           753,624       66.75          45.30
Red Roof Inn Tinton Falls                     61,674         56.7           808,377       76.56          43.41
Red Roof Inn Baltimore North Timonium         53,019         54.6           760,539       70.61          38.57
Red Roof Inn Boston Northeast Saugus          61,435         66.9           785,888       73.72          49.34
Red Roof Inn Joliet                           65,154         61.4           336,023       51.14          31.41
Red Roof Inn Chicago Naperville               55,952         57.0           561,885       60.21          34.34
Red Roof Inn Chicago Northbrook               56,908         63.5           524,424       60.06          38.13
Red Roof Inn Phoenix Airport                  52,661         56.9           612,283       60.93          34.68
Red Roof Inn Louisville Airport               56,920         56.1           437,033       56.35          31.62
Red Roof Inn Phoenix Bell Road                46,608         61.7           696,041       64.27          39.67
Red Roof Inn Cleveland Independence           49,741         58.0           554,335       59.68          34.60
Red Roof Inn Erie                             46,773         66.9           713,261       61.14          40.90
Red Roof Inn El Paso East                     40,312         77.5           768,532       51.92          40.22
Red Roof Inn St Clairsville                   43,436         70.5           545,709       47.72          33.64
Red Roof Inn Austin Round Rock                42,428         75.0           646,652       53.56          40.17
Red Roof Inn Knoxville West                   39,159         63.7(1)        429,271       53.06          33.78
Red Roof Inn Binghamton                       41,013         65.6           473,685       56.63          37.13
Red Roof Inn Wilkes Barre                     37,502         63.5           464,720       53.50          33.96
Red Roof Inn Pittsburgh Airport               35,309         57.0           488,630       58.62          33.40
Red Roof Inn Chicago Hoffman Estates          35,606         49.1           214,340       55.95          27.48
Red Roof Inn Enfield                          39,232         59.8           467,227       62.70          37.47
Red Roof Inn West Springfield                 37,490         51.3           425,156       65.85          33.81
Red Roof Inn Canton                           37,831         52.4           312,562       51.29          26.88
Red Roof Inn Detroit Farmington Hills         36,430         44.9           164,893       51.52          23.12
Red Roof Inn Edison                           29,582         57.1           457,568       65.72          37.55
Red Roof Inn Princeton North                  29,883         54.1           321,238       58.70          31.77
Red Roof Inn Hickory                          30,825         63.2           461,323       46.53          29.39
Red Roof Inn Asheville West                   29,154         63.0           474,011       51.65          32.55
Red Roof Inn Richmond South                   27,876         64.4           476,229       53.16          34.23
Red Roof Inn Columbus West                    37,352         61.0           278,703       53.96          32.89
Red Roof Inn Greensboro Airport               26,347         56.4           383,942       47.01          26.52
Red Roof Inn Cincinnati
   Northeast Blue Ash                         25,221         51.6           254,401       50.77          26.18
Red Roof Inn Johnson City                     23,686         59.1           397,631       49.88          29.50
Red Roof Inn Detroit Troy                     24,295         42.2           118,168       50.93          21.47
Red Roof Inn Cincinnati Sharonville           23,119         63.7           243,797       46.43          29.56
Red Roof Inn West Monroe                      25,741         65.2           287,735       43.27          28.22
Red Roof Inn Detroit Madison Heights          23,119         50.1           194,354       47.56          23.83
Red Roof Inn Kansas City
   Overland Park                              22,841         51.9           293,457       47.81          24.79
Red Roof Inn Greenville                       21,017         56.0           146,387       43.30          24.25
Red Roof Inn New London                       20,317         45.8           267,525       66.78          30.59
Red Roof Inn Nashville South                  24,034         72.1           327,209       48.59          35.03
Red Roof Inn Jamestown Falconer               20,807         50.9           182,956       53.95          27.46
                                            --------         ----       -----------     -------         ------
TOTAL/WEIGHTED AVERAGE:                     $ 51,169         61.2%      $32,083,548     $ 62.57         $38.31
                                            ========         ====       ===========     =======         ======

(1)  Occupancy % as of the trailing-12 month period ending May 31, 2007

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                             CGM RRI HOTEL PORTFOLIO
--------------------------------------------------------------------------------

                          PROPERTY PERFORMANCE SUMMARY

                                                                          TRAILING 12 MONTH
                                   2004          2005          2006      PERIOD ENDED 06/07(1)   UNDERWRITTEN
-------------------------------------------------------------------------------------------------------------

Portfolio Average Occupancy           63.7%         63.6%         62.3%               61.2%              61.2%
Portfolio ADR                  $     51.89   $     55.46   $     60.84         $     62.57        $     62.57
Portfolio RevPAR               $     33.04   $     35.27   $     37.93         $     38.31        $     38.31
NOI                            $25,387,052   $27,594,378   $32,646,265         $34,174,277        $34,004,474

(1)  Trailing 12 month numbers for Red Roof Inn Knoxville West are as of May 31,
     2007.

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o    THE LOAN. The mortgage loan (the "CGM RRI Hotel Portfolio Loan") is secured by first mortgage on each borrower's and the Maryland Owner's respective fee simple and/or, as applicable, leasehold interest in 52 limited-service hotel properties located across 21 states and the District of Columbia (the
     "CGM RRI Hotel Portfolio Properties"). The CGM RRI Hotel Portfolio Loan has
     a cut-off date principal balance of $68,428,702, and represents approximately 3.7% of the initial mortgage pool balance. The CGM RRI Hotel
     Portfolio Loan was originated on September 6, 2007. The CGM RRI Hotel
     Portfolio Loan is a portion of a loan combination with an original aggregate principal balance of $310,000,000. The CGM RRI Hotel Portfolio
     Loan, evidenced by two pari passu notes, with an original balance totaling
     $68,750,000, is included in the trust fund. The other loans related to the
     CGM RRI Hotel Portfolio Loan are evidenced by multiple separate notes (the
     "CGM RRI Hotel Portfolio Pari Passu Non-Trust Loans") with original principal balances of $35,000,000 for one note and $34,375,000 each for six other notes (the CGM RRI Hotel Portfolio Pari Passu Non-Trust Loans,
     together with the CGM RRI Hotel Portfolio Loan, the "CGM RRI Hotel
     Portfolio Loan Combination"). The CGM RRI Hotel Portfolio Pari Passu
     Non-Trust Loans will not be assets in the Trust Fund. One of the non-trust pari passu notes in the original principal balance of $35,000,000 was included in the securitization of the Deutsche Mortgage & Asset Receiving
     Corporation, CD 2007-CD5 Mortgage Trust, Commercial Mortgage Pass-Through
     Certificates Series CD 2007-CD5 (the "CD 2007-CD5 Transaction"). The CGM
     RRI Hotel Portfolio Loan and the CGM RRI Hotel Portfolio Pari Passu
     Non-Trust Loans are governed by a co-lender agreement to be described under
     "Description of the Mortgage Pool - The Loan Combinations - The CGM RRI
     Hotel Portfolio Loan Combination" in the related prospectus supplement. The
     CGM RRI Hotel Portfolio Loan Combination will be serviced under the CD
     2007-CD5 Transaction pooling and servicing agreement by Capmark Finance
     Inc., as a master servicer, and LNR Partners, Inc., as a special servicer.

     The CGM RRI Hotel Portfolio Loan has a remaining term of 114 months and matures on October 1, 2017. The CGM RRI Hotel Portfolio Loan may be prepaid on or after July 1, 2017 without any yield maintenance/prepayment premium and may be defeased with United States government obligations beginning 2 years after the last issue date for any securities backed by any portion of the CGM RRI Hotel Portfolio Loan and CGM RRI Hotel Portfolio Pari Passu
     Non-Trust Loans ("Defeasance Lockout Date"), and may be prepaid on or after the earlier to occur of the Defeasance Lockout Date and November 1, 2010 subject to the payment of the greater of (i) a yield maintenance/prepayment premium or (ii) 1% of the unpaid principal balance.

o    THE BORROWER. The borrowers are R-Roof IV, LLC and R-Roof V, LLC, each a single purpose entity, that own no material assets other than their respective CGM RRI Hotel Portfolio Properties, certain of which are owned or leased by one borrower and others of which are owned or leased by the other borrower. One of the borrowers is the sole beneficiary of R-Roof
     Business Trust IV, a Maryland business trust ("Maryland Owner") which is a single purpose entity with 2 independent trustees that owns two of the CGM
     RRI Hotel Portfolio Properties. Pursuant to a Maryland indemnity deed of trust structure, Maryland Owner has guaranteed the CGM RRI Hotel Portfolio
     Loan and executed deeds of trust in favor of lender on such properties.
     Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the CGM RRI Hotel Portfolio Loan. The sponsors are Citigroup Global Special Situations Group ("GSSG"), Westmont
     Hospitality Group ("Westmont") and Westbridge Hospitality Fund, L.P. GSSG
     is a principal investment group that invests in event-driven and special situation strategies globally on behalf of Citigroup Financial Products,
     Inc. ("Citi"). WRRH Investments LP is a joint venture between Citi,
     Westmont and Caisse de Depot Placement du Quebec ("CDP"). Westmont is one
     of the largest owner/operators of hotels in the United States and Canada.
     Currently, Westmont owns/manages over 400 hotels on three continents totaling over 60,000 rooms. CDP was founded by Quebec's legislature in 1965 to manage public pension funds and has more than $225 billion in asset under management.

o    THE PROPERTY. The CGM RRI Hotel Portfolio Properties consist of 52 Red Roof
     Inn hotels containing 6,030 rooms located across 21 states and the District of Columbia, which were constructed between 1974 and 2002 and renovated between 2000 and 2007. As of the trailing-12 month period ended June 30,
     2007, the occupancy rate for the CGM RRI Hotel Portfolio Properties was approximately 61.2%. The occupancy for Red Roof Inn Knoxville West is as of the trailing-12 month period ended May 31, 2007.

o    LOCKBOX ACCOUNT. The CGM RRI Hotel Portfolio Loan is structured with a hard lockbox with money transferred to the borrowers' accounts provided no Cash
     Trap Period (as described below) or event of default exists. In the event of and during the continuation of a Cash Trap Period or an event of default, funds shall be swept on a daily basis from the lockbox account to
     a

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     deposit account controlled by lender and applied pursuant to the loan agreement (unless and until such Cash Trap Period or event of default is terminated or cured) to current debt service, required reserve deposits and operating expenses, with excess cash flow held as a supplemental reserve. A
     "Cash Trap Period" shall mean any period commencing on the same date the debt service coverage ratio, as calculated at the end of each calendar quarter, is less than 1.07:1 for the then current trailing 12 month period and continuing until the debt service coverage ratio, as calculated at the end of each calendar quarter for two consecutive quarters, is at least equal to 1.15:1 for the then current trailing twelve (12) month period.

o    MEZZANINE DEBT. The sole member of the sole member of the borrowers under the CGM RRI Hotel Portfolio Loan Combination has incurred existing mezzanine debt in the amount of $164,000,000, which is secured by the indirect equity interests in the borrowers under the CGM RRI Hotel
     Portfolio Loan Combination and by (a) indirect equity interests in the owners of approximately 169 additional Red Roof Inn hotels and (b) related interests owned by the sponsors, none of which are part of the CGM RRI
     Hotel Portfolio Properties. Additionally, the mezzanine debt is subordinate to mortgage debt on such other properties.

o    GUARANTY. There is a $16 million FF&E shortfall guaranty in favor of the lender provided by Citigroup Financial Products, Inc. and Westbridge
     Hospitality Fund, L.P. to support renovations. In the event that the balance of the FF&E shortfall guaranty is reduced to less than 4% of the total gross revenues, the borrowers will be required to escrow on a monthly basis 1/12th of the difference between (a) 4% of estimated gross revenue for the then current fiscal year and (b) the remaining balance of the FF&E shortfall guaranty.

o    GROUND LEASES. The borrowers hold a leasehold estate in five of the mortgaged properties pursuant to a ground lease. The ground lease related to the property located in Edison, New Jersey (the "Edison Property")
     expires on February 17, 2028, the ground lease related to the property located in Saugus, Massachusetts (the "Boston Northeast Saugus Property")
     expires (assuming all renewals are exercised) on May 8, 2067, and the ground lease related to the property located in Greenville, South Carolina
     (the "Greenville Property") expires (assuming all renewals are exercised)
     on September 30, 2033. With respect to the property located in Princeton
     North, New Jersey (the "Princeton North Property"), the related borrower leases the property from an affiliate and the affiliate has subjected the fee interest in the property to the lien of the mortgage securing the CGM
     RRI Hotel Portfolio Loan. With respect to the property located in Westbury,
     New York (the "Long Island Property"), the Long Island Property is subject to a lease with the Town of Hempstead Industrial Development Agency as landlord as part of a payments-in-lieu-of taxes ("PILOT") program, and the landlord has subjected its fee interest in the property to the lien of the mortgage securing the CGM RRI Hotel Portfolio Loan, with annual rental payments and fees of $1,001 and a term expiring December 31, 2012, whereupon the related borrower shall acquire the fee interest from the landlord.

o    RELEASE OF PARCELS. The CGM RRI Hotel Portfolio Loan permits the release of individual properties subject to compliance with certain conditions, including but not limited to the following: (1) no event of default has occurred and is continuing; (2) after giving effect to any partial release, the debt service coverage ratio for the remaining properties following the release shall equal or exceed the greater of (a) the debt service coverage ratio at closing and (b) the debt service coverage ratio for all properties subject to the liens of mortgages for the trailing twelve months immediately preceding the release; (3) after giving effect to any partial release, the debt-yield shall not be less than the greater of (a) (i) 9.8%, multiplied by (ii) the sum of the allocated loan amounts of all properties, including the property subject to the release, divided by the sum of the current amortized loan amount of all properties, including the property subject to the release (the "Release Debt-Yield") and (b) the lender calculated debt-yield immediately prior to such release; (4) the amount of the outstanding principal balance of the CGM RRI Hotel Portfolio Loan to be prepaid or partially defeased with the release of each individual property shall equal or exceed the greater of (a) the related 115% of the allocated loan amount and (b) an amount which would result in a debt-yield immediately after the proposed release of such individual property to be equal to or greater than (i) the Release Debt-Yield and (ii) the lender calculated debt-yield immediately prior to such release. CL-Roosevelt LLC
     (the previous owner of the Long Island Property) has the right to purchase for $100, or lease with an option to purchase at an annual rental of $100, a 0.88 acre portion of the Long Island Property that is not part of the hotel operation, under an option expiring by June 28, 2021 and the CGM RRI
     Hotel Portfolio Loan permits this partial release subject to satisfaction of certain conditions set forth in the loan documents.

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o    PROPERTY SUBSTITUTION. On or after the Defeasance Lockout Date, the borrowers may also obtain a release of an individual property by substituting another hotel of like kind, quality and cash flow to the substituted property, provided the related borrower complies with certain conditions, including but not limited to the following: (1) no event of default has occurred and is continuing; (2) no more than 10 properties have been substituted in the aggregate; (3) the fair market value of the substitute property equals or exceeds the greater of (a) the fair market value of the substituted property as of the closing date of the loan and
     (b) the fair market value of the substituted property at the date immediately preceding substitution; (4) after giving effect to the substitution, (a) the substitution debt service coverage ratio shall not be less than the greater of (i) the debt service coverage ratio for all of the properties at closing and (ii) the lender's underwritten debt service coverage ratio immediately prior to such substitution and (b) the debt-yield shall not be less than the greater of (i) the debt-yield at closing and (ii) the lender calculated debt-yield immediately prior to such substitution; (5) the net operating income for the substitute property for the twelve months immediately preceding substitution is greater than 100%
     of the net operating income for the substituted property over the same period; and (6) rating agency confirmation that the substitution will not result in a downgrade, withdrawal or qualification of the ratings assigned to the series 2008-C7 certificates and any other securities secured by an interest in the CGM RRI Hotel Portfolio Loan Combination.

o    MANAGEMENT. RRI West Management, LLC is the property manager for the CGM
     RRI Hotel Portfolio Properties. The property manager is affiliated with
     Westmont, one of the sponsors. In addition, certain front and back office services will be provided by Accor North America, Inc. or an affiliate
     ("Accor"), through an agreement with Red Roof Inns. After the first year of ownership under the borrowers, if the property manager elects to have the front and back office services provided by the property manager rather than
     Accor, the property manager may do so.

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                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE(1)                                    $60,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 3.2%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                           Ralph S. Dweck
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            6.0152%
MATURITY DATE                                                       July 6, 2017
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                            120 / Interest Only
REMAINING TERM / REMAINING AMORTIZATION TERM                 111 / Interest Only
LOCKBOX                                 In-Place Hard, Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                     Yes / Yes
   GAP RENT(2)                                                          $546,331
   TI HOLDBACK(3)                                                       $305,100
ONGOING MONTHLY RESERVES
   TAX / INSURANCE                                                     Yes / Yes
   REPLACEMENT(4)                                                         $6,766
   TI/LC(5)                                                              $33,832
ADDITIONAL FINANCING                                                         Yes

                                               LINCOLN SQUARE     LINCOLN SQUARE
                                                 SENIOR NOTE           LOAN
                                                  LOANS(1)        COMBINATION(1)
                                               --------------     --------------
CUT-OFF DATE PRINCIPAL BALANCE                   $220,000,000       $285,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                        $542               $702
CUT-OFF DATE LTV RATIO                                 61.62%             79.83%
MATURITY DATE LTV RATIO                                61.62%             79.83%
UW NCF DSCR(6)                                          1.31x              1.01x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                          Washington, DC
PROPERTY TYPE                                                        Office, CBD
SIZE (SF)                                                                405,978
OCCUPANCY % AS OF FEBRUARY 25, 2008                                       100.0%
YEAR BUILT / YEAR RENOVATED                                           2001 / NAP
APPRAISED VALUE                                                     $357,000,000
PROPERTY MANAGEMENT                            Lincoln Square Management, L.L.C.
UW ECONOMIC OCCUPANCY %                                                    98.7%
UW REVENUES                                                          $27,437,789
UW EXPENSES                                                           $9,384,720
UW NET OPERATING INCOME (NOI)(6)                                     $18,053,069
UW NET CASH FLOW (NCF)(6)                                            $17,565,896
2006 NOI                                                             $17,360,364
2007 NOI                                                             $17,376,282
--------------------------------------------------------------------------------

(1)  The total original loan amount secured by the Lincoln Square Property was
     $285,000,000 (collectively, the "Lincoln Square Loan Combination")
     evidenced by two senior pari passu notes totaling $220,000,000 and a junior companion note in the amount of $65,000,000 (the "Lincoln Square
     Subordinate Non-Trust Loan"). One senior pari passu note totaling
     $60,000,000 (the "Lincoln Square Loan") is included in the trust fund. The other pari passu note totaling $160,000,000 was included in the securitization involving the issuance of the Deutsche Mortgage and Asset
     Receiving Corporation, CD 2007-CD5 Mortgage Trust, Commercial Mortgage
     Pass-Through Certificates, Series CD 2007-CD5 (the "CD 2007-CD5
     Transaction"). The Lincoln Square Subordinate Non-Trust Loan is not
     included in the trust fund.

(2)  The gap rent reserve is designated to cover future rent increases. The gap rent reserve is to be disbursed with respect to the applicable rent reserve tenant upon evidence satisfactory to lender that such rent reserve tenant is open for business to the public and is paying full, unabated rent in accordance with the terms of the applicable lease and that such lease is in full force and effect with no defaults thereunder.

(3)  The TI holdback reserve is to be disbursed upon lender's receipt of evidence satisfactory to lender that borrower has paid the tenant improvement allowance in the amount of the TI holdback reserve currently outstanding and in accordance with the applicable terms and conditions of the Latham & Watkins LLP lease.

(4)  The replacement reserve account is subject to a cap of $243,588. Borrower is required to replenish the reserve account should the balance fall below this amount.

(5)  The TI/LC reserve account is subject to a cap of $1,217,934. Borrower is required to replenish the reserve account should the balance fall below this amount.

(6)  UW Net Operating Income, UW Net Cash Flow, and UW NCF DSCR are based in part on an averaging of the rents payable by Latham & Watkins LLP and
     Morgan Stanley DW, Inc. under their leases over their respective lease terms rather than on their current rents, which are lower. In addition, UW
     Net Operating Income, UW Net Cash Flow, and UW NCF DSCR are based on contractual rent steps for certain tenants through 2010. The gap rent reserve was established at closing for the rent steps underwritten through
     2010.

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                                 LINCOLN SQUARE
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                                 TENANT SUMMARY

                            RATINGS    NET RENTABLE  % OF NET
                             FITCH/        AREA      RENTABLE                                  % OF    DATE OF
                            MOODY'S/      LEASED       AREA                                   ACTUAL    LEASE
TENANT NAME                  S&P(1)        (SF)       LEASED    RENT PSF(2)  ACTUAL RENT(2)  RENT(2)  EXPIRATION
----------------------------------------------------------------------------------------------------------------

Latham & Watkins LLP(3)      NR/NR/NR     204,837(4)   50.5%(4)    $49.92      $10,225,446     54.5%    Various
GSA                       AAA/Aaa/AAA      47,991      11.8         44.70        2,145,269     11.4    07/24/11
Landmark Theatre             NR/NR/NR      40,000       9.9         12.50          500,000      2.7    01/31/19
CB Richard Ellis(5)          NR/NR/NR      36,335       8.9         47.09        1,710,888      9.1    04/31/11
Baker Donelson               NR/NR/NR      30,755       7.6         52.44        1,612,662      8.6    05/31/11
                                          -------     -----        ------      -----------    -----    --------
TOP 5 TENANTS                             359,918      88.7%       $44.99      $16,194,265     86.4%    VARIOUS
Non-major Tenants                          46,060      11.3         55.52        2,557,131     13.6     Various
                                          -------     -----        ------      -----------    -----
OCCUPIED TOTAL                            405,978     100.0%       $46.19      $18,751,396    100.0%
Vacant                                          0       0.0
                                          -------     -----
COLLATERAL TOTAL                          405,978     100.0%
                                          =======     =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Reflects the terms for the applicable Net Rentable Area Leased (SF) of all direct leases at the Lincoln Square Property and does not reflect the terms of any of the subleases or sub-subleases at the Lincoln Square Property.

(3)  There are multiple Latham & Watkins LLP ("Latham") leases expiring between
     January, 2011 and January, 2016. The portion of the lease with respect to units 800-1200 represents 159,933 square feet at a base rent of $48.40 psf and expires in January, 2016. The storage space at the Lincoln Square
     Property represents 2,118 square feet at a base rent of $19.06 psf and expires in January, 2016. The portion of the lease with respect to unit
     1400 represents 23,041 square feet at a base rent of $62.28 psf and expires in January, 2011. The portion of the lease with respect to unit 700 represents 15,255 square feet at a base rent of $51.12 psf and expires in
     January, 2016. The portion of the lease with respect to unit 510 represents
     4,490 square feet at a base rent of $51.12 psf and expires in June, 2011.
     The tenant is also subject to multiple subleases expiring between April,
     2011 and June, 2011. The sublease from Morgan Stanley DW, Inc. for unit 500 represents 23,490 square feet at a base rent of $44.99 psf and expires in
     June, 2011. The Morgan Stanley DW, Inc. lease for unit 500 is at a base rent of $52.83 psf and expires June, 2011. The sublease from CH2M-Hill,
     Inc. for unit 525 represents 5,890 square feet at a base rent of $45.32 psf and expires in June, 2011. The CH2M-Hill, Inc. lease for unit 525 is at a base rent of $52.90 psf and expires June, 2011. The sublease from CB
     Richard Ellis for unit 300 represents 36,335 square feet at a base rent of
     $36.00 psf and expires in April, 2011. Latham has also entered into a sub-sublease as sub-sublandlord with The Carlyle Group for 22,017 square feet of the 36,335 square feet of unit 300 at a base rent of $36.00 psf.
     The sub-sublease with The Carlyle Group expires in April, 2011, provides for a termination option beginning March 1, 2010 with 6 months notice. The
     CB Richard Ellis lease for unit 300 is at a base rent of $47.09 psf and expires April, 2011. The weighted average base rent Latham currently pays on all leased and subleased spaces is $47.55 psf. The weighted average base rent underwritten for all spaces Latham currently occupies is $49.86 psf, which is based on the original tenant's base rent for the subleased spaces.

(4)  Through various subleases that Latham has entered into at the subject property, their net rentable area leased is 270,552 square feet which represents 66.6% of the net rentable area. However, through a sub-sublease with The Carlyle Group for 22,017 square feet, Latham physically occupies
     248,535 square feet or 61.2% of the net rentable area.

(5)  CB Richard Ellis is currently subleasing all of their space to Latham.

                          LEASE ROLLOVER SCHEDULE(1)(2)

                         WTD. AVG. IN PLACE                                                        CUMULATIVE % OF
            # OF LEASES       BASE RENT      TOTAL SF  % OF TOTAL  CUMULATIVE % OF  % OF IN PLACE     IN PLACE
YEAR          ROLLING            PSF          ROLLING  SF ROLLING     SF ROLLING     RENT ROLLING   RENT ROLLING
------------------------------------------------------------------------------------------------------------------

2008              0            $ 0.00               0      0.0%           0.0%            0.0%            0.0%
2009              0            $ 0.00               0      0.0            0.0%            0.0             0.0%
2010              0            $ 0.00               0      0.0            0.0%            0.0             0.0%
2011              4            $50.50         171,992     42.4           42.4%           46.3            46.3%
2012              2            $65.85           4,420      1.1           43.5%            1.6            47.9%
2013              1            $57.00           4,850      1.2           44.6%            1.5            49.3%
2014              0            $ 0.00               0      0.0           44.6%            0.0            49.3%
2015              2            $55.39           4,750      1.2           45.8%            1.4            50.8%
2016              2            $48.54         179,966     44.3           90.1%           46.6            97.3%
2017              0            $ 0.00               0      0.0           90.1%            0.0            97.3%
2018              0            $ 0.00               0      0.0           90.1%            0.0            97.3%
Thereafter        1            $12.50          40,000      9.9          100.0%            2.7           100.0%
Vacant                                              0      0.0          100.0%
                ---                           -------    -----                          -----
   TOTALS        12                           405,978    100.0%                         100.0%
                ===                           =======    =====                          =====

(1)  Assumes no tenant exercises an early termination option.

(2)  Lease Rollover Schedule reflects the terms of all direct leases at the
     Lincoln Square Property and does not reflect the terms of any of the subleases or sub-subleases at the Lincoln Square Property.

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                                 LINCOLN SQUARE
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o    THE LOAN. The subject mortgage loan (the "Lincoln Square Loan") is secured by a first mortgage encumbering an office building located in Washington,
     DC (the "Lincoln Square Property"). The Lincoln Square Loan has a cut-off
     date principal balance of $60,000,000, and represents approximately 3.2% of the initial mortgage pool balance. The Lincoln Square Loan was originated on June 22, 2007. The Lincoln Square Loan, which is evidenced by a pari passu note, is a portion of a loan combination with an original aggregate principal balance of $285,000,000. The other loans related to the Lincoln
     Square Loan are evidenced by two separate notes, one of which (the "Lincoln
     Square Pari Passu Non-Trust Loan") has an original principal balance of
     $160,000,000 and is pari passu with the Lincoln Square Loan, and the other of which (the "Lincoln Square Subordinate Non-Trust Loan") has an original principal balance of $65,000,000 and is subordinate to the Lincoln Square
     Loan. The Lincoln Square Loan, the Lincoln Square Pari Passu Non-Trust Loan
     and the Lincoln Square Subordinate Non-Trust Loan are collectively referred to as the "Lincoln Square Loan Combination". The Lincoln Square Pari Passu
     Non-Trust Loan and the Lincoln Square Subordinate Non-Trust Loan will not be assets of the issuing entity. The Lincoln Square Pari Passu Non-Trust
     Loan was included in the securitization involving the issuance of the
     Deutsche Mortgage & Asset Receiving Corporation, CD 2007-CD5 Mortgage
     Trust, Commercial Mortgage Pass-Through Certificates, Series CD 2007-CD5
     (the "CD 2007-CD5 Transaction"). The Lincoln Square Loan, the Lincoln
     Square Pari Passu Non-Trust Loan and the Lincoln Square Subordinate
     Non-Trust Loan are governed by a co-lender agreement to be described under
     "Description of the Mortgage Pool--The Loan Combinations--The Lincoln
     Square Loan Combination" in the related prospectus supplement. The Lincoln
     Square Loan Combination will be serviced under the CD 2007-CD5 Transaction pooling and servicing agreement by Capmark Finance Inc., as the applicable master servicer, and LNR Partners, Inc., as special servicer.

     The Lincoln Square Loan provides for interest-only payments for the entire
     120 months of its term. The Lincoln Square Loan has a remaining term of 111 months and matures on July 6, 2017. The Lincoln Square Loan may be prepaid on or after April 6, 2017, and permits defeasance with United States government obligations beginning the earlier of (a) June 22, 2010, or (b) 2 years after the last issue date for any securities backed by any portion of the Lincoln Square Loan and the Lincoln Square Pari Passu Non-Trust Loan.

o    THE BORROWER. The borrowers, four tenants in common, consist of the following entities: Lincoln Circle Associates, LLC, Lincoln Park Center
     Associates, LLC, Lincoln Commons Associates, LLC and RCM Lincoln Square,
     LLC, each of which is a special purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Lincoln Square Loan. The sponsor of the borrowers is
     Ralph S. Dweck. Mr. Dweck has been a full-time real estate developer since
     1972 after practicing law with the firms of Dweck, Horowitz & Goldstein and
     Grossberg, Yochelson, Fox & Beyda. During the last 36 years, Mr. Dweck has developed or acquired a variety of properties throughout the Washington, DC metropolitan area including: over 300,000 square feet of retail shopping centers, 1.5 million square feet of warehouse space, 3,500 apartment units and over 3.0 million square feet of office space. Mr. Dweck owns several buildings in the direct vicinity of the Lincoln Square Property, including
     Republic Place, 1990 M Street, and 2001 L Street.

o    THE PROPERTY. The Lincoln Square Property is an approximately 405,978 square foot office building situated on approximately 0.9 acres. The
     Lincoln Square Property was constructed in 2001. The Lincoln Square
     Property is located in Washington, DC, within the
     Washington-Arlington-Alexandria metropolitan statistical area. The Lincoln
     Square Property is located at 555 11th Street, NW, and encompasses one-half of the block surrounded by 10th, 11th, E and F streets. The Lincoln Square
     Property is within walking distance to the United States Capitol Building and the White House. Vehicular access is made easy by the nearby I-395 access on 3rd Street less than one mile to the east. The Lincoln Square
     Property is also well served by Metrorail, Washington, DC's mass transportation system, as it is within two blocks of all five of the system's lines. The 11th Street entrance to the Metro Center station, the hub of the entire system, is located just one-half block north of the
     Lincoln Square Property. As of February 25, 2008, the occupancy rate for the Lincoln Square Property was approximately 100%.

     The largest tenant is Latham & Watkins LLP ("Latham") occupying 248,535 square feet, or approximately 61.2% of the net rentable area. Latham was founded in 1934 and is headquartered in Los Angeles, CA. It is one of the largest and most prestigious international law firms in the world, employing over 2,100 attorneys in 24 offices worldwide. Latham practices corporate, environmental, finance, litigation, and tax law, and is especially recognized for its innovative approach to law firm management and pro bono work on a global scale. There are multiple Latham leases and subleases expiring between January,

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                                 LINCOLN SQUARE
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     2011 and January, 2016. Latham directly leases 204,837 square feet, or approximately 50.5% of the net rentable area, and subleases 65,715 square feet, or approximately 16.2% of the net rentable area. However, through a sub-sublease, they physically occupy 248,535 square feet or 61.2% of the net rentable area. The portion of the lease with respect to units 700-1200 and the storage space at the Lincoln Square Property represents 177,306 square feet and expires in January, 2016. The portion of the lease with respect to unit 1400 represents 23,041 square feet and expires in January,
     2011. The portion of the lease with respect to unit 510 represents 4,490 square feet and expires in June, 2011. The tenant is also subject to multiple subleases expiring between April, 2011 and June, 2011. The sublease from Morgan Stanley DW, Inc. for unit 500 represents 23,490 square feet and expires in June, 2011. The sublease from CH2M-Hill, Inc. for unit
     525 represents 5,890 square feet and expires in June, 2011. The sublease from CB Richard Ellis for unit 300 represents 36,335 square feet and expires in April, 2011. Latham has also entered into a sub-sublease as sub-sublandlord with The Carlyle Group for 22,017 square feet of the 36,335 square feet of unit 300. The sub-sublease with The Carlyle Group expires in
     April, 2011, and provides for a termination option beginning March 1, 2010 with 6 months notice.

     The second largest tenant is the GSA, occupying 47,991 square feet, or approximately 11.8% of the net rentable area. GSA acts as the government's landlord in obtaining office space for the federal workforce and supplies equipment, telecommunications and information technology products to its customer agencies. It carries out its mission through the Federal
     Technology Service, Federal Supply Service, Public Buildings Service, and
     regional offices throughout the country. As of April, 2008, the GSA was rated "Aaa" by Moody's and "AAA" by S&P. The two GSA leases expire in July,
     2011.

     The third largest tenant is Landmark Theatre ("Landmark"), occupying 40,000 square feet, or approximately 9.9% of the net rentable area. Landmark
     Theatres is one of the nation's largest theatre chains dedicated to marketing and exhibiting independent film. The Landmark Theatre at the
     Lincoln Square Property contains 8 screens. The Landmark lease expires in
     January, 2019.

o    LOCKBOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a lockbox account under the lender's control. All funds in the lockbox account are disbursed to a borrower-controlled cash management account, except during the period (with respect to the Lincoln
     Square Loan, a "Trigger Period") commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Lincoln Square
     Loan Combination, (ii) the debt service coverage ratio being less than
     1.00:1 or (iii) the occurrence of an L&W Trigger Event, which Trigger
     Period will expire (x) with regard to any Trigger Period commenced in connection with clause (i) above, upon the cure (if applicable) of such event of default (provided that a Trigger Period does not otherwise then exist), (y) with regard to any Trigger Period commenced in connection with clause (ii) above, upon the date that the debt service coverage ratio is equal to or greater than 1.00:1 for six (6) consecutive calendar months
     (provided that a Trigger Period does not otherwise then exist) or (z) with regard to any Trigger Period commenced in connection with clause (iii)
     above, upon the occurrence of an L&W Trigger Termination Event (provided that a Trigger Period does not otherwise then exist). During a Trigger
     Period, all funds in the lockbox account are disbursed daily to a lender controlled cash management account and are administered in accordance with the terms of the Lincoln Square Loan documents. An "L&W Trigger Termination
     Event" shall mean an event which shall occur upon the deposit with lender or servicer (whether in the form of cash or a letter of credit) of an amount equal to $20.00 per square foot of the applicable portion of the
     Latham premises which is terminated or not renewed. An "L&W Trigger Event"
     occurs if Latham fails to renew their lease, with respect to any portion of the premises, prior to the date occurring twenty-one (21) months prior to the expiration date of the Latham lease with respect to such premises, or if Latham provides notice that it is terminating all or any portion of its lease with respect to any portion of the premises.

o    SUBORDINATE DEBT. The Lincoln Square Property also secures the Lincoln
     Square Subordinate Non-Trust Loan that is currently owned by Citigroup
     Global Markets Realty Corp. and will not be an asset of the CGCMT 2008-C7 trust fund.

o    MANAGEMENT. Lincoln Square Management, L.L.C. is the property manager for the Lincoln Square Property. The property manager is affiliated with the borrowers.

o    RIGHT OF FIRST REFUSAL: The borrowers, their direct owners and Ralph Dweck
     (individually) granted RCM LS II, LLC, a Delaware limited liability company
     (an entity controlled by Richard Ruben (a pre-approved sponsor with a 5%
     ownership interest

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                                 LINCOLN SQUARE
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     in one of the borrowers (through family trusts)), a right of first refusal to purchase the Lincoln Square Property or certain direct or indirect interests in the borrowers pursuant to a certain Right of First Offer
     Agreement ("ROFO") at the time the borrowers acquired the Lincoln Square
     Property. In connection with the Lincoln Square Loan, an amendment to the
     ROFO was executed to confirm that the ROFO is subordinate to the lien and terms of the Lincoln Square Loan documents and all other documents evidencing and/or securing the Lincoln Square Loan (including without limitation, the transfer provisions contained in the Lincoln Square Loan documents).

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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                       $51,400,000
PERCENTAGE OF INITIAL MORTGAGE
POOL BALANCE                                                                2.8%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                               DLJ Real Estate Capital Partners III, L.P.
OWNERSHIP INTEREST                                      Fee Simple and Leasehold
MORTGAGE RATE                                                            6.5520%
MATURITY DATE                                                       July 6, 2012
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                             60 / Interest Only
REMAINING TERM / REMAINING
AMORTIZATION TERM                                             51 / Interest Only
LOCKBOX                                                                     None
UP-FRONT RESERVES
   TAX / INSURANCE                                                      Yes / No
   PIP RESERVE(1)                                                     $2,200,000
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                        Yes / No
   FF&E                                                                 $363,294
ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE                                       $51,400,000
CUT-OFF DATE PRINCIPAL BALANCE/ROOM                                     $120,941
CUT-OFF DATE LTV RATIO                                                    79.44%
MATURITY DATE LTV RATIO                                                   79.44%
UW NCF DSCR                                                                1.36x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 3
LOCATION                                                                 Various
PROPERTY TYPE                                       Hospitality, Limited Service
SIZE (ROOMS)                                                                 425
OCCUPANCY % AS OF SEPTEMBER 30, 2007                                       73.7%
YEAR BUILT / YEAR RENOVATED                                    Various / Various
APPRAISED VALUE                                                      $64,700,000
PROPERTY MANAGEMENT                                  Windsor Capital Group, Inc.
UW ECONOMIC OCCUPANCY %                                                    73.7%
UW REVENUES                                                          $14,471,257
UW EXPENSES                                                           $9,238,837
UW NET OPERATING INCOME (NOI)                                         $5,232,420
UW NET CASH FLOW (NCF)                                                $4,653,569
2006 NOI                                                              $4,500,017
2007 NOI(2)                                                           $5,094,815
--------------------------------------------------------------------------------

(1)  At closing, the borrowers deposited $2,200,000 into the PIP Reserve for capital improvements at each of the three (3) Mortgaged Properties.

(2)  2007 NOI represents the trailing-12 months ending September 30, 2007.

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                            DLJ EAST COAST PORTFOLIO
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                        DLJ EAST COAST PORTFOLIO SUMMARY

                                                         CUT-OFF DATE
                                                           ALLOCATED
                                            PROPERTY         LOAN      YEAR BUILT /  TOTAL
PROPERTY NAME                               SUBTYPE         BALANCE      RENOVATED   ROOMS
------------------------------------------------------------------------------------------

Courtyard by Marriott - Charlotte, NC  Limited Service    $28,556,000   2001 /  NAP   181
Courtyard by Marriott - Princeton, NJ  Limited Service     15,919,000   1999 /  NAP   154
Courtyard by Marriott - Lynchburg, VA  Limited Service      6,925,000   1999 / 2007    90
                                                          -----------                 ---
   TOTAL/WTD. AVG.                                        $51,400,000                 425
                                                          ===========                 ===

                                                       OCCUPANCY %
                                        CUT-OFF DATE      AS OF
                                          PRINCIPAL   SEPTEMBER 30,   UNDERWRITTEN  UNDERWRITTEN  UNDERWRITTEN
PROPERTY NAME                           BALANCE/ROOM       2007      NET CASH FLOW       ADR         REVPAR
--------------------------------------------------------------------------------------------------------------

Courtyard by Marriott - Charlotte, NC     $157,768        77.0%        $2,535,445      $118.43       $91.22
Courtyard by Marriott - Princeton, NJ      103,370        69.4          1,507,636       126.78        87.94
Courtyard by Marriott - Lynchburg, VA       76,944        74.6            610,488        91.95        68.55
                                          --------        ----         ----------      -------       ------
   TOTAL/WTD. AVG.                        $120,941        73.7%        $4,653,569      $115.85       $85.23
                                          ========        ====         ==========      =======       ======

                          PROPERTY PERFORMANCE SUMMARY

                                                                   TRAILING
                                                                  12 MONTHS
                                2004        2005        2006     ENDED 09/07  UNDERWRITTEN
------------------------------------------------------------------------------------------

Portfolio Average Occupancy        71.2%       73.2%       74.5%       73.7%        73.7%
Portfolio ADR                $   100.24  $   103.40  $   108.08  $   115.61    $   115.85
Portfolio RevPAR             $    71.37  $    75.65  $    80.55  $    85.23    $    85.23
NCF                          $4,037,817  $4,366,079  $4,500,017  $5,094,815    $4,653,569

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                            DLJ EAST COAST PORTFOLIO
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o    THE LOAN. The mortgage loan (the "DLJ East Coast Portfolio Loan") is secured by three first mortgages encumbering three limited-service hotels located in North Carolina (the "Charlotte Property"), New Jersey (the
     "Princeton Property") and Virginia (the "Lynchburg Property") (the "DLJ
     East Coast Portfolio Properties"). The DLJ East Coast Portfolio Loan
     represents approximately 2.8% of the initial mortgage pool balance. The DLJ
     East Coast Portfolio Loan was originated on July 6, 2007 and has a principal balance as of the cut-off date of $51,400,000. The DLJ East Coast
     Portfolio Loan provides for interest-only payments for the entire 60 months of its term.

     The DLJ East Coast Portfolio Loan has a remaining term of 51 months and matures on July 6, 2012. The DLJ East Coast Portfolio Loan may be prepaid on or after May 6, 2012 with no penalty, and may be prepaid with the payment of the greater of (i) a yield maintenance/prepayment premium or
     (ii) 1% of the unpaid principal balance beginning after the first payment date of the DLJ East Coast Portfolio Loan.

o    THE BORROWER. The borrowers are RECP III Lynchburg CY LLC, a Delaware limited liability company, RECP III Princeton CY LLC, a Delaware limited liability company, and RECP III Charlotte CY LLC, a Delaware limited liability company, each a single purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the DLJ East Coast Portfolio Loan. The sponsor of the borrowers is DLJ Real Estate Capital Partners III, L.P. DLJ Real Estate
     Capital Partners ("RECP") was formed in 1995 and is responsible for Credit
     Suisse Group's global real estate private equity business. RECP or its sponsored funds has acquired approximately 125 investments throughout North
     America, Western Europe and Asia, including over 30 hotels and resorts.

o    THE PROPERTY. The DLJ East Coast Portfolio Properties consist of three
     Courtyard by Marriott hotels containing 425 rooms, which were constructed between 1999 and 2001. For the trailing 12-month period ended September 30,
     2007, the weighted average occupancy rate for the DLJ East Coast Portfolio
     Properties was approximately 73.7%. The Charlotte Property contains 181 rooms, 2,800 square feet of meeting and banquet space, a cafe, a gift shop, a health club and an outdoor pool. For the trailing 12-month period ended
     September 30, 2007, the occupancy rate for the Charlotte Property was approximately 77.0%. The Princeton Property contains 154 rooms, 1,344 square feet of meeting space, a cafe, a lounge, a sundry shop, a health club and business center. For the trailing 12-month period ended September
     30, 2007, the occupancy rate for the Princeton Property was approximately
     69.4%. The Lynchburg Property contains 90 rooms, a cafe, 990 square feet of meeting and banquet space, a gift shop, a health club and an indoor pool.
     For the trailing 12-month period ended September 30, 2007, the occupancy rate for the Lynchburg Property was approximately 74.6%.

o    LOCKBOX ACCOUNT. The loan documents do not require a lock box account.

o    RELEASE OF PARCELS. The DLJ East Coast Portfolio Loan permits the release of individual properties subject to compliance with certain conditions, including but not limited to the following: (1) no event of default has occurred and is continuing; (2) after giving effect to any partial release and the loan prepayment in connection therewith, the trailing 12-month debt service coverage ratio for the remaining DLJ East Coast Portfolio
     Properties must equal or exceed the greater of (a) 1.24:1.00 and (b) the debt service coverage ratio for all DLJ East Coast Portfolio Properties subject to the liens of mortgages for the trailing twelve months immediately preceding the release; (3) after giving effect to any partial release and the loan prepayment in connection therewith, the loan-to-value ratio must not be greater than 80%; (4) the amount of the outstanding principal balance of the DLJ East Coast Portfolio Loan to be prepaid with the release of an individual property must equal 120% of the amount of the
     DLJ East Coast Portfolio Loan allocated to the individual property being released; and (5) while the Lynchburg Property may be released, and either the Charlotte Property or the Princeton Property may be released, no release of both the Charlotte Property and the Princeton Property will be permitted.

o    MANAGEMENT. Windsor Capital Group, Inc. ("Windsor") is the property manager for the DLJ East Coast Portfolio Properties. The property manager is an independent third party. Windsor is a privately owned hotel ownership and hotel management company with corporate offices in Santa Monica,
     California. Windsor currently owns and operates approximately 37 hotels in
     13 states. They have approximately eleven Marriott flagged assets under management.

o    GROUND LEASES. The co-borrower with respect to the Princeton Property, RECP
     III Princeton CY LLC (the "Princeton

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                            DLJ EAST COAST PORTFOLIO
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     Borrower"), holds a leasehold interest in the Princeton Property, and the related mortgage provided as security for the DLJ East Coast Portfolio Loan is a leasehold mortgage on the leasehold interest of the Princeton Borrower under the lease of the Princeton Property. The fee interest in the
     Princeton Property is not subject or subordinate to the mortgage securing the DLJ East Coast Portfolio Loan. The ground lease expires in 2067 with no rights of renewal.

     The Charlotte Property consists of a hotel located above a ground parcel and 11 story parking garage that is not owned by the co-borrower with respect to the Charlotte Property, RECP III Charlotte CY LLC (the
     "Charlotte Borrower"). The Charlotte Borrower is the fee owner of the air rights parcel and related improvements above the 11 story parking garage, and the holder of a leasehold interest in the portion of the ground floor of the parking garage parcel that includes the hotel lobby, limited service restaurant and other hotel-related space, and the related mortgage provided as security for the DLJ East Coast Portfolio Loan is a partial fee (as to the air rights parcel) and partial leasehold (as to the first floor hotel space leased by the Charlotte Borrower) mortgage. The lease of the
     Charlotte Property is included as part of the reciprocal easement agreement that provides, among cost-sharing and other provisions, for easements of support and access for the hotel air rights parcel. The Charlotte Property is subject to such reciprocal easement agreement and the lease of the ground floor hotel space is not subordinate to the mortgage securing the
     DLJ East Coast Portfolio Loan. The lease of the ground floor space does not have a specified termination date, and continues for the term of the reciprocal easement agreement (which is intended to be perpetual) or until such earlier date upon which either (i) the owners of both the parking garage parcel and the air rights parcel elect not to restore their respective improvements in the event of a significant casualty or (ii) the owner of the garage parcel exercises its option to purchase the air rights parcel in the event the owner of the air rights parcel elects not to restore the hotel in the event of a significant casualty to the hotel.

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                                  BUSH TERMINAL
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                                 [SIX PHOTOS OMITTED]

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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                        GSMC
CUT-OFF DATE PRINCIPAL BALANCE(1)                                    $50,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL
   BALANCE                                                                  2.7%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                   Rubin Schron and Abraham Fruchthandler
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                             6.280%
MATURITY DATE                                                  September 6, 2017
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                            119 / Interest Only
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                         113 / Interest Only
LOCKBOX                                                            In-Place Hard
UP-FRONT RESERVES
   TAX/INSURANCE                                                        Yes / No
   CAPITAL EXPENDITURE CONVERSION
      RESERVE                                                        $25,000,000
  INTEREST SHORTFALL (GUARANTY)                                       $7,500,000
  DEFERRED MAINTENANCE /
      ENVIRONMENTAL (GUARANTY)                                       $11,785,990
   QEZE TAX CREDIT (GUARANTY)(2)                                     $17,503,572
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                        Yes / No
ADDITIONAL FINANCING(1)(3)                                                   Yes

                                                              BUSH TERMINAL LOAN
                                                                  COMBINATION(1)
                                                              ------------------
CUT-OFF DATE PRINCIPAL BALANCE                                      $300,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF(4)                                         $50
CUT-OFF DATE LTV RATIO(4)                                                 52.63%
MATURITY DATE LTV RATIO(4)(5)                                             38.96%
UW IPCF DSCR(4)(6)                                                         1.16x
UW NCF DSCR(4)(7)                                                          1.79x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            Brooklyn, NY
PROPERTY TYPE                                                   Industrial, Flex
SIZE (SF)                                                              5,985,990
OCCUPANCY % AS OF DECEMBER 31, 2007                                        84.8%
YEAR BUILT / YEAR RENOVATED                                        Various / NAP
APPRAISED VALUE                                                     $570,000,000
PROPERTY MANAGEMENT                                 Industry City Management LLC
UW ECONOMIC OCCUPANCY %                                                    92.0%
UW REVENUES                                                          $61,151,917
UW EXPENSES                                                          $23,146,998
UW NET OPERATING INCOME (NOI)                                        $38,004,919
UW IN PLACE CASH FLOW (IPCF)(6)                                      $22,227,730
UW NET CASH FLOW (NCF)(7)                                            $34,242,313
2006 NOI                                                             $18,872,983
2007 NOI(8)                                                          $20,814,173
--------------------------------------------------------------------------------

(1)  The total loan amount of the Bush Terminal loan is $300,000,000
     (collectively, the "Bush Terminal Loan Combination") evidenced by multiple pari passu notes. One pari passu note with an original balance totaling
     $50,000,000 (the "Bush Terminal Loan") is included in the trust fund. One pari passu note totaling $250,000,000 was included in the securitization involving the issuance of the Greenwich Capital Commercial Funding Corp.,
     Commercial Mortgage Trust 2007-GG11, Commercial Mortgage Pass-Through
     Certificates, Series 2007-GG11 (the "2007-GG11" Transaction").

(2)  See "Property Tax Credit" below for further discussion.

(3)  See "Mezzanine Debt" below for further discussion.

(4)  Calculated based on the entire $300,000,000 Bush Terminal Loan Combination.

(5)  Based on the stabilized appraised value of $770,000,000, which the appraiser estimated that the property would achieve by August 1, 2011.

(6)  IPCF is the Underwritten NCF, adjusted for in place leases and contractual rent steps through April 2008, and expenses adjusted for certain non-recurring expenses through November 2007 annualized. The IPCF is not reduced for normalized capital expenditures and leasing costs because a $25 million capital expenditure conversion reserve has been funded at origination. There can be no guarantee that the property will ever attain the Underwritten NCF or exceed the stated IPCF.

(7)  NCF is the Underwritten NCF, assuming that the conversion of approximately
     2.5 million sf to loft/showroom space and approximately 0.7 million sf to office space and giving credit to rental growth to market levels for all space in 18 months discounted to the origination date at 10%. There can be no guarantee that the property will ever attain the Underwritten NCF or exceed the stated IPCF.

(8)  2007 NOI represents Year-to-Date ending November 30, 2007, annualized and adjusted for certain non-recurring expenses.

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                                TENANT SUMMARY(1)

                                                             ANNUALIZED                       % OF
                                                 % OF NET   UNDERWRITTEN    ANNUALIZED     ANNUALIZED
                                  NET RENTABLE   RENTABLE     BASE RENT    UNDERWRITTEN   UNDERWRITTEN        DATE OF LEASE
            TENANT NAME             AREA (SF)      AREA          PSF         BASE RENT      BASE RENT          EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

NYC DCAS HRA(2)                       176,000       2.9%       $ 5.00       $   880,000         2.6%            07/31/12
Viriginia Dare Extract Co. Inc.       158,572       2.6         12.81         2,032,044         5.9             02/28/10
NYC Department of Finance(3)          151,106       2.5          5.13           775,506         2.2      11/30/2008; 9/30/2015
American Leather Specialties(4)       142,836       2.4          3.80           542,833         1.6             01/31/10
NYC Department of Archives            129,406       2.2          4.68           605,187         1.8              MTM(5)
                                    ---------     -----        ------       -----------       -----      ---------------------
TOP 5 TENANTS                         757,920      12.7%       $ 6.38       $ 4,835,570        14.0%            VARIOUS

Remaining Tenants                   4,320,415      72.2          6.87        29,665,378        86.0             Various
                                    ---------     -----        ------       -----------       -----
OCCUPIED TOTAL                      5,078,335      84.8%       $ 6.79       $34,500,948       100.0%

Vacant Space                          907,655      15.2
                                    ---------     -----
COLLATERAL TOTAL                    5,985,990     100.0%
                                    =========     =====

(1)  Calculated based on approximate square footage occupied by each tenant.

(2)  NYC DCAS HRA has a right to terminate lease at any time with 60 days prior written notice.

(3)  NYC Department of Finance has two leases with one lease expiring on
     11/30/2008 (128,910 sf), and the other expiring on 9/30/2015 (22,196 sf).
     NYC Department of Finance has a right to terminate 128,910 sf at any time with 90 days prior written notice and 22,196 sf at any time with 180 days prior written notice.

(4)  American Leather Specialties has a right to terminate 35,709 sf at any time with 4 months prior written notice.

(5)  NYC Department of Archives lease expired on 1/31/2008. The tenant is now in-place on a Month-to-Month basis.

                           LEASE ROLLOVER SCHEDULE(1)

                                WTD. AVG.                                                  % OF
                                ANNUALIZED                                              ANNUALIZED     CUMULATIVE % OF
                      # OF     UNDERWRITTEN                                            UNDERWRITTEN      ANNUALIZED
                     LEASES   BASE RENT PSF    TOTAL SF   % OF TOTAL    CUMULATIVE %     BASE RENT    UNDERWRITTEN BASE
      YEAR          ROLLING      ROLLING       ROLLING    SF ROLLING   OF SF ROLLING      ROLLING       RENT ROLLING
-----------------------------------------------------------------------------------------------------------------------

MTM                    49         $ 4.84        798,848      13.3%          13.3%          11.2%             11.2%
2008                   44         $ 5.67        753,381      12.6           25.9%          12.4              23.6%
2009                   55         $ 5.79        802,674      13.4           39.3%          13.5              37.0%
2010                   73         $ 7.10      1,231,134      20.6           59.9%          25.3              62.4%
2011                   24         $ 7.38        384,954       6.4           66.3%           8.2              70.6%
2012                   31         $ 8.70        544,415       9.1           75.4%          13.7              84.3%
2013                   10         $ 5.95        209,861       3.5           78.9%           3.6              88.0%
2014                    1         $15.90        108,752       1.8           80.8%           5.0              93.0%
2015                    3         $ 4.11        134,409       2.2           83.0%           1.6              94.6%
2016                    6         $16.92         73,810       1.2           84.2%           3.6              98.2%
2017                    2         $16.42         27,281       0.5           84.7%           1.3              99.5%
2018 & Thereafter       3         $19.96          8,816       0.1           84.8%           0.5             100.0%
Vacant                  0         $ 0.00        907,655      15.2          100.0%           0.0             100.0%
                      ---                     ---------     -----                         -----
TOTAL                 301                     5,985,990     100.0%                        100.0%
                      ===                     =========     =====                         =====

(1)  Calculated based on approximate square footage occupied by each tenant.

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                              BUSH TERMINAL SUMMARY

BUILDING #          BUILDING TYPE     YEARS BUILT   TOTAL SF    OCCUPANCY   # OF STORIES
----------------------------------------------------------------------------------------

Building 1        Industrial / Flex   1904 - 1906     316,477      82.9%           6
Building 2        Industrial / Flex   1910 - 1917     335,694      86.0            6
Building 3        Industrial / Flex   1910 - 1917     335,504      95.5            6
Building 4        Industrial / Flex   1910 - 1917     398,121      93.1            6
Building 5        Industrial / Flex   1910 - 1917     288,273     100.0            6
Building 6        Industrial / Flex   1910 - 1917     439,591      95.3            6
Building 7        Industrial / Flex   1910 - 1917     335,767      92.6            6
Building 8        Industrial / Flex   1910 - 1917     463,644      90.7            6
Building 9        Industrial / Flex   1910 - 1917     259,629      55.9            6
Building 10       Industrial / Flex   1910 - 1917     354,494      59.7           12
Building 19       Industrial / Flex   1910 - 1930     686,056      92.6            8
Building 20       Industrial / Flex   1910 - 1930     663,884      92.3            8
Building 22       Industrial / Flex   1910 - 1930     221,900     100.0            8
Building 23       Industrial / Flex   1910 - 1930     178,575      79.4            8
Building 24(1)    Industrial / Flex   1910 - 1930     310,001       9.7            8
Building 26       Industrial / Flex   1910 - 1930     398,380     100.0            8
                                                    ---------     -----
TOTAL/WTD. AVG.                                     5,985,990      84.8%
                                                    =========     =====

(1)  Building 24 is undergoing a repair of a portion of the foundation adjacent to the south elevation along the western portion of the exterior wall due to undermining that has occurred over an extended period of time. There may be repositioning at the building in order to accommodate the repair of the foundation.

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o    THE LOAN. The subject mortgage loan (the "Bush Terminal Loan") is secured by a first mortgage encumbering the fee interest in the property commonly known as Bush Terminal, which is located on various blocks between 32nd and
     41st Streets and 1st through 3rd Avenues in Brooklyn, New York (the "Bush
     Terminal Property"). The Bush Terminal Loan was originated on September 20,
     2007 by Goldman Sachs Commercial Mortgage Capital, L.P. and was
     subsequently purchased by Goldman Sachs Mortgage Company. The Bush Terminal
     Loan has a principal balance as of the cut-off date of $50,000,000 and represents approximately 2.7% of the initial mortgage pool balance.

     The Bush Terminal Loan is a portion of a loan  combination with an original aggregate  principal  balance of  $300,000,000.  The Bush  Terminal Loan is included in the trust  fund.  The other loan  related to the Bush  Terminal
     Loan is evidenced by a separate  pari passu note (the "Bush  Terminal  Pari
     Passu Non-Trust Loan") with an original  principal  balance of $250,000,000
     (together   with  the  Bush  Terminal   Loan,   the  "Bush   Terminal  Loan
     Combination").  The Bush Terminal Pari Passu  Non-Trust Loan will not be an asset of the trust fund.  The Bush Terminal Pari Passu  Non-Trust  Loan was included in the  securitization  involving  the  issuance of the  Greenwich
     Capital  Commercial  Funding  Corp.,   Commercial   Mortgage   Pass-Through
     Certificates,  Series 2007-GG11 Certificates (the "2007-GG11 Transaction").
     The Bush Terminal Loan and the Bush Terminal Pari Passu  Non-Trust Loan are
     governed by an intercreditor  agreement to be described under  "Description of the  Mortgage  Pool - The Loan  Combinations  - The Bush  Terminal  Loan
     Combination" in the related prospectus  supplement.  The Bush Terminal Loan
     Combination  will be serviced under the 2007-GG11  Transaction  pooling and servicing  agreement by Wachiovia  Bank,  National  Association,  as master servicer, and LNR Partners, Inc., as special servicer.

     The Bush Terminal Loan provides for interest-only payments for the duration of the loan term. The Bush Terminal Loan has a remaining term of 113 months and matures on September 6, 2017. The Bush Terminal Loan may be prepaid on or after May 6, 2017, and permits defeasance with United States government obligations at any time after the second anniversary of the issue date for the CGCMT 2008-C7 certificates.

o    THE BORROWER. The borrowers are 1-10 Industry Associates LLC and 19-20
     Industry City Associates, LLC, each a single-purpose, single-asset entity.
     Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bush Terminal Loan. The sponsors of the borrowers are Rubin Schron and Abraham Fruchthandler. Rubin Schron has
     approximately $1.5 billion of equity in more than 40 residential, retail, commercial and healthcare assets primarily located throughout the New York metropolitan area, including over 15 million sf of industrial space.
     Abraham Fruchthandler is a principle of FBE Limited, a private investment partnership formed in the 1970s as an investment-holding vehicle for the
     Fruchthandler family. The FBE portfolio includes industrial properties totaling approximately 20 million sf in addition to a residential portfolio of approximately 4,000 apartments and interests in 6 office buildings.

o    THE PROPERTY. The Bush Terminal Property consists of 16 multi-story office, loft and industrial buildings containing a total of 6,152,896 sf of gross building area (5,985,990 sf of net rentable area). The buildings were constructed at various times starting in 1904 on approximately 35 acres of land. The Bush Terminal Property is approximately 84.8% occupied. Tenants at the Bush Terminal Property include NYC DCAS HRA (2.9% of NRSF), Virginia
     Dare Extract Co. Inc. (2.6%) and NYC Department of Finance (2.5%).

o    LOCKBOX ACCOUNT. The Bush Terminal Loan requires a hard lockbox, which is already in place. The loan documents require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt and that the borrower instruct all tenants to send rents directly to the lockbox account. On each business day, all funds on deposit in the lockbox account are swept to a cash management account under the control of the lender. Provided no event of default is continuing, all funds in the cash management account in excess of the monthly debt service, any reserves required under the loan documents, debt service on any permitted mezzanine loan (see "Mezzanine
     Indebtedness" below) and all other amounts then due to the lender will be remitted to an account specified by the borrower. During the continuance of an event of default under the Bush Terminal Loan, the lender may apply any funds in the cash management account to the obligations of the borrower under the Bush Terminal Loan in such order of priority as the lender may determine.

o    RELEASE OF COLLATERAL. At any time after the second anniversary of the issue date for the CGCMT 2008-C7 certificates, and

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     provided no event of default is then continuing under the Bush Terminal
     Loan, the borrower may obtain the release of portions of the Bush Terminal
     Property in connection with a partial defeasance of the Bush Terminal Loan, subject to the requirements set forth in the loan agreement, including the following: (i) defeasance of the Bush Terminal Loan by an amount equal to the greater of (x) 135% of the allocated loan amount of the portion of the
     Bush Terminal Property so released, as determined by the lender based on updated appraisals of the Bush Terminal Property and (y) 90% of the net
     proceeds of the sale of such portion of the Bush Terminal Property to an unaffiliated third party in an arm's length transaction, (ii) the debt service coverage ratio (for the 12-month period ending at the end of the most recent fiscal quarter) for the Bush Terminal Loan, after giving effect to such release, must be at least the greater of 1.20x and the debt service coverage ratio for the Bush Terminal Loan immediately prior to such release; (iii) the loan-to-value ratio of the Bush Terminal Loan does not exceed the loan-to-value ratio of the Bush Terminal Loan as of origination;
     (iv) the released parcel is a separate tax parcel and is not necessary for the Bush Terminal Property to comply with any zoning, building, land use, parking or other legal requirement; and (v) each rating agency has confirmed in writing that such release will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2007-GG11 certificates or the CGCMT 2008-C7 certificates.

o    PROPERTY TAX CREDITS. The Bush Terminal Property and/or the borrower under the Bush Terminal Loan are entitled to certain tax credits and/or abatements under the Empire Zones Program and the Industrial and Commercial
     Incentive Program. The sponsors of the borrowers delivered to lender a guaranty in the maximum amount of $17,503,572 to cover damages suffered by the lender in the event that it is unable to realize the same benefits as the borrower from the Empire Zones Program upon lender's acquiring title to the Bush Terminal Property. The benefits under the Empire Zone Program and the Industrial and Commercial Incentive Program reduce and terminate over the life of the Bush Terminal Loan, and the obligations of the sponsors under the guaranty of such benefits reduces accordingly.

o    MEZZANINE INDEBTEDNESS. The loan documents permit a direct or indirect equity owner of the borrower to incur mezzanine debt secured by a pledge of the direct or indirect equity interests in the borrower (with respect to the Bush Terminal Loan, "Permitted Mezzanine Debt"), provided that, among other things: (i) the aggregate amount of such debt does not exceed
     $50,000,000; (ii) the appraised value of the Bush Terminal Property at the time of incurrence of such debt is equal to or greater than its appraised value as of the origination date of the Bush Terminal Loan, (iii) after giving effect to the new mezzanine debt, the debt service coverage ratio for the Bush Terminal Loan, calculated assuming a 30-year amortization schedule, is at least 1.20x; (iv) the lender has received an acceptable subordination and intercreditor agreement; (v) such debt is coterminous with the Bush Terminal Loan or freely pre-payable without premium or penalty after any applicable lockout or spread maintenance period (provided that any such lockout or spread maintenance period expires prior to the maturity date of the Bush Terminal Loan); (vi) each rating agency has confirmed in writing that the debt will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series
     2007-GG11 certificates or the CGCMT 2008-C7 certificates; and (vii) if the new mezzanine debt bears a floating rate of interest, the borrower under that debt maintains an interest rate cap agreement in a notional amount that is not less than the outstanding principal balance of the debt.

o    MANAGEMENT. Industry City Management LLC is the property manager for the
     Bush Terminal Property. The property manager is an affiliate of the borrower.

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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                       $49,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 2.6%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                  GGP Limited Partnership
OWNERSHIP INTEREST
Fee in Part, Leasehold in Part
MORTGAGE RATE                                                            6.3020%
MATURITY DATE                                                       July 6, 2014
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                             84 / Interest Only
REMAINING TERM / REMAINING AMORTIZATION TERM                  75 / Interest Only
LOCKBOX(1)                                                        Springing Hard

UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No

ONGOING MONTHLY RESERVES(2)
   TAX / INSURANCE                                                     Springing
   GROUND RENT                                                         Springing
   REPLACEMENT                                                         Springing
   TI/LC                                                               Springing

ADDITIONAL FINANCING(3)                                                      Yes

CUT-OFF DATE PRINCIPAL BALANCE                                       $49,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                           $265
CUT-OFF DATE LTV RATIO                                                    79.03%
MATURITY DATE LTV RATIO                                                   79.03%
UW NCF DSCR                                                                1.35x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                          Shreveport, LA
PROPERTY TYPE                                              Retail, Regional Mall
SIZE (SF)                                                                184,801
OCCUPANCY % AS OF MARCH 4, 2008                                            91.0%
YEAR BUILT / YEAR RENOVATED                                          1976 / 2005
APPRAISED VALUE                                                      $62,000,000
PROPERTY MANAGEMENT                              General Growth Properties, Inc.
UW ECONOMIC OCCUPANCY %                                                    92.9%
UW REVENUES                                                           $7,218,615
UW EXPENSES                                                           $2,771,346
UW NET OPERATING INCOME (NOI)                                         $4,447,269
UW NET CASH FLOW (NCF)                                                $4,217,317
2006 NOI                                                              $4,705,032
2007 NOI(4)                                                           $4,576,665
--------------------------------------------------------------------------------

(1)  See "Lockbox Account" below for further discussion.

(2)  Following the occurrence and during the continuation of an event of default or a Debt Service Coverage Ratio Event (as defined below) with respect to the Mall St. Vincent Loan ("Mall St. Vincent Trigger Event"), on each payment date the borrower will be required to escrow (a) 1/12th of estimated annual real estate taxes, ground rent and insurance premiums (if borrower delivers evidence of blanket insurance policies to lender, an escrow for insurance premiums will not be required), (b) $3,869 for replacement reserves capped at $46,434 and (c) $15,478 for TI/LC reserves capped at $185,738. A Mall St. Vincent Trigger Event will be in effect on the relevant date that the debt service coverage ratio for a 12-consecutive month period falls below 1.15x and will continue until the debt service coverage ratio is equal to or greater than 1.15x for 12 consecutive months.

(3)  See "Future Mezzanine Debt" and "Future Subordinate Indebtedness" below for further discussion.

(4)  2007 NOI represents the trailing months ending September 30, 2007.

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                                 TENANT SUMMARY

                                                                % OF NET                             % OF      DATE OF
                                 RATINGS         NET RENTABLE   RENTABLE                            ACTUAL      LEASE
TENANT NAME               FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA     RENT PSF   ACTUAL RENT    RENT     EXPIRATION
------------------------------------------------------------------------------------------------------------------------

Anchor Owned
Sears                           BB/NR/BB                         SHADOW ANCHOR - NOT PART OF COLLATERAL
Dillard's                       BB/B1/BB                         SHADOW ANCHOR - NOT PART OF COLLATERAL

Top 5 In-Line Tenants
Piccadilly Cafeteria            NR/NR/NR              9,865        5.3%     $18.25     $  180,000      4.8%    07/31/18
Gap/GapKids                    BB+/Ba1/BB+            9,757        5.3       22.01        214,752      5.8     01/31/10
Body Central                    NR/NR/NR              7,435        4.0       13.45        100,000      2.7     10/31/17
Abercrombie & Fitch             NR/NR/NR              7,000        3.8       18.00        126,000      3.4     01/31/12
Charlotte Russe(2)              NR/NR/NR              6,782        3.7       31.89        216,262      5.8     01/31/14
                                                    -------      -----      ------     ----------    -----
TOP 5 IN-LINE TENANTS                                40,839       22.1%     $20.50     $  837,014     22.4%     VARIOUS

Non-major Tenants(3)(4)                             127,373       68.9       22.75      2,897,762     77.6      Various
                                                    -------      -----      ------     ----------    -----
OCCUPIED TOTAL(3)                                   168,212       91.0%     $22.20     $3,734,775    100.0%
Vacant                                               16,589        9.0
                                                    -------      -----
COLLATERAL TOTAL                                    184,801      100.0%
                                                    =======      =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Tenant is paying percentage rent in lieu of base rent. The Rent PSF, Actual
     Rent and % of Actual Rent are calculated based off the underwritten percentage rent for the tenant.

(3)  Any rent received or underwritten from Non-major Tenants who pay percentage rent in lieu of base rent was excluded in the calculation of Rent PSF,
     Actual Rent and % of Actual Rent for the Non-major Tenants and the Occupied
     Total.

(4)  "Non-major Tenants" refers to tenants not listed as "Anchor Owned" or "Top
     5 In-Line Tenants."

                          LEASE ROLLOVER SCHEDULE(1)(2)

                           WTD. AVG. IN PLACE                                                               CUMULATIVE % OF
             # OF LEASES        BASE RENT       TOTAL SF   % OF TOTAL   CUMULATIVE % OF    % OF IN PLACE       IN PLACE
YEAR           ROLLING       PSF ROLLING(3)      ROLLING   SF ROLLING      SF ROLLING     RENT ROLLING(3)   RENT ROLLING(3)
---------------------------------------------------------------------------------------------------------------------------

MTM                3             $15.91            9,890        5.4%           5.4%              4.2%              4.2%
2008               3             $ 4.75            6,317        3.4            8.8%              0.8               5.0%
2009               6             $19.02           17,275        9.3           18.1%              8.8              13.8%
2010               4             $24.17           18,247        9.9           28.0%             11.8              25.6%
2011              11             $31.99           23,896       12.9           40.9%             20.5              46.1%
2012               5             $16.71           23,211       12.6           53.5%             10.4              56.5%
2013               2             $22.93            7,597        4.1           57.6%              4.7              61.1%
2014               2             $31.91            8,927        4.8           62.4%              7.6              68.8%
2015               4             $19.09           13,995        7.6           70.0%              7.2              75.9%
2016               5             $32.52           13,083        7.1           77.1%             11.4              87.3%
2017               3             $18.47           15,909        8.6           85.7%              7.9              95.2%
2018               1             $18.25            9,865        5.3           91.0%              4.8             100.0%
Thereafter         0             $ 0.00                0        0.0           91.0%              0.0             100.0%
Vacant                                            16,589        9.0          100.0%
                  --                             -------      -----                            -----
  TOTALS          49                             184,801      100.0%                           100.0%
                  ==                             =======      =====                            =====

(1)  As of loan closing on 07/02/07, tenants representing 25.6% of the NRA have termination options mostly related to sales based thresholds.

(2)  As of loan closing on 07/02/07, tenants representing 63.9% of the NRA have co-tenancy clauses in their leases.

(3)  Any rent received from tenants who pay percentage rent in lieu of base rent was excluded in the calculation.

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o    THE LOAN. The mortgage loan (the "Mall St. Vincent Loan") is secured by a first mortgage encumbering a regional mall located in Shreveport, Louisiana
     (the "Mall St. Vincent Property"). The Mall St. Vincent Loan has a cut-off
     date principal balance of $49,000,000, which represents approximately 2.6%
     of the initial mortgage pool balance. The Mall St. Vincent Loan was originated on July 2, 2007. The Mall St. Vincent Loan provides for interest-only payments for the entire 84 months of its term.

     The Mall St. Vincent Loan has a remaining term of 75 months and matures on
     July 6, 2014. The Mall St. Vincent Loan may be prepaid on or after October
     6, 2013, and permits defeasance with United States government obligations beginning 2 years after the issue date for the CGCMT 2008-C7 certificates.

o    THE BORROWER. The borrower is Mall St. Vincent, L.P., a Delaware limited partnership (the "Mall St. Vincent Borrower"), a special purpose entity.
     Legal counsel to the Mall St. Vincent Borrower delivered a non-consolidation opinion in connection with the origination of the Mall
     St. Vincent Loan. The sponsor of the Mall St. Vincent Borrower is GGP
     Limited Partnership ("GGPLP"), a subsidiary of General Growth Properties,
     Inc. ("GGP"), a publicly traded real estate investment trust (NYSE:GGP).
     GGP owns, develops, operates, and/or manages shopping malls in approximately 44 states, as well as master planned communities in three states. GGP is headquartered in Chicago, Illinois. As of March 7, 2008, GGP was rated "BB" by Fitch, "Ba2" by Moody's, and "BBB-" by S&P, and had a
     market capitalization of approximately $8.01 billion. GGP is also one of the largest third-party managers for owners of regional malls.

o    THE PROPERTY. The Mall St. Vincent Property is an approximately 184,801 square foot regional mall situated on approximately 41.0 acres. The Mall
     St. Vincent Property was constructed in 1976 and renovated in 2005. The
     Mall St. Vincent Property is located in Shreveport, Louisiana, within the
     Shreveport/Bossier City metropolitan statistical area. As of March 4, 2008, the occupancy rate for the Mall St. Vincent Property was approximately
     91.0%.

     The largest tenant is Piccadilly Cafeteria occupying 9,865 square feet, or approximately 5.3% of the net rentable area. Piccadilly Restaurants, LLC
     ("Piccadilly"), a privately owned food service chain based in Baton Rouge,
     Louisiana operates in approximately 15 states. Piccadilly operates approximately 130 cafeterias, including Morrison's, Morrison's Fresh
     Cooking and Piccadilly Cafeteria, which are located throughout the southeast and mid-Atlantic regions and employs approximately 6,000 people.
     Piccadilly is a subsidiary of the Yucaipa Companies LLC, a privately owned investment firm that is owned by Ronald W. Burkle and is an investor in real estate and the food and grocery industries. Yucaipa Companies, LLC
     ("Yucaipa") purchased Piccadilly in 2004. The Piccadilly Cafeteria lease expires in July, 2018.

     The second largest tenant is Gap/GapKids, occupying 9,757 square feet, or approximately 5.3% of the net rentable area. The parent company, The Gap,
     Inc. ("GAP"), is an international specialty designer that manufactures and sells its contemporary apparel through its retail stores, catalogues and the Internet. GAP operates roughly 3,100 stores internationally including
     Gap, GapKids, BabyGap, GapBody, Banana Republic and Old Navy. The company operates stores in the United States, Canada, the United Kingdom, France,
     and Japan. As of March 7, 2008, GAP's market capitalization was $14.48 billion. As of March 15, 2008, GAP was rated "BB" by Fitch, "Ba1" by
     Moody's, and "BB+" by S&P. The GapKids lease expires in January, 2010.
     GapKids' co-tenancy clause stipulates that 3% of sales may be paid in lieu of rent if (i) less than two of the anchor tenants are open and operating or (ii) less than 75% of the net rentable area is occupied by tenants who are open and operating. If either condition persists for 12 continuous months, then the tenant may close their store. If condition (i) persists for 6 additional months or if condition (ii) persists for 90 days after the
     12 month period, than the tenant may terminate the lease after giving the landlord 60 days of notice. If tenant exercises its right to close and remains closed for 90 days then the landlord may terminate the lease by giving 30 days notice; however, the tenant may nullify the termination by giving the Mall St. Vincent Borrower written notice of its intent to re-open and doing so within 45 days.

     The third largest tenant is Body Central, occupying 7,435 square feet, or approximately 4.0% of the net rentable area. Body Central is a women's clothing store that specializes in new fashion trends and basic favorites at value prices. Body Central carries quality sportswear, dresses, swimwear, outerwear, accessories, and shoes that feature name brands and their own designs. Body Central is a subsidiary of Body Shop of America,
     Inc. which operates stores under the names of Body Central, Body Shop, and
     Kat Man Du. Body Shop of America, Inc. was founded in 1973 and currently operates over 178 stores in 21

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     states. The Body Central lease expires in October, 2017. Body Central's co-tenancy clause stipulates that 6% of sales may be paid in lieu of rent if (i) less than two anchor stores are open and operating or (ii) less than
     70% of net rentable area is occupied by tenants who are open and operating.
     If the co-tenancy provisions have been violated for at least 12 months or
     Body Central has been open and operating for 12 months and sales have decreased by more than 15% from the previous 12-month period, then an
     "operating failure" will have occurred. If the failure is not cured in 18 months, then the tenant may terminate the lease upon 90 days' written notice which must be received by the landlord within 120 days from the end of the measuring period. In addition, the tenant may terminate the lease, by giving 90 days notice, if net sales from the premises fail to reach
     $1,000,000 during the 5th year of the lease.

o    LOCKBOX ACCOUNT. The Mall St. Vincent Borrower has established and will maintain an account with respect to the Mall St. Vincent Property (the
     "Mall St. Vincent Clearing Account") with an eligible institution serving as clearing account bank (the "Mall St. Vincent Clearing Account Bank").
     The Mall St. Vincent Borrower or the property manager is required to cause all rents and other revenue to be deposited directly into the Mall St.
     Vincent Clearing Account. The rents and other revenue will then be transferred daily into the Mall St. Vincent Borrower's account provided no
     Mall St. Vincent Trigger Event (as defined below) exists. In the event of a
     Mall St. Vincent Trigger Event, funds in the Mall St. Vincent Clearing
     Account will be transferred daily to a cash collateral account under the control of lender and applied pursuant to the cash management agreement.
     Upon the cure of the Mall St. Vincent Trigger Event, funds will again be transferred daily from the Mall St. Vincent Clearing Account to the Mall
     St. Vincent Borrower's account. A "Mall St. Vincent Trigger Event" means the occurrence of (i) an event of default under the Mall St. Vincent Loan or (ii) the debt service coverage ratio (based on the Mall St. Vincent Loan and any permitted mezzanine debt) for the preceding twelve (12) consecutive months being less than 1.15x. A Mall St. Vincent Trigger Event will continue until the applicable event of default is cured or waived or until the date on which the debt service coverage ratio equals or exceeds 1.15x for the twelve (12)-consecutive month period then ending.

o    FUTURE MEZZANINE DEBT. Holders of direct or indirect ownership interests in the Mall St. Vincent Borrower are permitted to pledge their direct or indirect ownership interests to secure mezzanine financing provided that, among other things, the following conditions are satisfied: (i) a maximum loan-to-value ratio (based on the aggregate balances of the Mall St.
     Vincent Loan and the mezzanine debt) of 79.0%; (ii) if the mezzanine debt bears interest at a floating rate, the maintenance of an interest rate cap agreement during the term of the mezzanine loan with a fixed strike price that results in a debt-service-coverage ratio (based on the aggregate debt service payments on a 30-year amortization schedule under the Mall St.
     Vincent Loan and the mezzanine debt) of no less than 1.30x; (iii) if the mezzanine debt bears interest at a fixed rate, evidence that the anticipated debt service coverage ratio (based on the aggregate debt service payments on a 30-year amortization schedule under the Mall St.
     Vincent Loan and the mezzanine debt) of no less than 1.30x; (iv) the debt-service-coverage ratio (based on the aggregate debt service payments under the Mall St. Vincent Loan and the mezzanine debt) immediately following the closing of the mezzanine debt will not be less than 1.30x
     (with the interest rate for any portion of the mezzanine debt that bears interest at a floating rate calculated using the strike price referred to in clause (ii) above); (v) the applicable rating agencies have confirmed that the mezzanine loan will not in and of itself result in a downgrade, withdrawal or qualification of the then current ratings of any class of
     Certificates; and (vi) an intercreditor agreement with the mezzanine lender in form and substance acceptable to the rating agencies and reasonably acceptable to the mortgage lender.

o    FUTURE SUBORDINATE INDEBTEDNESS. The holders of indirect ownership interests in the Mall St. Vincent Borrower are permitted to pledge their ownership interests to secure additional indebtedness, provided that, among other things, the following conditions are satisfied: (i) no event of default under the Mall St. Vincent Loan has occurred and is continuing,
     (ii) the pledge is made to a "qualified pledgee", (iii) the Mall St.
     Vincent Borrower delivers a substantive non-consolidation opinion reasonably acceptable to the lender and the rating agencies, and (iv) in the event the property manager of the Mall St. Vincent Property will change in connection with the pledge, the replacement property manager must meet the conditions of a qualifying manager set forth in the related loan documents. Pledges of equity to or from affiliates of the Mall St. Vincent
     Borrower are also permitted.

     A "qualified pledgee" generally means (i) one or more institutional entities that (A) has total assets (in name or under management) in excess of $650,000,000, and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of
     $250,000,000; and (B) is regularly engaged in the business of making or

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     owning commercial real estate loans or commercial loans secured by a pledge of interests in a mortgage borrower or owning and operating commercial mortgage properties; or (ii) an entity as to which the Mall St. Vincent
     Borrower has obtained prior written confirmation from each rating agency that the applicable pledge to such entity will not, in and of itself, cause a downgrade, withdrawal or qualification of the then current rating of any class of Certificates.

o    RELEASE PROVISIONS. The Mall St. Vincent Borrower has the right to release one or more parcels or outlots or expansion parcels acquired after the closing of the Mall St. Vincent Loan (each, a "Release Parcel") from the lien of the mortgage subject to the satisfaction of certain conditions, which include: (i) no event of default has occurred and is continuing; (ii)
     the rating agencies have confirmed that the release will not result in a downgrade, withdrawal or qualification of the then current rating assigned to any class of Certificates by the rating agencies; (iii) the Release
     Parcel is vacant, non-income producing and unimproved (unless this requirement is waived by the rating agencies) (or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas); and (iv) the Mall St. Vincent Borrower delivers to the lender evidence which would be satisfactory to a prudent lender acting reasonably that the Release Parcel(s) is not necessary for Mall St. Vincent
     Borrower's operation or use of the Mall St. Vincent Property for its then current use and may be readily separated form the Mall St. Vincent Property without a material diminution in the value of the Mall St. Vincent
     Property.

o    SUBSTITUTION PROVISIONS. The Mall St. Vincent Borrower, at its sole cost and expense, may obtain a release of one or more portions of the Mall St.
     Vincent Property (each, an "Exchange Parcel") on one or more occasions provided that certain conditions are satisfied, which include, but are not limited to: (i) no event of default has occurred and is continuing; (ii)
     the Exchange Parcel is vacant, non-income producing and unimproved or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas; (iii) the Mall St. Vincent Borrower conveys all right, title and interest in, to and under the Exchange Parcel to a person other than the Mall St. Vincent Borrower; and (iv) the Mall St.
     Vincent Borrower acquires simultaneously with the substitution, a fee simple or leasehold interest in a parcel of real property (the "Acquired
     Parcel") reasonably equivalent in value to the Exchange Parcel at or adjacent to the shopping center of which the Exchange Parcel is a part.

o    ACQUISITION OF EXPANSION PARCELS. The Mall St. Vincent Borrower may, at its
     sole cost and expense, acquire one or more parcels of land (each, an
     "Expansion Parcel") provided that certain conditions are satisfied, which include, but are not limited to: (i) no event of default has occurred and is continuing; (ii) the Expansion Parcel (a) constitutes an integral part of, or adjoining to, or proximately located near, the Mall St. Vincent
     Property, (b) is not owned by the Mall St. Vincent Borrower as of the loan origination date and (c) the parcel is not an Acquired Parcel (defined above); (iii) the Mall St. Vincent Borrower provides an environmental report and an engineering report (if applicable) with respect to the
     Expansion Parcel; and (iv) the Mall St. Vincent Borrower amends the loan documents to spread the lien of the Mall St. Vincent Mortgage to the
     Expansion Parcel.

o    GROUND LEASE. The Mall St. Vincent Borrower has a leasehold interest in a
     1.7336 acre portion of the Mall St. Vincent Property pursuant to a ground lease from Sears, Roebuck and Co., one of the shadow anchors owning property comprising part of the integrated shopping center that includes the Mall of St. Vincent Property. The ground lease expires on December 31,
     2024 and provides three 10-year renewal options. The ground lease is not subordinate to the Mall St. Vincent Loan. The lender has the right to receive notices of and cure any default of the Mall St. Vincent Borrower under the ground lease and the ground lease cannot be terminated by the ground lessor so long as the Mall St. Vincent Borrower (or the lender upon foreclosure) pays all rent and other payments required to be under the ground lease and performs the covenants contained in the ground lease.

o    MANAGEMENT. The Mall St. Vincent Borrower is the property manager for the
     Mall St. Vincent Loan.

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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE(1)                                    $47,500,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 2.6%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                 Alexmall Sub Radiant LLC
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            6.1650%
MATURITY DATE                                                       July 6, 2017
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                            120 / Interest Only
REMAINING TERM / REMAINING AMORTIZATION TERM                 111 / Interest Only
LOCKBOX(2)                                                        Springing Hard

UP-FRONT RESERVES
   TAX / INSURANCE                                                     Yes / Yes
   TI/LC(3)                                                           $3,600,000
   DEBT SERVICE RESERVE(4)                                            $4,000,000

ONGOING MONTHLY RESERVES
   TAX / INSURANCE                                                     Yes / Yes
ADDITIONAL FINANCING(1)                                                      Yes

                                                    ALEXANDRIA   ALEXANDRIA MALL
                                                       MALL            LOAN
                                                       LOAN        COMBINATION
                                                   -----------   ---------------
CUT-OFF DATE PRINCIPAL BALANCE                     $47,500,000      $59,500,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                          $85             $106
CUT-OFF DATE LTV RATIO(5)                               67.34%            85.91%
MATURITY DATE LTV RATIO(5)                              67.34%            85.91%
UW NCF DSCR(5)                                           1.45x             1.14x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                          Alexandria, LA
PROPERTY TYPE                                              Retail, Regional Mall
SIZE (SF)                                                                559,438
OCCUPANCY % AS OF NOVEMBER 30, 2007                                        74.3%
YEAR BUILT / YEAR RENOVATED                                          1973 / 2005
APPRAISED VALUE                                                      $64,600,000
PROPERTY MANAGEMENT                              General Growth Management, Inc.
UW ECONOMIC OCCUPANCY %(6)                                                 69.2%
UW REVENUES(6)                                                        $8,760,853
UW EXPENSES(6)                                                        $4,746,694
UW NET OPERATING INCOME (NOI)(6)                                      $4,014,159
UW NET CASH FLOW (NCF)(6)                                             $3,941,432
2006 NOI                                                              $3,753,914
2007 NOI(7)                                                           $3,686,110
--------------------------------------------------------------------------------

(1)  See "The Loan" below for further discussion.

(2)  See "The Lockbox Account" below for further discussion.

(3)  A $3,600,000 reserve has been established, which funds are, or will become, available for disbursement for tenant improvement costs, leasing commissions and other leasing costs.

(4)  At closing, the lender held back $4,000,000 as a debt service reserve.
     Prior to July 6, 2012, borrower may request and obtain from lender up to, but not more than, three (3) disbursements from the debt service reserve, upon borrower's satisfaction of the following conditions: (i) no event of default shall exist and be continuing on the date of such request or the date of any such disbursement; (ii) borrower shall have entered into one or more new leases or modifications of existing leases that shall have been approved by lender, sufficient such that, when aggregated with all other leases in place, the property shall achieve a debt service coverage ratio of at least 1.20x based upon an assumed annualized debt service equal to the product of 0.061650 multiplied by an amount that is not less than the outstanding loan balance less the remaining balance of the debt service reserve after giving effect to the requested disbursement; and (iii) the tenants under such leases shall be in occupancy, open for business, paying rent and not in monetary or other material default under such leases and all initial tenant improvement costs and initial allowances, initial leasing commissions and other initial leasing costs shall have been paid under such leases. Any undisbursed balance in the Debt Service Reserve on and after July 6, 2012, shall, together with any and all interest accrued thereon, be retained in the debt service reserve as additional collateral for the loan and will be released to borrower upon payment in full of the debt.

(5)  The Cut-Off Date LTV Ratio and the Maturity Date LTV Ratio have been calculated based upon the reduction of the Cut-Off Date Principal Balance of the Alexandria Mall Loan and the Alexandria Mall Loan Combination by the
     $4,000,000 Debt Service Reserve. The UW NCF DSCR has been calculated based upon the re-calculated debt service payment that would be in effect if the
     Alexandria Mall Loan and the Alexandria Mall Loan Combination is reduced by the $4,000,000 Debt Service Reserve. The unadjusted Cut-Off Date LTV Ratio,
     Maturity Date LTV Ratio and UW NCF DSCR for the Alexandria Mall Loan are
     73.53%, 73.53% and 1.33x, respectively, and the unadjusted Cut-Off Date LTV
     Ratio, Maturity Date LTV Ratio and UW NCF DSCR for the Alexandria Mall Loan
     Combination are 92.11%, 92.11% and 1.06x, respectively.

(6)  See footnote (3) of Tenant Summary below.

(7)  2007 NOI represents the annualized 9 months ending September 30, 2007.

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                                 ALEXANDRIA MALL
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                                 TENANT SUMMARY

                                                             % OF NET                          % OF    DATE OF
                               RATINGS         NET RENTABLE  RENTABLE                         ACTUAL    LEASE
     TENANT NAME         FITCH/MOODY'S/S&P(1)    AREA (SF)     AREA    RENT PSF  ACTUAL RENT   RENT   EXPIRATION
----------------------------------------------------------------------------------------------------------------

Anchor Owned
Sears                          BB/NR/BB                       SHADOW ANCHOR - NOT PART OF COLLATERAL
Dillard's                      BB/B1/BB                       SHADOW ANCHOR - NOT PART OF COLLATERAL
Burlington Coat Factory        CCC+/B3/B                      SHADOW ANCHOR - NOT PART OF COLLATERAL
Anchor Tenants
J.C. Penney                  BBB/Baa3/BBB-        145,481      26.0%    $ 1.65    $  240,036     5.3%  08/31/13
                                                  -------     -----     ------    ----------   -----
Total Anchor Tenants                              145,481      26.0%    $ 1.65    $  240,036     5.3%
Stage Stores, Inc.             NR/NR/NR            29,099       5.2     $ 5.00       145,495     3.2   03/31/08(3)
Circuit City                   NR/NR/NR            20,331       3.6     $14.00       284,634     6.3   01/31/18
Express                       NR/Baa3/BB-          12,970       2.3     $17.00       220,490     4.8   01/31/10
Rite Aid                      CCC/Caa2/B           12,734       2.3     $ 3.75        47,748     1.0   09/30/10
Sam Goody                      NR/NR/NR            12,000       2.1     $11.15       133,800     2.9   01/31/09
                                                  -------     -----     ------    ----------   -----
TOP 5 IN-LINE TENANTS                              87,134      15.6%    $ 9.55    $  832,167    18.3%  VARIOUS
Non-major Tenants(2)                              183,234      32.8      18.98     3,477,162    76.4   Various
                                                  -------     -----     ------    ----------   -----
OCCUPIED TOTAL                                    415,849      74.3%    $10.94    $4,549,365   100.0%
Vacant                                            143,589      25.7
                                                  -------     -----
COLLATERAL TOTAL                                  559,438     100.0%
                                                  =======     =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  "Non-major Tenants" refers to tenants not listed as "Anchor Owned",
     "Anchored Tenants", or "Top 5 In-Line Tenants."

(3)  The information in this Tenant Summary reflects the tenant's current lease expiration of 03/31/08 and provides for a rent of $5.00 psf plus CAM and other charges. The UW Economic Occupancy %, UW Revenues, UW Expenses, UW
     Net Operating Income (NOI) and UW Net Cash Flow (NCF) reflect an assumed one-year lease extension at a gross rent, without pass-throughs of CAM or other charges, of $5.00 psf.

                          LEASE ROLLOVER SCHEDULE(1)(2)

                         WTD. AVG. IN PLACE
            # OF LEASES     BASE RENT PSF    TOTAL SF  % OF TOTAL   CUMULATIVE %  % OF IN PLACE  CUMULATIVE % OF IN
YEAR          ROLLING          ROLLING        ROLLING  SF ROLLING  OF SF ROLLING   RENT ROLLING  PLACE RENT ROLLING
-------------------------------------------------------------------------------------------------------------------

MTM              11           $ 9.61           55,751      10.0%        10.0%          11.8%              11.8%
2008              9           $18.01           30,061       5.4         15.3%          11.9               23.7%
2009              5           $15.03           22,068       3.9         19.3%           7.3               31.0%
2010             13           $17.74           49,953       8.9         28.2%          19.5               50.5%
2011              9           $17.82           34,771       6.2         34.4%          13.6               64.1%
2012              6           $29.85            8,650       1.5         36.0%           5.7               69.7%
2013              2           $ 2.00          149,184      26.7         62.6%           6.6               76.3%
2014              3           $18.91            3,906       0.7         63.3%           1.6               77.9%
2015              3           $16.74           11,252       2.0         65.4%           4.1               82.1%
2016              3           $15.92           12,365       2.2         67.6%           4.3               86.4%
2017              4           $19.01           17,557       3.1         70.7%           7.3               93.7%
2018              1           $14.00           20,331       3.6         74.3%           6.3              100.0%
Thereafter        0           $ 0.00                0       0.0         74.3%           0.0              100.0%
Vacant                                        143,589      25.7        100.0%
                ---                           -------     -----                       -----
TOTALS           69                           559,438     100.0%                      100.0%
                ===                           =======     =====                       =====

(1)  As of loan closing on 07/27/07, tenants representing 3.8% of the NRA have termination options mostly related to sales based thresholds.

(2)  As of loan closing on 07/27/07, tenants representing 22.5% of the NRA have co-tenancy clauses in their leases.

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                                 ALEXANDRIA MALL
--------------------------------------------------------------------------------

o    THE LOAN. The subject mortgage loan (the "Alexandria Mall Loan") is secured by a first mortgage encumbering a regional mall located in Alexandria,
     Louisiana (the "Alexandria Mall Property"). The Alexandria Mall Loan has a
     cut-off date principal balance of $47,500,000, which represents approximately 2.6% of the initial mortgage pool balance. The Alexandria
     Mall Loan was originated on July 2, 2007 and is part of a $59,500,000 loan combination consisting of the Alexandria Mall Loan and two subordinate loans, in the amounts of $7,000,000 and $5,000,000, respectively
     (collectively, the "Alexandria Mall Subordinate Non-Trust Loan") which are not included in the trust fund. The Alexandria Mall Loan and the Alexandria
     Mall Subordinate Non-Trust Loan are governed by a co-lender agreement to be described under "DESCRIPTION OF THE MORTGAGE POOL--The Loan
     Combinations--The Alexandria Mall Loan Combination" in the related prospectus supplement. The Alexandria Mall Loan provides for interest-only payments for the entire 120 months of its term.

     The Alexandria Mall Loan has a remaining term of 111 months and matures on
     July 6, 2017. The Alexandria Mall Loan may be prepaid on or after May 6,
     2017, and permits defeasance with United States government obligations beginning 2 years after the issue date for the CGCMT 2008-C7 certificates.

o    THE BORROWER. The borrower is Alexandria Main Mall LLC, a special purpose entity. Legal counsel to the Borrower delivered a non-consolidation opinion in connection with the origination of the Alexandria Mall Loan. The sponsor of the borrower is Alexmall Sub Radiant LLC, which is owned by the three principals of Radiant Partners, LLC ("Radiant"): Daniel P. Friedman, David
     Schonberger and Anne Nelson Zahner. Radiant was formed in early 2000 and is based in New York, New York. Radiant owns a portfolio of more than 3.6 million square feet that includes retail, office and parking facilities across the country. The three principals of Radiant have collectively over
     65 years experience in the real estate industry.

o    THE PROPERTY. The Alexandria Mall Property is an approximately 559,438 square foot regional mall situated on approximately 52.3 acres. The
     Alexandria Mall Property was constructed in 1973 and renovated in 2005. The
     Alexandria Mall Property is located in Alexandria, Louisiana, within the
     Alexandria, Louisiana metropolitan statistical area. As of November 30,
     2007, the occupancy rate for the Alexandria Mall Property was approximately
     74.3%.

     The largest tenant is J.C. Penney (NYSE:JCP) ("JCP") occupying 145,481 square feet, or approximately 26.0% of the net rentable area. JCP is a department store retailer operating in the United States, Puerto Rico and
     Brazil. As of November 2, 2007, JCP operated approximately 1,067 department stores in the United States and Puerto Rico and 58 Renner department stores in Brazil. As of March 10, 2008, JCP's market capitalization was approximately $8.96 billion. As of March 10, 2008, JCP was rated "BBB" by
     Fitch, "Baa3" by Moody's, and "BBB-" by S&P. The JCP lease expires in
     August, 2013.

     The second largest tenant is Stage Stores, Inc. (NYSE:SSI) ("Stage"), occupying 29,099 square feet, or approximately 5.2% of the net rentable area. Headquartered in Houston, Texas, Stage is a specialty department store offering brand name and private label apparel, accessories, cosmetics and footwear. As of February 3, 2008, the company operated approximately
     655 stores in 33 states. The company operates under the Stage, Beall's and
     Palais Royal brand names throughout the south central states, and under the
     Peebles brand name throughout the New England, mid-Atlantic, southeastern and midwestern states. As of March 10, 2008, Stage's market capitalization was approximately $509.3 million. The Stage lease expires in March, 2008.
     The borrower is understood to be in discussions with respect to an extension of the Stage lease to March, 2009 at a gross rent, without pass-throughs of common area maintenance (CAM) or other charges, of $5.00 per square foot, which is less than the tenant's current rent of $5.00 per square foot plus CAM and other charges.

     The third largest tenant is Circuit City (NYSE:CC), occupying 20,331 square feet, or approximately 3.6% of the net rentable area. Circuit City was founded in 1949 and operates as a specialty retailer of consumer electronics, home office products, entertainment software, and related services. It sells brand-name consumer electronics, personal computers, entertainment software, and related services in Circuit City stores in the
     United States and via web sites, www.circuitcity.com and www.firedog.com.
     As of February 28, 2008, Circuit City's domestic segment operated approximately 642 superstores and 12 other locations in the United States.
     As of March 10, 2008, Circuit City's market capitalization was $631.4 million. The Circuit City lease expires in January 2018. Circuit City's lease contains certain co-tenancy provisions whereby if fewer than two of the Alexandria Mall Property anchor stores are open for business or less than 65% of the floor area in the Alexandria Mall Property is

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                                 ALEXANDRIA MALL
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     occupied by tenants open and operating for business (the "Co-Tenancy
     Requirements"), Circuit City may pay 50% of then applicable base rent until the Co-Tenancy Requirements are satisfied, and if the Co-Tenancy
     Requirements remain unsatisfied for twelve consecutive months, Circuit City may terminate its lease.

o    LOCKBOX ACCOUNT. None. However, following the occurrence and during the continuance of an event of default under the loan documents, the borrower is required to enter into a cash management agreement establishing a hard lockbox account pledged to the lender as additional collateral for the
     Alexandria Mall Loan Combination, into which rents from the Alexandria Mall
     Property are to be deposited.

o    SUBORDINATE DEBT. The Alexandria Mall Loan Combination includes the
     Alexandria Mall Subordinate Non-Trust Loan (consisting of two loans with original principal amounts of $7,000,000 and $5,000,000, respectively) that is subordinate to the $47,500,000 Alexandria Mall Loan and will not be an asset of the CGCMT 2008-C7 Trust Fund.

o    MANAGEMENT. General Growth Management, Inc., a division of General Growth
     Properties, Inc. ("GGP") is the property manager for the Alexandria Mall
     Property. GGP is a publicly traded real estate investment trust (NYSE:GGP).
     GGP owns, develops, operates, and/or manages shopping malls in approximately 44 states, as well as master planned communities in three states. GGP is headquartered in Chicago, Illinois. As of March 7, 2008, GGP was rated "BB" by Fitch, "Ba2" by Moody's, and "BBB-" by S&P, and had a
     market capitalization of approximately 8.01 billion. GGP is also one of the largest third-party managers for owners of regional malls. The property manager is an independent third party.

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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                       $40,900,000
PERCENTAGE OF INITIAL MORTGAGE
POOL BALANCE                                                                2.2%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                            R. Ramin Kamfar, Bluerock Real Estate, L.L.C.
OWNERSHIP INTEREST                                                     Leasehold
MORTGAGE RATE                                                            6.4700%
MATURITY DATE                                                   December 6, 2017
AMORTIZATION TYPE                                           Partial IO / Balloon
ORIGINAL TERM / AMORTIZATION
   TERM                                                                120 / 360
REMAINING TERM / REMAINING
AMORTIZATION TERM                                                      116 / 360
LOCKBOX(1)                                         In-Place Soft, Springing Hard
UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No
   REPLACEMENT(2)                                                       $100,000
   TI/LC(3)                                                           $3,000,000
   GROUND RENT(4)                                                       $125,799
   TENANT HOLDBACK(5)                                                   $735,830
ONGOING MONTHLY RESERVES
   TAX / INSURANCE                                                     Yes / Yes
   REPLACEMENT(2)                                                      Springing
   TI/LC(3)                                                            Springing
   GROUND RENT(4)                                                      Springing
ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE                                       $40,900,000
CUT-OFF DATE PRINCIPAL
BALANCE/SF                                                                   $61
CUT-OFF DATE LTV RATIO                                                    70.21%
MATURITY DATE LTV RATIO                                                   65.09%
UW NCF DSCR                                                                1.26x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 3
LOCATION                                                          Huntsville, AL
PROPERTY TYPE                                                   Office, Suburban
SIZE (SF)                                                                672,328
OCCUPANCY % AS OF MARCH 7, 2008                                            94.4%
YEAR BUILT / YEAR RENOVATED                                    Various / Various
APPRAISED VALUE                                                      $58,250,000
PROPERTY MANAGEMENT                                        Colonial Realty, L.P.
UW ECONOMIC OCCUPANCY %                                                    93.0%
UW REVENUES                                                           $8,481,113
UW EXPENSES(6)                                                        $4,085,375
UW NET OPERATING INCOME (NOI)(6)                                      $4,395,738
UW NET CASH FLOW (NCF)(6)                                             $3,884,769
2006 NOI(6)                                                           $6,248,946
2007 NOI(6)(7)                                                        $6,258,777
--------------------------------------------------------------------------------

(1)  See "Lockbox" below for further discussion.

(2)  At closing the borrower deposited $100,000 into the replacement reserve fund. In addition, commencing on the first day a regular monthly installment of principal and/or interest is due and payable under the note and continuing on the sixth calendar day of each month thereafter, the borrower must deliver to lender an amount equal to $11,205 should the balance fall below $100,000.

(3)  At closing, the borrower deposited $3,000,000 into the TI/LC reserve fund.
     In the event that at any time the remaining balance of the funds in the reserve is less than $3,000,000 (the "TILC cap"), then on each payment date thereafter, the borrower must pay to lender a monthly amount of $56,030 (or such lesser deposit amount as may be required to achieve the TILC Cap). If monthly deposits are required hereunder, then in the event the undisbursed balance of the funds in the reserve equals or exceeds the TILC cap, exclusive of the Tenant Holdback and lease recovery funds, the borrower will be temporarily relieved of the obligation of making the monthly deposits unless and until the undisbursed balance of the funds in the reserve falls below the TILC cap.

(4)  At closing, the borrower deposited $125,799 into the ground rent reserve fund. In the event borrower fails to pay rent under the ground lease lender may, but shall not be obligated to and without limiting lender's other rights and remedies hereunder, elect to use funds in the Ground Rent reserve fund to pay such rent, in which event borrower shall immediately pay to lender an amount sufficient to replenish the balance of the Ground
     Rent reserve fund.

(5)  At closing the borrower deposited $735,830 into the Tenant Holdback reserve fund. The amount reflects $73,633 for unexpired free rent periods (to be disbursed as the free rent periods expire), $655,381 for unpaid tenant improvement costs and allowances and unpaid leasing commissions (to be disbursed for payment of such costs or as such costs are paid), and $6,815 for prepaid rent (to be disbursed as the prepaid rent periods elapse).

(6)  UW Expenses, UW Net Operating Income (NOI) and UW Net Cash Flow (NCF)
     include the ground rent expense, which is not reflected in 2006 NOI and
     2007 NOI. The underwritten ground rent expense is $1,652,953.

(7)  2007 NOI represents the trailing-12 months ending September 30, 2007.

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                                 TENANT SUMMARY

                                                                       % OF NET                             % OF     DATE OF
                                        RATINGS         NET RENTABLE   RENTABLE                            ACTUAL     LEASE
TENANT NAME                      FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA     RENT PSF   ACTUAL RENT    RENT    EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

DRS Test & Energy Mgmt, Inc.(2)        BB+/B1/BB-          215,485       32.1%     $ 8.16     $1,757,766    22.6%    06/30/13
Jacobs Technology, Inc.(3)              NR/NR/NR            59,404        8.8       17.14      1,018,383    13.1%     Various
ITT Industries, Inc.                  A-/Baa1/BBB+          37,039        5.5       11.54        427,430     5.5%    11/30/11
Daniel & Yeager                         NR/NR/NR            17,680        2.6       12.38        218,884     2.8%    05/31/09
Decibel Research, Inc.(4)               NR/NR/NR            15,999        2.4       17.88        286,107     3.7%    03/31/10
TOP 5 TENANTS                                              345,607       51.4%     $10.73     $3,708,570    47.7%     VARIOUS
Non-major Tenants                                          289,296       43.0       14.03      4,058,079    52.3%     Various
                                                           -------      -----     -------     ----------   -----
OCCUPIED TOTAL                                             634,903       94.4%     $12.23     $7,766,650   100.0%
Vacant                                                      37,425        5.6
                                                           -------      -----
COLLATERAL TOTAL                                           672,328      100.0%
                                                           =======      =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  DRS Test & Energy Management, Inc. may terminate their lease on 06/30/10 with one year written notice.

(3)  Jacobs Technology, Inc. leases two spaces at Perimeter Corporate Park 1500 and two spaces at Perimeter Corporate Park 1525. At Perimeter Corporate
     Park 1500, 5,233 square feet expire on 10/31/10 and 27,212 square feet expire on 03/31/11. At Perimeter Corporate Park 1525, 12,814 square feet expire on 03/31/11 and 14,145 square feet expire on 05/31/12. Jacobs
     Technology, Inc. may terminate 14,145 square feet with 180 days notice and payment of a termination fee equal to the unamortized portion of leasehold improvments and commissions, plus $61,000 at the end of the 36th or 48th lease months if the tenant's US Government contract is cancelled.

(4)  Decibel Research, Inc. may terminate on 03/31/09 with 180 days notice and a fee of $25,205 payable within 30 days of the notice if tenant's US
     Government contracts are decreased by 40% or more or if the tenant elects to construct its own building.

                           LEASE ROLLOVER SCHEDULE(1)

                           WTD. AVG. IN PLACE                                                             CUMULATIVE % OF
             # OF LEASES        BASE RENT       TOTAL SF   % OF TOTAL   CUMULATIVE % OF   % OF IN PLACE      IN PLACE
YEAR           ROLLING         PSF ROLLING       ROLLING   SF ROLLING      SF ROLLING      RENT ROLLING    RENT ROLLING
-------------------------------------------------------------------------------------------------------------------------

MTM                1             $13.10            3,456        0.5%           0.5%             0.6%           0.6%
2008              14             $14.57           60,549        9.0            9.5%            11.4           11.9%
2009              15             $14.86           56,375        8.4           17.9%            10.8           22.7%
2010              17             $15.63           92,441       13.7           31.7%            18.6           41.3%
2011              10             $14.54          127,253       18.9           50.6%            23.8           65.2%
2012               8             $14.79           52,521        7.8           58.4%            10.0           75.2%
2013               4             $ 7.96          242,308       36.0           94.4%            24.8          100.0%
2014               0             $ 0.00                0        0.0           94.4%             0.0          100.0%
2015               0             $ 0.00                0        0.0           94.4%             0.0          100.0%
2016               0             $ 0.00                0        0.0           94.4%             0.0          100.0%
2017               0             $ 0.00                0        0.0           94.4%             0.0          100.0%
2018               0             $ 0.00                0        0.0           94.4%             0.0          100.0%
Thereafter         0             $ 0.00                0        0.0           94.4%             0.0          100.0%
Vacant                                            37,425        5.6          100.0%
                 ---                             -------      -----                           -----
  TOTALS          69                             672,328      100.0%                          100.0%
                 ===                             =======      =====                           =====

(1)  As of loan closing on 06/22/07, tenants representing 47.4% of the NRA have termination options.

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                               PERFORMANCE SUMMARY

                                       CUT-OFF DATE
                        PROPERTY      ALLOCATED LOAN          YEAR BUILT /
PROPERTY NAME           LOCATION          BALANCE              RENOVATED
------------------------------------------------------------------------------

Perimeter Center
   Corporate Park    Huntsville, AL     $17,799,399       1986, 1988 / 2007
Progress Center      Huntsville, AL      12,217,339    1985, 1989, 1992 / 2006
DRS Building         Huntsville, AL      10,883,262        1964, 2004 / NAP
                                        -----------
   TOTAL/WTD. AVG.                      $40,900,000
                                        ===========

                                  OCCUPANCY %
                     PROPERTY   (AS OF MARCH 7,    APPRAISED      UNDERWRITTEN
PROPERTY NAME          SIZE          2008)           VALUE      NET CASH FLOW(1)
--------------------------------------------------------------------------------

Perimeter Center
   Corporate Park     234,851         95.0%       $25,350,000       $1,721,947
Progress Center       221,992         88.5         17,400,000        1,236,515
DRS Building          215,485        100.0         15,500,000          926,308
                      -------        -----        -----------       ----------
   TOTAL/WTD. AVG.    672,328         94.4%       $58,250,000       $3,884,769
                      =======                     ===========       ==========

(1)  Underwritten Net Cash Flow includes the ground rent expense, which is not reflected in historical numbers. The underwritten ground rent expense is
     $1,652,953.

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o    THE LOAN. The subject mortgage loan (the "Huntsville Office Portfolio II
     Loan") is secured by a first leasehold mortgage encumbering three office buildings located in Huntsville, Alabama (the "Perimeter Center Corporate
     Park Property", the "Progress Center Property" and the "DRS Building
     Property", together known as the "Huntsville Office Portfolio II
     Properties"). The Huntsville Office Portfolio II Loan has a cut-off date principal balance of $40,900,000, representing approximately 2.2% of the initial mortgage pool balance. The Huntsville Office Portfolio II Loan was originated on November 7, 2007. The Huntsville Office Portfolio II Loan
     provides for interest-only payments for the first 48 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The Huntsville Office Portfolio II Loan has a remaining term of 116 months and matures on December 6, 2017. The Huntsville Office Portfolio II Loan
     may be prepaid on or after October 6, 2017, and permits defeasance with
     United States government obligations beginning 2 years after the issue date for the CGCMT 2008-C7 certificates.

o    THE BORROWER. The borrowers are 35 limited liability companies that own the leasehold estate in the Huntsville Office Portfolio II Properties as tenants in common, consisting of BR Cummings Research Park Portfolio II,
     TIC-1, LLC, a Delaware limited liability company through BR Cummings
     Research Park Portfolio II, TIC-35, LLC (collectively, the "Huntsville
     Office Portfolio II Borrower"), each of which is a Delaware limited liability company and a special purpose entity. Legal counsel to the
     Huntsville Office Portfolio II Borrower delivered a non-consolidation opinion in connection with the origination of the Huntsville Office
     Portfolio II Loan. The initial sponsors of certain of the tenants in common comprising the Huntsville Office Portfolio II Borrower are R. Ramin Kamfar
     and Bluerock Real Estate, L.L.C. ("Bluerock"). Mr. Kamfar founded Bluerock, for which he serves as Chairman/CEO. Bluerock's principals have an average of over 17 years experience in the real estate acquisition, project management, asset management and finance. In the last 15 years they have been involved in acquisition, development and repositioning projects representing over 7 million square feet of office, residential and hotel transactions. In addition, affiliates of Colonial Properties Trust, a publicly traded REIT (NYSE:CLP) ("CLP"), retain an equity interest in the
     Huntsville Office Portfolio II Borrower through ownership of certain tenants in common. As of March 11, 2008, CLP was rated "BBB-" by Fitch and
     "BBB-" by S&P. CLP is headquartered in Birmingham, Alabama Affiliates of
     CLP developed, were the prior owner of and currently manage the Huntsville
     Office Portfolio II Properties. A number of tenant in common interests have been transferred, and further transfers are anticipated, to third parties unrelated to Mr. Kamfar, Bluerock or CLP, and the interests of Mr. Kamfar,
     Bluerock or CLP in the Hunstville Portfolio II Borrower have been reduced and are anticipated to be further reduced or eliminated as a result of such transfers, as contemplated by the related loan documents.

o    THE PROPERTY. The Huntsville Office Portfolio II Properties consist of three mortgaged office properties totaling approximately 672,328 square feet. As of March 7, 2008, the weighted average occupancy rate for the
     Huntsville Office Portfolio II Properties was 94.4%. The Perimeter Center
     Corporate Park Property is an approximately 234,851 square foot office building situated on approximately 13.6 acres. The Perimeter Center
     Corporate Park Property was constructed in 1986 and 1988 and renovated in
     2007. As of March 10, 2008, the occupancy rate for the Perimeter Center
     Corporate Park Property was 95.0%. The Progress Center Property is an
     approximately 221,992 square foot office building situated on approximately
     26.4 acres. The Progress Center Property was constructed in 1985, 1989 and
     1992 and renovated in 2006. As of March 7, 2008, the occupancy rate for the
     Progress Center Property was 88.5%. The DRS Building Property is an
     approximately 215,485 square foot office building situated on approximately
     15.3 acres. The DRS Building Property was constructed in 1964 and 2004. As of March 7, 2008, the occupancy rate for the DRS Building Property was
     100.0%. The Huntsville Office Portfolio II Properties are located in
     Huntsville, Alabama, within the Huntsville, Alabama metropolitan statistical area.

     The largest tenant is DRS Test & Energy Mgmt, Inc. ("DRS") occupying
     215,485 square feet, or approximately 32.1% of the net rentable area of the
     Huntsville Office Portfolio II Properties or 100.0% of the net rentable area of the DRS Building Property. DRS is a division of DRS Technologies
     Inc. (NYSE: DRS). Through its facilities in approximately 27 states,
     Canada, the U.K., and Kuwait, the company develops, manufactures and supports a broad range of systems for critical mission and military sustainment requirements, as well as, homeland security. Over the past few years, DRS has executed multiple U.S. Army and military contracts at the
     DRS Building Property. As of March 11, 2008, DRS' market capitalization was
     $2.4 billion. As of March 11, 2008, DRS was rated "BB+" by Fitch, "B1" by
     Moody's, and "BB-" by S&P. The DRS lease expires in June, 2013. DRS has a termination option effective June 30, 2010, with a one year written notice.

     The second largest tenant is Jacobs Technology, Inc., occupying four units totaling 59,404 square feet, or approximately 8.8% of the net rentable area of the Huntsville Office Portfolio II Properties or 25.3% of the Perimeter
     Center Corporate Park Property.

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     Jacobs Technology, Inc. is the advanced technology arm of Jacobs
     Engineering Group Inc. ("Jacobs") (NYSE:JEC). Jacobs, founded in 1947 and incorporated in 1987, focuses on providing a range of aerospace, construction, and defense services to a number of industrial, commercial, and governmental clients worldwide. The company's customers are typically from the aerospace and automotive industries. Jacobs' global presence includes more than 160 offices in over 20 countries, with operations in
     North America, the United Kingdom, Europe, India, Australia, and Asia. A
     portion of the Jacobs lease which represents 40,026 square feet expires in
     March, 2011. A portion of the Jacobs lease which represents 14,145 square feet expires in May, 2012. The Jacobs' lease provides for a termination option on the 14,145 square feet of space. If the tenant's U.S. Government contract is cancelled, tenant may terminate on May 31, 2010 or May 31, 2011 with 180 days notice and payment of a termination fee. A portion of the
     Jacobs lease which represents 5,233 square feet expires in October, 2010.

     The third largest tenant is ITT Industries, Inc. ("ITT Industries"), occupying four units totaling 37,039 square feet, or approximately 5.5% of the net rentable area of the Huntsville Office Portfolio II Properties or
     16.7% of the net rentable area of the Progress Center Property. ITT
     Industries is a division of ITT Corporation (NYSE: ITT) ("ITT"), which was founded in 1920. The company is a global engineering and manufacturing company operated through three divisions, fluid technology, defense electronics & services, and motion & flow control. With a presence in more than 130 countries, ITT is one of the world's premier supplier of pumps, systems and services to move, control, and treat water and other fluids.
     The company is a major supplier of military defense systems, and provides advanced technical and operational services to government agencies. As of
     March 11, 2008, ITT's market capitalization was $9.8 billion. As of March
     15, 2008, ITT was rated "A-" by Fitch, "Baa1" by Moody's and "BBB+" by S&P.
     The ITT Industries lease expires in November, 2011.

o    LOCK BOX ACCOUNT. The Huntsville Office Portfolio II Borrower has
     established and will maintain an account with respect to the Huntsville
     Office Portfolio II Properties (the "Huntsville Office Portfolio II
     Clearing Account") with an eligible institution serving as clearing account bank (the "Huntsville Office Portfolio II Clearing Account Bank"). The
     Huntsville Office Portfolio II Borrower and the property manager are required to cause all rents and other property cash flow to be deposited into the Huntsville Office Portfolio II Clearing Account. The rents and other revenue will then be transferred daily into an account established and maintained by the Huntsville Office Portfolio II Borrower with respect to the Huntsville Office Portfolio II Properties (the "Huntsville Office
     Portfolio II Deposit Account") with an eligible institution serving as deposit account bank (the "Huntsville Office Portfolio II Deposit Account
     Bank"). If no Acceleration Event (as defined below) has occurred and is continuing, on each monthly payment date the Huntsville Office Portfolio II
     Deposit Account Bank is required to disburse funds from the Huntsville
     Office Portfolio II Deposit Account for payment of current debt service and certain reserve deposits, with disbursement of excess cash flow to or at the direction of the Huntsville Office Portfolio II Borrower so long as no event of default then exists (if an event of default then exists, excess cash flow is retained in the Huntsville Office Portfolio II Deposit Account
     as a debt service reserve until such event of default is cured). While an
     Acceleration Event has occurred and is continuing, the lender may apply sums then present in the Huntsville Office Portfolio II Clearing Account
     and the Huntsville Office Portfolio II Deposit Account to the payment of the debt in such order, proportion and priority as the lender may determine in its sole discretion. An "Acceleration Event" will be deemed to have occurred in the event that (i) the Huntsville Office Portfolio II Loan has been accelerated, (ii) the Huntsville Office Portfolio II Loan has not been fully repaid on the maturity date, (iii) the lender has appointed a receiver to take control of the property, or (iv) the lender has commenced a foreclosure action.

o    GROUND LEASE. The Huntsville Office Portfolio II Borrower owns a leasehold estate in the Huntsville Office Portfolio II Properties pursuant to a ground lease. The ground lease expires in 2106 and there are no rights of renewal. The fee interest in the Huntsville Office Portfolio II Properties is not subject or subordinate to the mortgage securing the Huntsville
     Office Portfolio II Loan. The lender has the right to receive notices of and cure any default of the Huntsville Office Portfolio II Borrower under the ground lease and the ground lease cannot be terminated by the ground lessor so long as the lender is effecting such cure with diligence. In addition, the lender having the most senior lien is entitled to a new lease upon the termination of the ground lease for any reason provided lender pays the ground lessor unpaid back rent and certain expenses.

o    MANAGEMENT. The property manager is Bluerock Property Management LLC (an affiliate of Bluerock and certain tenants in common comprising the
     Huntsville Office Portfolio II Borrower). Pursuant to a sub-management agreement with Bluerock Property Management, LLC (an affiliate with
     Bluerock), Colonial Realty, L.P. is the sub-property manager for the
     Huntsville Office Portfolio II Properties. The sub-property manager is affiliated with certain of the tenants in common comprising the Huntsville
     Office Portfolio II Borrower and is indirectly owned by CLP.

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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                        GSMC
CUT-OFF DATE PRINCIPAL BALANCE                                       $36,936,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 2.0%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                        John R. McWhirter
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            6.2700%
MATURITY DATE                                                  September 6, 2017
AMORTIZATION TYPE                                           Partial IO / Balloon
ORIGINAL TERM / AMORTIZATION TERM                                      120 / 360
REMAINING TERM / REMAINING AMORTIZATION TERM                           113 / 360
LOCKBOX                                                                     None
UP-FRONT RESERVES
   TAX / INSURANCE                                                     Yes / Yes
   REPLACEMENT                                                            $6,950
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                       Yes / Yes
   REPLACEMENT                                                            $6,950
ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE                                       $36,936,000
CUT-OFF DATE PRINCIPAL BALANCE/UNIT                                     $132,863
CUT-OFF DATE LTV RATIO                                                    78.34%
MATURITY DATE LTV RATIO                                                   73.54%
UW IPCF DSCR(1)                                                            1.18x
UW NCF DSCR(2)                                                             1.10x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            Columbia, SC
PROPERTY TYPE                                       Multifamily, Student Housing
SIZE (UNITS)                                                                 278
OCCUPANCY % AS OF DECEMBER 21, 2007                                        99.6%
YEAR BUILT / YEAR RENOVATED                                           2007 / NAP
APPRAISED VALUE                                                      $47,150,000
PROPERTY MANAGEMENT                                                Owner Managed
UW ECONOMIC OCCUPANCY %                                                    95.0%
UW REVENUES                                                           $4,615,903
UW EXPENSES                                                           $1,520,264
UW NET OPERATING INCOME (NOI)                                         $3,095,639
UW IN PLACE CASH FLOW (IPCF)(1)                                       $3,213,942
UW NET CASH FLOW (NCF)(2)                                             $3,012,239
--------------------------------------------------------------------------------

(1)  IPCF is the Underwritten NCF, which is based on the leases in place as of
     December 21, 2007. We cannot assure you that the property will ever attain or exceed the stated NCF.

(2)  NCF is the Underwritten NCF, which is based on the leases in place as of
     December 21, 2007 and underwritten occupancy of 95%. We cannot assure you that the property will ever attain or exceed the stated NCF.

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                                    UNIT MIX

                                                APPROXIMATE
                  NUMBER OF     APPROXIMATE    NET RENTABLE      % OF NET     AVERAGE IN
   UNIT TYPE        UNITS     UNIT SIZE (SF)     AREA (SF)    RENTABLE AREA   PLACE RENT
----------------------------------------------------------------------------------------

1-BR                  40             650           26,000           5.5%        $  647
2-BR                  40           1,300           52,000          11.0          1,003
3-BR                  88           2,000          176,000          37.1          1,387
4-BR+                110           2,000          220,000          46.4          1,772
                     ---           -----          -------         -----         ------
TOTAL/WTD. AVG.      278           1,705          474,000         100.0%        $1,378
                     ===           =====          =======         =====         ======

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o    THE LOAN. The subject mortgage loan (the "Copper Beech Townhomes II -
     Columbia Loan") is secured by a first mortgage on a 278 - unit student housing multifamily complex located in Columbia, South Carolina (the
     "Copper Beech Townhomes II - Columbia Property"). The Copper Beech
     Townhomes II - Columbia Loan was originated on August 31, 2007 by Goldman
     Sachs Commercial Mortgage Capital, L.P., and was subsequently purchased by
     Goldman Sachs Mortgage Company. The Copper Beech Townhomes II - Columbia
     Loan has a principal balance as of the cut-off date of $36,936,000 and represents approximately 2.0% of the initial mortgage pool balance.

     The Copper Beech Townhomes II - Columbia Loan provides for interest-only payments through and including September 6, 2012, and thereafter, fixed monthly payments of principal and interest. The Copper Beech Townhomes II -
     Columbia Loan has a remaining term of 113 months and matures on September
     6, 2017. The Copper Beech Townhomes II - Columbia Loan may be prepaid on or after June 6, 2017, and permits defeasance with United States government obligations at any time after the second anniversary of the issue date for the CGCMT 2008-C7 certificates.

o    THE BORROWER. The borrower is Copper Beech Townhome Communities Twenty
     Five, LLC, a single-purpose, single-asset entity. The sponsor of the borrower is John R. McWhirter, Ph.D. Mr. McWhirter is a former Vice
     President at Union Carbide Corporation and Professor of Chemical
     Engineering at Penn State University. In the late 1980s, he and a partner formed a property management company and construction company to invest in and manage student rental properties. In the early 1990s, he expanded to build high-end single family homes. In 1995, these two activities were merged into a single business which now operates as Copper Beech Townhomes.
     Currently Copper Beech Townhomes operates 27 projects (including second phases of existing projects) in ten states in addition to managing a number of smaller student rentals throughout the country. These projects include properties at Penn State University, Purdue University, and Indiana
     University - Bloomington.

o    THE PROPERTY. The Copper Beech Townhomes II - Columbia Property is a
     278-unit student townhouse community located in Columbia, South Carolina, approximately 2.5 miles from the campus of the University of South
     Carolina. The improvements were recently completed for the start of the
     Fall 2007 semester. One bedroom apartments and two-, three-, or four-bedroom townhomes are available. Each unit is available furnished or unfurnished, with each bedroom having its own individual full-size bathroom. Units include standard kitchen appliances along with washer/dryer, and tenants are provided free internet and cable services in each room of the apartment. Approximately 60% of the total units are furnished. Amenities include a swimming pool, a clubhouse with a fitness center, and shuttle bus service to the campus.

o    LOCKBOX ACCOUNT. The loan documents do not require a lockbox account.

o    MANAGEMENT. The Copper Beech Townhomes II - Columbia Property is
     self-managed.

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